UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PEPCO HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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March 28, 2012

Dear Pepco Holdings, Inc. Stockholder:

On behalf of the Board of Directors of Pepco Holdings, Inc., you are cordially invited to attend our 2012 Annual Meeting of Stockholders, to be held at our principal executive offices located at 701 Ninth Street, N.W., Edison Place Conference Center (second floor), Washington, D.C., on Friday, May 18, 2012 at 10:00 a.m. local time. Please note that the doors will open at 9:30 a.m.

You will find information regarding the matters to be voted upon at the Annual Meeting in the attached Proxy Statement. We have also enclosed our 2011 Annual Report to Stockholders along with the Proxy Statement. The Annual Report includes a discussion of our 2011 financial highlights and the significant progress Pepco Holdings, Inc. has made to execute on its strategic plan.

It is very important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please provide your proxy or voting instructions by mail, telephone or the Internet, all as described in the attached Proxy Statement. Please note that, as described in more detail in the attached Proxy Statement, submitting a proxy or voting instruction form will not prevent you from attending the Annual Meeting and voting in person.

I thank you for your continued investment in Pepco Holdings, Inc.

Sincerely,

Joseph M. Rigby

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR SHARES PROMPTLY.

YOU CAN VOTE YOUR SHARES ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE OR, IF YOU RECEIVED PRINTED PROXY MATERIALS, ALSO BY COMPLETING AND RETURNING

THE PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU RECEIVED PRINTED MATERIALS, THE INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU RECEIVED THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, THE INSTRUCTIONS ARE

PROVIDED IN THAT NOTICE OF AVAILABILITY.

THANK YOU FOR ACTING PROMPTLY.

701 Ninth Street, N.W.

Washington, D.C. 20068

Notice of Annual Meeting of Stockholders

March 28, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Pepco Holdings, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. local time on Friday, May 18, 2012 (the doors will open at 9:30 a.m.), at the Company’s offices located at 701 Ninth Street, N.W., Edison Place Conference Center (second floor), Washington, D.C. for the following purposes:

1.	To elect 12 directors to serve for a term of one year;

2.	To approve, on an advisory basis, the Company’s executive compensation;

3.	To consider and vote upon a proposal to approve the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan;

4.	To consider and vote upon a proposal to approve the performance goal criteria under the Pepco Holdings, Inc. Long-Term Incentive Plan;

5.	To consider and vote upon a proposal to approve the Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for 2012; and

7.	To transact such other business as may properly be brought before the Annual Meeting.

All holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on Friday, March 23, 2012, will be entitled to vote on each matter submitted to a vote of stockholders at the Annual Meeting.

By order of the Board of Directors,

JANE K. STORERO
Vice President and Secretary

IMPORTANT

You are cordially invited to attend the Annual Meeting in person.

Even if you plan to be present, you are urged to vote your shares promptly. You can vote your shares electronically via the Internet or by telephone or, if you received printed proxy materials, also by completing and returning the enclosed proxy card or voting instruction form. If you received printed materials, the instructions are printed on the proxy card or voting instruction form and included in the accompanying Proxy Statement. If you received the Notice of Internet Availability of Proxy Materials, the instructions are provided in that Notice of Availability.

If you attend the Annual Meeting, you may vote either in person or by proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 18, 2012. The Company’s 2012 Proxy Statement and 2011 Annual Report to Stockholders are available at http://www.pepcoholdings.com.

PROXY STATEMENT

Annual Meeting of Stockholders

Pepco Holdings, Inc.

March 28, 2012

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Pepco Holdings, Inc. (“we”, “us”, “our”, the “Company,” “Pepco Holdings” or “PHI”) in connection with our solicitation of proxies to vote on the matters to be submitted to a vote of holders of our common stock, $0.01 par value per share (“common stock”), at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”). Many stockholders will receive a printed copy of this Proxy Statement and a paper proxy card or voting instruction form. As described in more detail below, however, certain stockholders will instead receive a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) in order to access the proxy materials via the Internet rather than receiving a printed copy of this Proxy Statement and a paper proxy card or voting instruction form. The Notice of Annual Meeting, this Proxy Statement, any accompanying proxy card or voting instruction form and our 2011 Annual Report to Stockholders (the “Annual Report”), were first sent or given to stockholders of record on or about April 2, 2012.

The address of our principal executive offices is 701 Ninth Street, N.W., Washington, D.C. 20068.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the Annual Meeting be held?

The Annual Meeting will be held at 10:00 a.m. local time on Friday, May 18, 2012 (the doors will open at 9:30 a.m.), at the Company’s offices located at 701 Ninth Street, N.W., Edison Place Conference Center (second floor), Washington, D.C. 20068. To obtain directions to attend the Annual Meeting and, if you wish to do so, vote in person, please contact us by sending an e-mail to pepco@amstock.com. Admission to the Annual Meeting will be limited to our stockholders or their authorized proxies.

Do I need an admission ticket to attend the Annual Meeting in person?

Yes. In order to be admitted to the Annual Meeting, you must present an admission ticket, along with a valid form of government-issued photo identification, such as a driver’s license, that matches your name on the admission ticket.

If you received your proxy materials by mail, your admission ticket is attached to your proxy card. If you received your proxy materials by e-mail, your admission ticket is the e-mail, which you must print out and bring with you to the Annual Meeting. If you received a Notice of Availability, your admission ticket is the Notice of Availability. Photocopies will not be accepted. If you lose your admission ticket, please call American Stock Transfer & Trust Company at (866) 254-6502 (toll-free) to request a replacement.

If you hold your shares through a bank, brokerage firm or other nominee, then the original copy of your account statement, dated March 23, 2012 or later and showing your ownership of common stock, is your admission ticket. Photocopies will not be accepted. If you lose your original statement, please contact your bank or brokerage firm directly for a replacement statement.

Cameras, camera phones, cell phones, recording equipment, electronic devices, computers, large bags, briefcases and packages will not be permitted in the meeting room.

Will the Annual Meeting be webcast?

A webcast of the Annual Meeting, including a slide presentation, can be accessed at our Web site, http://www.pepcoholdings.com/investors. An audio-only version will also be available. The access information for the webcast and audio-only presentations will be announced in a news release at a later date. The Annual Meeting webcast will be archived and available for 30 days after the Annual Meeting on our Web site (http://www.pepcoholdings.com) by first clicking on the link “Investor Relations” and then the link “Webcasts and Presentations.”

What matters will be voted on at the Annual Meeting?

1.	Proposal 1: The election of 12 directors, each for a one-year term.

The Board recommends a vote “for” each of the 12 director candidates nominated by the Board and identified in Proposal 1 in this Proxy Statement.

2.	Proposal 2: A vote to approve, on an advisory basis, the Company’s executive compensation.

The Board recommends a vote “for” this proposal.

3.	Proposal 3: The approval of the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”), a copy of which is attached as Annex A.

The Board recommends a vote “for” this proposal.

4.	Proposal 4: The approval of the performance goal criteria under the Pepco Holdings, Inc. Long-Term Incentive Plan (the “LTIP”).

The Board recommends a vote “for” this proposal.

5.	Proposal 5: The approval of the Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan (the “Amended EICP”), a copy of which is attached as Annex B.

The Board recommends a vote “for” this proposal.

6.	Proposal 6: The ratification of the appointment by the Audit Committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

The Board recommends a vote “for” this proposal.

What is the quorum requirement?

In order to hold the Annual Meeting, the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share, at the close of business on Friday, March 23, 2012 (the “record date”), must be present at the Annual Meeting either in person or by proxy.

Who is eligible to vote?

All stockholders of record as of the record date are entitled to vote at the Annual Meeting. As of the close of business on the record date, 227,839,251 shares of common stock were outstanding. Each outstanding share of common stock entitles the holder of record to one vote on each matter submitted to the vote of stockholders at the Annual Meeting.

How do I vote shares registered in my own name?

If you own shares that are registered in your own name, you can attend the Annual Meeting and vote in person, or you can vote by proxy without attending the Annual Meeting. You can vote by proxy in any of the following ways:

•

Via the Internet: Go to http://www.voteproxy.com. If you received printed proxy materials, follow the instructions printed on your proxy card. If you received a Notice of Availability, follow the instructions provided in the Notice of Availability. If you vote via the Internet, you also can at that time elect to receive future proxy statements and annual reports electronically via the Internet rather than receiving printed proxy materials or the Notice of Availability by mail.

•

By Telephone: Call toll-free 1-800-PROXIES (1-800-776-9437). You can also vote by telephone by following the instructions provided on the Internet voting site or, if you received printed proxy materials, by following the instructions provided on your proxy card.

•

In Writing: If we mailed you a printed copy of this Proxy Statement and a paper proxy card, you can vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope.

The Internet and telephone voting facilities for stockholders of record will close at 5:00 p.m. Eastern time on May 17, 2012. Your signed proxy card or the proxy you grant via the Internet or by telephone will be voted in accordance with your instructions.

If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, your shares will be voted for the election of each of the Board’s director nominees; for the approval, on an advisory basis, of the Company’s executive compensation; for the approval of the 2012 LTIP; for the approval of the performance goal criteria under the LTIP; for the approval of the Amended EICP; and for the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

How do I vote shares held through a brokerage firm, bank or other financial intermediary or nominee?

If you hold shares through a brokerage firm, bank or other financial intermediary or nominee (a practice known as holding shares “in street name”), you will receive from that intermediary or nominee a voting instruction form or other directions on how to direct the voting of your shares by the intermediary or nominee, which may include the ability to provide voting instructions via the Internet or by telephone. If you own your shares through an account with a brokerage firm that is a member of the New York Stock Exchange (“NYSE”) and you want to vote on any of the proposals to be submitted to a vote at the Annual Meeting (except the ratification of our independent registered public accounting firm), you MUST indicate how you wish your shares to be voted. Absent such instructions, the proxy submitted by the broker with respect to your shares will indicate that the broker is not able to cast a vote with respect to the matter, which is referred to as a “broker non-vote.”

Accordingly, it is important that you provide voting instructions to your broker, bank, financial intermediary or nominee if your shares are held in street name, so that your vote will be counted. If you hold your shares in street name and wish to vote in person at the Annual Meeting, you must obtain a proxy to vote your shares from the intermediary or nominee.

Why did I receive a Notice of Availability in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of the proxy materials?

Under the “Notice and Access” rules approved by the Securities and Exchange Commission (the “SEC”), we are permitted to deliver this Proxy Statement and our Annual Report by providing access to the documents on the Internet instead of mailing printed copies. Accordingly, certain stockholders have received a Notice of Availability instead of printed copies of the proxy materials. The Notice of Availability instructs you on how to access and review all of the proxy materials on the Internet. The Notice of Availability also has instructions on how you may vote your shares. Beginning on the date of mailing of the Notice of Availability, stockholders will be able to access all of the proxy materials on a Web site referred to in the Notice of Availability. If you received a Notice of Availability and would like to receive free of charge a paper or electronic copy of our proxy materials, you may elect to do so by following the instructions in the Notice of Availability for requesting such materials.

If you previously requested paper copies of the proxy materials (and have not revoked that request) or if applicable regulations require delivery of printed proxy materials, you will receive a copy of the proxy materials, instead of the Notice of Availability.

Can I vote my shares by filling out and returning the Notice of Availability?

No. The Notice of Availability identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice of Availability and returning it. The Notice of Availability provides instructions on how to vote via the Internet, by telephone, or by requesting and returning a paper proxy card or voting instruction form, or by submitting a ballot in person at the Annual Meeting.

Why did I receive an e-mail with links to the proxy materials instead of a paper copy of the proxy materials?

If you previously elected to access your proxy materials over the Internet, you will not receive a Notice of Availability or printed proxy materials in the mail. Instead, you have received an e-mail with links to the proxy materials and the online proxy voting site.

If you received a paper copy of the proxy materials or the Notice of Availability, you can eliminate all such future paper mailings by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials electronically will save us the cost of producing and mailing documents to you and will help us conserve natural resources. To request complete electronic delivery, please contact American Stock Transfer & Trust Company, our transfer agent, at 1-866-254-6502 (toll-free) or go to http://www.amstock.com. This election is not available for shares held through the Pepco Holdings, Inc. Retirement Savings Plan (the “Retirement Savings Plan”).

What does it mean if I receive more than one Notice of Availability or more than one set of proxy materials?

If you receive more than one Notice of Availability or more than one set of proxy materials, it is because your shares are registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Notice of Availability and proxy card that you receive in order for all of your shares to be voted at the Annual Meeting. To enable us to provide better stockholder service, we encourage stockholders to have all the shares they hold of record registered in the same name and under the same address.

How is stock in our Shareholder Dividend Reinvestment Plan voted?

Shares held through our Shareholder Dividend Reinvestment Plan (other than such shares that are also held through the Retirement Savings Plan) will be voted as described above in “How do I vote shares registered in my own name?” in accordance with your completed, signed and dated proxy card. If you own shares in the Dividend Reinvestment Plan and return a signed proxy card but do not indicate how you wish your shares to be voted as to a particular matter, your shares will be voted “for” that matter. Shares held by a participant in the Retirement Savings Plan through the Shareholder Dividend Reinvestment Plan are voted as set forth below under “How is stock in the Retirement Savings Plan voted?”

How is stock in the Retirement Savings Plan voted?

If you are a current or former employee who is a participant in the Retirement Savings Plan, you have received a printed copy of the proxy materials. The number of shares printed on the enclosed voting instruction form is the shares of common stock you hold through that plan. By completing, dating, signing and returning the voting instruction form or transmitting voting instructions via the Internet or by telephone, you will be providing the plan trustee with instructions on how to vote the shares of common stock held in your Retirement Savings Plan account. If you do not provide voting instructions for your plan shares on a matter, the plan trustee will vote your shares on that matter in proportion to the voting instructions given by all of the other participants in the plan. The Retirement Savings Plan is the successor plan to the (i) Potomac Electric Power Company Savings Plan for Bargaining Unit Employees, (ii) Potomac Electric Power Company Retirement Savings Plan for Management Employees (which itself is the successor to the Potomac Electric Power Company Savings Plan for Non-Exempt, Non-Bargaining Unit Employees; the Potomac Electric Power Company Retirement Savings Plan for Management Employees was formerly known as the Potomac Electric Power Company Savings Plan for Exempt Employees), (iii) Conectiv Savings and Investment Plan and the Conectiv PAYSOP/ESOP, and (iv) Atlantic Electric 401(k) Savings and Investment Plan-B.

How can I change my vote after I have returned my proxy card or granted a proxy via the Internet or by telephone?

If you own your shares in your own name or through the Shareholder Dividend Reinvestment Plan or the Retirement Savings Plan, you may revoke your proxy or voting instructions, regardless of the manner submitted, by:

•	sending a written statement to that effect to the Corporate Secretary of the Company before your proxy is voted;

•	submitting a properly signed proxy card or voting instruction form dated a later date;

•	submitting a later dated proxy or voting instruction form via the Internet or by telephone; or

•	voting in person at the Annual Meeting.

If you hold shares in street name, you should contact the intermediary or nominee for instructions on how to change your vote.

How are proxies being solicited and who pays for the costs involved?

We will bear the costs of solicitation of proxies, including the reimbursement of banks and brokers for certain costs incurred in forwarding proxy materials to beneficial owners. We have retained Phoenix Advisory Partners LLC in connection with this solicitation, at an anticipated cost to the Company of approximately $50,000, plus expenses. In addition to the use of the mails, our officers, directors and employees may solicit proxies personally, by telephone or facsimile or via the Internet. These individuals will not receive any additional compensation for these activities.

Why was only a single Notice of Availability and/or set of proxy materials mailed to households that have multiple holders of common stock?

To reduce the expense of delivering duplicate Notices of Availability and sets of proxy materials to multiple stockholders sharing the same address, the Company has adopted a procedure approved by the SEC called “householding.” This procedure saves printing costs and postage fees, and conserves natural resources.

Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the Notice of Availability and/or set of proxy materials, unless one or more of the stockholders at that address has previously notified the Company that they want to receive separate copies. Each Retirement Savings Plan participant in any event will continue to receive a paper copy of all of the proxy materials.

Under these SEC rules, brokers and banks that hold stock for the account of their customers also are permitted to deliver a single copy of the proxy materials or Notice of Availability to two or more stockholders that share the same address. If you and other residents at your mailing address own shares of common stock through a broker or bank, you may have received a notice notifying you that your household will be sent only one copy of the proxy materials or the Notice of Availability. If you did not notify your broker or bank of your objection, you may have been deemed to have consented to the arrangement.

Regardless of whether you are a record holder or own your shares through a brokerage firm or bank, if you received a single set of proxy materials or a single Notice of Availability as a result of householding, and one or more stockholders at your address would like to have separate copies of these materials with respect to the Annual Meeting or in the future, please contact American Stock Transfer & Trust Company, the Company’s transfer agent:

By Telephone:	1-866-254-6502 (toll-free)

In Writing:	American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219-9821

If you own your shares through a brokerage firm or a bank, your notification should include the name of your brokerage firm or bank and your account number.

If you are a record holder of shares of common stock who is receiving multiple copies of the Company’s stockholder communications at your address and you would like to receive only one copy for your household, please contact American Stock Transfer & Trust Company at the telephone number or address set forth above. If you own your shares through a brokerage firm or a bank, please contact your broker or bank.

Where do I find your Corporate Business Policies, Corporate Governance Guidelines and Committee Charters?

We have adopted our Corporate Business Policies, which in their totality constitute our code of business conduct and ethics. These policies apply to all of our directors, employees and others working at the Company and its subsidiaries. The Board has also adopted Corporate Governance Guidelines and charters for the Audit Committee, the Compensation/Human Resources Committee (the “Compensation Committee”) and the Corporate Governance/Nominating Committee. The Board has also adopted charters for the Executive Committee and Finance Committee. Copies of these documents are available on our Web site at http://www.pepcoholdings.com/governance/index.html and also can be obtained by writing to: Corporate Secretary, 701 Ninth Street, N.W., Suite 1300, Washington, D.C. 20068.

How can I obtain more information about the Company?

Our Annual Report has been provided together with this Proxy Statement. You may also view the Annual Report by visiting our Web site at http://www.pepcoholdings.com. Information contained on our Web site is not a part of this Proxy Statement, and any Web site references contained in this Proxy Statement are not intended to be made through active hyperlinks.

Upon written request, we will furnish a copy of our 2011 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules contained in such report. We will furnish a copy of any exhibit to our Annual Report upon request and upon the payment of a reasonable fee equal to our reasonable expenses incurred in furnishing such exhibit. Any written requests with respect to our 2011 Annual Report on Form 10-K or an exhibit to such report should be addressed to our Corporate Secretary, Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, and must include a good faith representation that, as of March 23, 2012, the person making the request was a beneficial owner of common stock entitled to vote at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of 12 members.

The Board, on the recommendation of the Corporate Governance/Nominating Committee, has nominated for re-election at the Annual Meeting Jack B. Dunn, IV, Terence C. Golden, Patrick T. Harker, Frank O. Heintz, Barbara J. Krumsiek, George F. MacCormack, Lawrence C. Nussdorf, Patricia A. Oelrich, Joseph M. Rigby, Frank K. Ross, Pauline A. Schneider and Lester P. Silverman, each of whom currently is a member of the Board, each to hold office for a one-year term that expires at our 2013 annual meeting of stockholders, and until his or her successor is elected and qualified.

What vote is required to elect the directors?

Under our bylaws, in an uncontested election of directors, each director shall be elected by a majority of the votes cast with respect to his or her election. Accordingly, at the Annual Meeting, a nominee will be elected as a director only if a majority of the votes cast with respect to the election of that director are cast “for” his or her election. In accordance with our bylaws, any incumbent nominee who does not receive a majority vote is required to resign from the Board no later than 90 days after the date of the certification of the election results. Shares that are the subject of a broker non-vote with respect to the election of directors will be treated as not cast, and therefore such shares will not be taken into account in determining the election of directors.

What happens if a nominee is unable to serve as a director?

Each nominee identified in this Proxy Statement has confirmed that he or she is willing and able to serve as a director. Should any of the nominees, prior to the Annual Meeting, become unavailable to serve as a director for any reason, the Board may either reduce the number of directors to be elected or select another nominee recommended by the Corporate Governance/Nominating Committee. If another nominee is selected, all proxies will be voted for that nominee.

NOMINEES FOR ELECTION AS DIRECTORS

Jack B. Dunn, IV, age 61, since October 1995 has been Chief Executive Officer and since October 2004 has been President of FTI Consulting, Inc. (“FTI”), a publicly held multi-disciplined consulting firm with practices in the areas of corporate finance/restructuring, forensic and litigation consulting, economic consulting, technology and strategic and financial communications, located in West Palm Beach, Florida. He has served as a director of FTI since 1992 and served as its Chairman of the Board from December 1998 to October 2004. Mr. Dunn served as a director of Aether Systems, Inc., which became Aether Holdings, Inc., from 2002 to 2008. He served as a director of NexCen Brands, Inc. from June 8, 2002 through September 25, 2008. Mr. Dunn is also a limited partner in the Baltimore Orioles. He has been a director of the Company since May 21, 2004.

Mr. Dunn’s qualifications for election to the Board include his broad knowledge of corporate finance and his perspective and experience as an active Chief Executive Officer of a global business advisory firm with a particular emphasis on customer service. Mr. Dunn is Chief Executive Officer and President of FTI, a public company that specializes in assisting public companies in the areas of finance and governance, among others. Prior to joining FTI, Mr. Dunn spent over ten years with Legg Mason, Inc., a major regional investment banking firm, where he was managing director, senior vice president, a member of its broker/dealer’s board of directors and head of its corporate finance group. Prior to his investment banking career, Mr. Dunn practiced corporate and securities law.

Terence C. Golden, age 67, since 2000 has been Chairman of Bailey Capital Corporation in Washington, D.C. Bailey Capital Corporation is a private investment company. From 1995 until May 2000, Mr. Golden was President and Chief Executive Officer of Host Hotels and Resorts, Inc. He has been a director of Host Hotels and Resorts, Inc. since 1995. He also serves as a trustee and member of the Audit Committee of Washington Real Estate Investment Trust and as a member of the Federal City Council. He has been a director of the Company since August 1, 2002, and was a director of Potomac Electric Power Company (“Pepco”) from 1998 until it merged with Conectiv on August 1, 2002.

Mr. Golden’s qualifications for election to the Board include his extensive accounting and financial management experience, as well as his perspective and experience as a former CEO and Chief Financial Officer with responsibility for accounting, cash management, tax and corporate and project financing. From 1995 until May 2000, Mr. Golden was President and Chief Executive Officer of Host Hotels and Resorts, Inc., the lodging real estate company that includes among its holdings Marriott, Ritz-Carlton, Four Seasons, Hyatt, Hilton, Westin, W, Sheraton and Fairmont hotels. Mr. Golden served as the Chief Financial Officer of the Oliver Carr Company, one of the largest real estate companies in the mid-Atlantic region. Mr. Golden was also national managing partner of Trammell Crow Residential Companies, one of the largest residential development companies in the United States. Mr. Golden lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Patrick T. Harker, age 53, since 2007 has been President of the University of Delaware, Newark, Delaware. Concurrent with his appointment as President, Dr. Harker was appointed professor of Business Administration in the Alfred Lerner College of Business and Economics and a professor of Civil and Environmental Engineering in the University of Delaware’s College of Engineering. From 2000 to 2007, he was Dean of the Wharton School of the University of Pennsylvania and served as a Professor of Electrical and Systems Engineering in the University of Pennsylvania’s School of Engineering and Applied Science. Dr. Harker served as a Trustee of the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust from 2000 through September 2010; from 2004 to 2009 he was a member of the Board of Managers of the Goldman Sachs Hedge Fund Partners Registered Fund LLC. Dr. Harker has been a member of the Board of Trustees of Howard University since May 2009 and has also served as a director of Huntsman Corporation since March 2010. Dr. Harker was elected as a director of the Federal Reserve Bank of Philadelphia in January 2012. Dr. Harker has been a director of the Company since May 15, 2009.

Dr. Harker’s qualifications for election to the Board include his leadership skills and public and government affairs experience. As a Ph.D. in engineering and the former Dean of the Wharton School, Dr. Harker brings to the Board a unique blend of technical expertise and business knowledge. Through his experience on the Board of Trustees of the Goldman Sachs Trust, Dr. Harker also contributes a strong background in capital markets. Dr. Harker lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Frank O. Heintz, age 68, is retired President and Chief Executive Officer of Baltimore Gas and Electric Company, the gas and electric utility serving central Maryland, a position he held from 2000 through 2004. From 1982 to 1995, Mr. Heintz was Chairman of the Maryland Public Service Commission, the state agency regulating gas, electric, telephone and certain water and sewerage utilities. Previously he served as agency head of the Maryland Employment Security Administration and was an elected member of the Maryland legislature. He has been a director of the Company since May 19, 2006. Mr. Heintz currently serves as Lead Independent Director.

Mr. Heintz’s qualifications for election to the Board include his perspective and experience as a former Chief Executive Officer of a regulated utility company and the regulatory, public policy and governmental affairs knowledge that he gained as a state public utility regulatory official. As President and Chief Executive Officer of Baltimore Gas and Electric Company, Mr. Heintz was responsible for overseeing the operations, finances, planning, and delivery of service to more than one million gas and electric customers. Additionally, as Executive Vice President of Constellation Energy, he participated in executive and board deliberations regarding the holding company’s diverse competitive lines of business. During Mr. Heintz’s 13 years as Chairman of the Maryland Public Service Commission, he became thoroughly knowledgeable about regulatory law, policy and process. As Executive Director of the American Gas Association’s caucus of local distribution companies, Mr. Heintz worked with numerous chief executive officers of gas utilities on matters of federal and state regulation, public policy, cost of capital and federal legislation affecting gas companies and holding companies. During the two decades of his regulatory and utility career, Mr. Heintz participated in many organizations that have broadened his base of knowledge about the energy industry, utility operations, and state and federal regulations, including the National Association of Utility Regulators, the Edison Electric Institute, the American Gas Association, the U.S. Department of Energy’s National Petroleum Council and the Gas Research Institute.

Barbara J. Krumsiek, age 59, since 1997 has been President and Chief Executive Officer and since 2006 Chair of Calvert Investments, Ltd. Calvert is based in Bethesda, Maryland, and offers a range of fixed income, money market and equity mutual funds including a full family of socially responsible mutual funds. She serves as a trustee/director for 49 Calvert-sponsored mutual funds. She has been a director of the Company since May 18, 2007.

Ms. Krumsiek’s qualifications for election to the Board include her financial knowledge from an investor standpoint and her insights as a current Chief Executive Officer, including her familiarity with issues of compensation, risk assessment, and technology. Ms. Krumsiek has served as Chief Executive Officer of Calvert Investments, Ltd., an investment management and research firm, for 13 years, after 23 years of experience with Alliance Capital Management. In her capacity as CEO of Calvert, she has overseen all aspects of corporate operations, including strategic planning, compliance and risk management, financial management, financial statement preparation, and information technology. Ms. Krumsiek also has experience with environmental issues. Ms. Krumsiek lives and works in the Company’s operating territory, is a former Chair of the Greater Washington Board of Trade, and serves as a director for several other non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

George F. MacCormack, age 68, is retired Group Vice President, DuPont, Wilmington, Delaware, a position he held from 1999 through 2003. He was previously Vice President and General Manager (1998), White Pigments & Mineral Products Strategic Business Unit and Vice President and General Manager (1995), Specialty Chemicals Strategic Business Unit for DuPont. Mr. MacCormack also serves as a director of Fuel Tech, Inc., a position he has held since August 2011. He has been a director of the Company since August 1, 2002, and was a director of Conectiv from 2000 until it merged with Pepco on August 1, 2002.

Mr. MacCormack’s qualifications for election to the Board include his insights as a former senior officer who held career leadership roles in technology, manufacturing, sales, business and mergers and acquisitions at a large publicly held corporation. As Group Vice President, Mr. MacCormack had corporate oversight responsibility for approximately 12,000 employees and a $6 billion revenue portfolio of capital and energy intensive global Strategic Business Units. He also had corporate oversight and governance responsibility as Chairman/Vice Chairman of the Board for four major joint ventures with international partners. Over the last 12 years of his career with DuPont, Mr. MacCormack was the lead executive on the sale of several significant chemical businesses, and was one of the senior executives responsible for the sale of the $5 billion Invista Fibers and Chemicals subsidiary company.

Lawrence C. Nussdorf, age 65, since 1998 has been President and Chief Operating Officer of Clark Enterprises, Inc., a privately held investment and real estate company based in Bethesda, Maryland, whose interests include the Clark Construction Group, LLC, a general contracting company, of which Mr. Nussdorf has been Vice President and Treasurer since 1977. He served as a director of CapitalSource Inc. from March 2007 through April 2010. Since September 2010, Mr. Nussdorf has served as a director of SAIC, Inc. He has been a director of the Company since August 1, 2002, and was a director of Pepco from 2001 until it merged with Conectiv on August 1, 2002.

Mr. Nussdorf’s qualifications for election to the Board include his perspectives as a board member of two other NYSE companies and as a long-serving Chief Operating Officer and former Chief Financial Officer. In addition to being the current President and Chief Operating Officer of Clark Enterprises, Inc., Mr. Nussdorf served for over 30 years as Chief Financial Officer. He has been at the forefront of strategic and long-term planning, as well as all aspects of management, operations, and finance of multiple businesses, involving different asset classes. Mr. Nussdorf lives, works and serves as a director for several non-profit organizations in the Company’s operating territory and, therefore, has significant community ties within the region.

Patricia A. Oelrich, age 58, from 2001 to 2009 was Vice President, IT Risk Management for GlaxoSmithKline Pharmaceuticals (“GlaxoSmithKline”), a Global 100 public company. From 1995 to 2000, Ms. Oelrich served as Vice President, Internal Audit for GlaxoSmithKline. She was employed at Ernst & Young from 1975 to 1994, and was a partner from 1988 to 1994. She has been a director of the Company since May 21, 2010.

Ms. Oelrich’s qualifications for election to the Board include her perspectives on corporate governance, information technology, audit, compliance, and finance issues. Ms. Oelrich is a CPA and a Certified Information Systems Auditor. In her roles at GlaxoSmithKline, Ms. Oelrich has directed internal audit activities worldwide, established GlaxoSmithKline’s IT Risk Management Program, and participated in establishing GlaxoSmithKline’s Corporate Compliance and Corporate Risk Management Oversight Programs. As a partner at Ernst & Young, Ms. Oelrich was in charge of the Chicago Office Information Systems Audit and Security practice that provided internal audit services and security consulting to highly regulated industries, including the financial services, insurance and healthcare industries. She was also lead financial audit partner on various engagements.

Joseph M. Rigby, age 55, is Chairman, President and Chief Executive Officer of the Company. He has been President and Chief Executive Officer of the Company since March 1, 2009. From March 2008 to March 2009, Mr. Rigby served as President and Chief Operating Officer of the Company and from September 2007 to March 2008, he served as Executive Vice President and Chief Operating Officer of the Company. He was Senior Vice President of the Company from August 2002 to September 2007 and Chief Financial Officer from May 2004 to September 2007. From September 2007 to March 2009, Mr. Rigby was President and Chief Executive Officer of the Company’s utility subsidiaries. He has been Chairman of the Company’s utility subsidiaries since March 1, 2009. Mr. Rigby has been a director and Chairman of the Company since May 15, 2009.

Mr. Rigby’s qualifications for election to the Board include his ability to provide unique insights as PHI’s current Chief Executive Officer, as well as his 33 years of experience with the Company, Company subsidiaries and in the utility industry. Because of the various positions he has held within the Company, Mr. Rigby has broad experience across operations, finance and human resources, including mergers and acquisitions. Mr. Rigby also lives and works in the Company’s operating territory, is Chairman of the Greater Washington Board of Trade and the United Way of the National Capital Area, and serves as a director for several non-profit organizations in the Company’s operating territory and therefore has significant community ties within the region.

Frank K. Ross, age 68, is retired managing partner for the mid-Atlantic Audit and Risk Advisory Services Practice and managing partner of the Washington, D.C. office of the accounting firm KPMG LLP, positions he held from July 1, 1996 to December 31, 2003. He currently teaches accounting at Howard University, Washington, D.C., and provides consulting services to its Center for Accounting Education. He is a director of Cohen & Steers Mutual Funds and serves as a director of 19 of these funds. Mr. Ross serves on The Greater Washington, D.C. Urban League and Howard University Math and Science Middle School boards. Mr. Ross was a director of NCRIC Group, Inc. from 2003 to 2005. He has been a director of the Company since May 21, 2004.

Mr. Ross’ qualifications for election to the Board include his extensive knowledge of accounting and strategy matters gained through his over 40 years of experience as an accountant and as a current director of 19 Cohen & Steers Mutual Funds. Mr. Ross also lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Pauline A. Schneider, age 68, joined the Washington office of the law firm of Orrick, Herrington & Sutcliffe LLP (“Orrick”) in September 2006. From 1985 to September 2006, she was with the law firm of Hunton & Williams. From October 2000 to October 2002, Ms. Schneider served as Chair of the Board of MedStar Health, Inc., a community-based healthcare organization that includes seven major hospitals in the Washington, D.C./Baltimore area. From 1998 to 2002, she chaired the Board of The Access Group, Inc., a non-profit student loan provider headquartered in Wilmington, Delaware. She continues her service on the Access Group board. From December 2003 to November 2010, she served as a director of Diamond Management and Technology Consultants. She has been a director of the Company since August 1, 2002, and was a director of Pepco from 2001 until it merged with Conectiv on August 1, 2002.

Ms. Schneider’s qualifications for election to the Board, in addition to her service on other public company and non-profit boards, include her experience in government and public affairs, as well as her experience as a transactional lawyer. As a partner at Orrick, Ms. Schneider’s practice focuses on transactional matters, including the representation of state and local governments and governmental instrumentalities on general obligation and revenue bond financings for airports, mass transit, water and sewers, hospitals, educational facilities, convention centers, sports arenas and general government projects. Before joining Hunton & Williams, she spent four years in the District of Columbia government, where she was director of the Office of Intergovernmental Relations. Prior to joining the District of Columbia government, Ms. Schneider worked for four years in the Carter White House in the Office of Intergovernmental Affairs/Secretary to the Cabinet. Ms. Schneider also lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Lester P. Silverman, age 65, is Director Emeritus of McKinsey & Company, Inc., having retired from the international management consulting firm in 2005. Mr. Silverman joined McKinsey in 1982 and was head of the firm’s Electric Power and Natural Gas practice from 1991 to 1999. From 2000 to 2004, Mr. Silverman was the leader of McKinsey’s Global Nonprofit Practice. Previous positions included Principal Deputy Assistant Secretary for Policy and Evaluation in the U.S. Department of Energy from 1980 to 1981 and Director of Policy Analysis in the U.S. Department of the Interior from 1978 to 1980. He is a trustee of and advisor to several national and Washington, D.C.-area non-profit organizations. Mr. Silverman also is a member of the board of directors of Logos Energy, Inc., an energy technology start-up company. He has been a director of the Company since May 19, 2006.

Mr. Silverman’s qualifications for election to the Board include his broad experience with the energy industry and extensive experience in government and public policy. Mr. Silverman was a consultant to electric and gas utilities for 23 years and has public policy experience in the energy field. Mr. Silverman also lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Which directors are “independent”?

The listing standards of the NYSE require that a majority of our directors be “independent” as defined by the NYSE. Applying these standards, the Board has determined that 11 of our current 12 directors, consisting of Messrs. Dunn, Golden, Harker, Heintz, MacCormack, Nussdorf, Ross and Silverman, and Mmes. Krumsiek, Oelrich and Schneider, qualify as independent.

For a director to be considered independent under the NYSE listing standards, (i) a director cannot have any of the disqualifying relationships enumerated by the NYSE listing standards, and (ii) the Board must also determine that the director does not otherwise have any direct or indirect material relationship with the Company. In accordance with the NYSE listing standards, the Board has adopted, as part of our Corporate Governance Guidelines, categorical standards to assist it in determining whether a relationship between a director and the Company is a direct or indirect material relationship such that it would impair the director’s independence. Our Corporate Governance Guidelines can be found on our Web site (http://www.pepcoholdings.com) under the link “Corporate Governance.” Under these standards, which are based on the disqualifying relationships enumerated by the NYSE listing standards, a director is not “independent” if any of the conditions specified are met:

a.	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company. The executive officers of the Company consist of the president, principal financial officer, controller, any vice president in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries are deemed to be officers of the Company if they perform such policy-making functions for the Company.

b.	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

c.	(i) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

d.	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

e.	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. Contributions to tax exempt organizations shall not be considered “payments” for purposes of this categorical standard, provided however that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the tax exempt organization exceed the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

f.	For purposes of considering the existence or materiality of a director’s relationship with the Company or the relationship with the Company of an organization with which the director is associated, payments for electricity, gas or other products or services made in the normal course of business at prices generally applicable to similarly situated customers shall not be included.

g.	With respect to directors who are members of the Audit Committee, the following additional provisions are applicable:

(i)	A director who is a member of the Audit Committee may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service (provided that such compensation is not contingent in any way on continued service). The term “indirect acceptance” by a member of the Audit Committee of any consulting, advisory, or other compensatory fee includes acceptance of such fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary of the Company.

(ii)	A director who is an “affiliated person” of the Company or its subsidiaries (other than in his or her capacity as a member of the Board or a Board Committee) as defined by the SEC shall not be considered independent for purposes of Audit Committee membership. A director who beneficially owns more than 3% of the Company’s common stock will be considered to be an “affiliated person.”

In making independence determinations, the Board considered the following relationships in accordance with its procedures for evaluating related person transactions described below under the heading “Board Review of Transactions with Related Parties.”

Orrick rendered legal services to certain Company subsidiaries in 2011, 2010 and 2009, and continues to render services to certain Company subsidiaries in 2012 with respect to certain contract matters. Ms. Schneider, a partner in Orrick, has informed the Board that (i) she has not worked and will not work on any of these matters, (ii) she did not direct Orrick’s work on any of these matters, and (iii) Orrick’s representation has had no effect on the compensation she receives from Orrick. In determining that Ms. Schneider is an independent director, the Board examined the specific transactions that the Company’s subsidiaries have had with Orrick during 2011, 2010 and 2009, as well as the nature and substance of their ongoing relationships with Orrick, and concluded (without necessarily concluding that Ms. Schneider’s relationship as a partner in Orrick constituted a relationship covered by the Corporate Governance Guidelines) that (1) the relationships between Orrick and the Company’s subsidiaries were solely business relationships that did not convey to Ms. Schneider any special benefits, and (2) the fact that the amounts paid by the Company and its subsidiaries to Orrick in 2011, 2010 and 2009 were $95,650, $131,301, and $388,918, respectively, all of which were below the numerical threshold set forth in the Corporate Governance Guidelines with respect to payments for property and services between the Company or its subsidiaries and an entity with which the director has a specified relationship. For these reasons, the Board has determined that these business relationships do not disqualify Ms. Schneider as an independent director.

Mr. Dunn is President and Chief Executive Officer of FTI. In February 2008, Pepco Energy Services, Inc., a wholly-owned Company subsidiary (“Pepco Energy Services”), entered into a contract to supply electricity to FTI for the period March 2008 through March 2009. There has been no business or other relationship between FTI and the Company or any of its subsidiaries, including Pepco Energy Services, since that time. The Board determined that (1) the relationship between Pepco Energy Services and FTI was solely a business relationship which did not convey to Mr. Dunn any special benefits; (2) the amounts paid to Pepco Energy Services under the contract was below the numerical threshold set forth in the Corporate Governance Guidelines with respect to payments for property and services between the Company or its subsidiaries and an entity with which the director has a specified relationship; and (3) the amounts paid to Pepco Energy Services under the contract constituted payment for electricity made in the normal course of business at prices generally applicable to similarly situated customers. For these reasons, the Board determined that this business relationship does not disqualify Mr. Dunn as an independent director.

Dr. Harker is President of the University of Delaware (“UDel”). In each of UDel’s fiscal years ending June 2011, 2010 and 2009, Pepco Energy Services supplied natural gas to UDel under a gas master agreement. In each of UDel’s fiscal years ending 2011, 2010 and 2009, Delmarva Power & Light Company, a wholly-owned utility subsidiary of the Company (“DPL”), delivered, and in some cases also supplied, electricity and natural gas to various UDel accounts on terms specified in tariffs approved by the Delaware Public Service Commission. After examining the relationships between Pepco Energy Services and UDel and between DPL and UDel, the Board determined that (1) the relationships between Pepco Energy Services and UDel and between DPL and UDel were solely business relationships which did not convey to Dr. Harker any special benefits; (2) the total amounts UDel paid to Pepco Energy Services and DPL are below the numerical threshold set forth in the Corporate Governance Guidelines with respect to payments for property and services between the Company or its subsidiaries and an entity with which the director has a specified relationship; and (3) the amounts UDel paid to Pepco Energy Services and DPL, respectively, constitute payment for electric and gas made in the normal course of business at prices generally applicable to similarly situated customers. For these reasons, the Board determined that the business relationships between Pepco Energy Services and UDel and between DPL and UDel do not disqualify Dr. Harker as an independent director.

Mr. Nussdorf is President and Chief Operating Officer of Clark Enterprises, Inc. (“Clark Enterprises”). Clark Enterprises and its affiliates have purchased natural gas from Pepco Energy Services in 2011. The Board determined that (1) the relationship between Pepco Energy Services and Clark Enterprises or its affiliates was solely a business relationship which did not convey to Mr. Nussdorf any special benefits; (2) the amounts paid to Pepco Energy Services under the contract are below the numerical threshold set forth in the Corporate Governance Guidelines with respect to payments for property and services between the Company or its subsidiaries and an entity with which the director has a specified relationship; and (3) the amounts paid to Pepco Energy Services under the contract constituted payment for natural gas made in the normal course of business at prices generally applicable to similarly situated customers. For these reasons, the Board determined that this business relationship does not disqualify Mr. Nussdorf as an independent director.

In making independence determinations under the NYSE listing standards with respect to a director, the Board has where applicable reviewed whether, and to what extent, a director or certain related entities have purchased electricity or natural gas from any of the Company’s regulated utility subsidiaries at rates prescribed by applicable law or governmental authority. Where such purchases do not categorically disqualify the director from a determination of independence under the NYSE listing standards, the Board has determined that such relationships do not create a direct or indirect material relationship with the Company which would preclude a determination of independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED IN THIS PROXY STATEMENT

BOARD REVIEW OF TRANSACTIONS WITH RELATED PARTIES

The Board has adopted the Procedure for Evaluating Related Person Transactions (the “Procedure”), which sets forth the procedure followed by the Board for reviewing and approving or ratifying transactions with related persons to ensure compliance with the Company’s Conflicts of Interest Business Policy, Corporate Governance Guidelines and applicable law. The Procedure can be found on the Company’s Web site (http://www.pepcoholdings.com) by first clicking on the link “Corporate Governance” and then the link “Business Policies.”

Under the Procedure, related persons include directors, director nominees and specified executives (collectively, “covered persons”), as well as specified immediate family members of covered persons. The Procedure generally applies to any current or proposed transaction involving the Company or any subsidiary in which any related person has or will have a direct or indirect interest. The Procedure requires that each covered person provide to the Corporate Secretary annually a completed questionnaire setting forth all business relationships and other affiliations that relate in any way to the business and other activities of the Company. Each covered person also must update the information provided in the questionnaire as necessary throughout the year.

When a related person transaction is contemplated, all of the material facts regarding the substance of the proposed transaction, including the material facts relating to the related person’s or other party’s relationship or interest, must be fully disclosed to the Corporate Governance/Nominating Committee (excluding any member of such committee who has an interest in the transaction). The disinterested members of the Corporate Governance/Nominating Committee will review the contemplated transaction and will then make a recommendation to the disinterested members of the Board. The standards considered by the Corporate Governance/Nominating Committee in evaluating a related party transaction include the following:

•	the related person’s relationship to the Company and interest in the transaction;

•	the material facts of the proposed related party transaction, including the proposed aggregate value of the transaction;

•	benefits or advantages to the Company of the proposed related transaction;

•	availability of other sources of comparable products or services which are the subject of the related party transaction;

•	an assessment of whether the proposed related party transaction is on terms and conditions that are comparable to terms available to an unrelated third party or to employees generally; and

•	any effect on a director’s independence if the transaction involves a director.

Approval of the transaction requires the affirmative vote of a majority of the disinterested directors voting on the matter after disclosure to the Board of all of the material facts of the transaction.

The Procedure generally requires that related person transactions be approved in advance. On occasion, however, it may be in the Company’s interest to commence a transaction before the Corporate Governance/Nominating Committee or Board has had an opportunity to meet, or a transaction may have commenced before it is discovered that a related person is involved with the transaction. In such instances, the Procedure requires that the covered person consult with the Chairman of the Corporate Governance/Nominating Committee to determine the appropriate course of action, which may include subsequent ratification by the affirmative vote of a majority of the disinterested directors. If the Chairman of the Corporate Governance/Nominating Committee is an interested director, the Procedure requires that the covered person consult with the Lead Independent Director to determine the appropriate course of action.

BOARD MEETINGS

The Board held seven meetings during 2011. Each director attended at least 75% of the combined number of Board meetings and meetings of the Board Committees on which he or she served. The Board has adopted an attendance policy, set forth in the Corporate Governance Guidelines, under which attendance in person is required at all regularly scheduled stockholder, Board and Committee meetings (except where scheduled as a conference call) and is the preferred method of attendance at all special meetings. The Chairman has the authority to waive this requirement and allow participation by telephone if, in the Chairman’s opinion, it is in the Company’s best interests to do so. Each of the Company’s directors attended the 2011 annual meeting of stockholders.

At each Board meeting, time is set aside for the directors to meet in executive session without any management director or other management personnel present. The executive session of the Board is convened by the Lead Independent Director, whose responsibilities are described under “Board Leadership Structure and Role in Risk Oversight — Board Leadership Structure.”

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure.    Mr. Rigby serves as President and Chief Executive Officer of the Company and is also Chairman of the Board. Under the Company’s Corporate Governance Guidelines, if the person elected Chairman of the Board is not an independent director as defined in the Corporate Governance Guidelines, then the independent directors will, upon the recommendation of the Corporate Governance/Nominating Committee, also annually elect an independent director to serve as the Lead Independent Director. Mr. Heintz currently serves as Lead Independent Director. The purpose of the Lead Independent Director is to facilitate communication among the independent directors, the Board and management. The Lead Independent Director has the following responsibilities:

•	chairs executive sessions of the Board’s non-management directors and has authority to call meetings of the non-management directors;

•	determines the agenda for the executive sessions of the directors, and participates with the Chairman of the Board in establishing the agenda for Board meetings;

•	presides at Board meetings when the Chairman of the Board is not present;

•	coordinates feedback to the Chief Executive Officer and other members of management;

•

in consultation with the Chairman of the Board, consistent with Board policy, recommends to the Corporate Governance/Nominating Committee proposed committee assignments and chairmanships to be adopted at the annual organizational meeting of the Board, subject to the approval of the Board;

•	oversees the development of appropriate responses to communications from stockholders and other interested persons addressed to the non-management directors as a group;

•	on behalf of the non-management directors, retains such counsel or other advisors as they deem appropriate in the conduct of their duties and responsibilities; and

•	performs such other duties as the Board deems appropriate.

In 2009, when Mr. Rigby was elected Chairman of the Company, the Board examined the issue of separating the Chairman and Chief Executive Officer roles and concluded that it was preferable for the Company to continue combining the roles and continue electing a Lead Independent Director annually. The Corporate Governance/Nominating Committee reviews this matter annually and makes a recommendation regarding the separation of these positions to the Board. In January 2012, the Corporate Governance/Nominating Committee re-examined the issue of separating the Chairman and Chief Executive Officer roles and reached the conclusion that:

•	there was no firm evidence that financial performance would be improved by splitting the roles;

•	dividing the roles may weaken the Company’s ability to effectively develop and implement strategy; and

•

as a matter of good governance, the Company already has measures in place to strengthen the Board’s independence (for example, the Board has elected a Lead Independent Director and, at each Board meeting, time is set aside for the directors to meet in executive session without any management director or other management personnel present).

The Corporate Governance/Nominating Committee recognized the need for oversight by an independent board of directors, but ultimately concluded that the utilization of a Lead Independent Director addresses any concern created by the same person acting as Chairman and Chief Executive Officer and also provides for a collaborative and effective leadership structure. The Board reviewed and concurred with the Corporate Governance/Nominating Committee’s conclusions. As a result, the Board determined that there was no need to separate the roles of Chairman and Chief Executive Officer at this time. The Corporate Governance/Nominating Committee will examine this issue annually, as well as more frequently if changing circumstances warrant further analysis.

The Board’s Role in Risk Oversight.    One of the responsibilities of the Board is the oversight of the Company’s risk management activities, which is discharged by the Board and through its standing Committees. In discharging this responsibility, the Board and its committees, with the assistance of management, identifies and evaluates the major risks faced by the Company and oversees and monitors the design and implementation of guidelines and programs to manage these risks.

The Audit Committee, as more fully described below under the heading “Board Committees — Audit Committee,” is responsible for assisting the Board in overseeing the Company’s accounting controls and the design and performance of the internal audit function. The Audit Committee also oversees the activities of the Risk Management Committee, the members of which consist of many of the Company’s senior executives and the business unit employees who manage the day-to-day risk management responsibilities for the Company. The Risk Management Committee meets at least six times a year. The Risk Management Committee’s areas of focus include competitive, economic, operational, financial (including accounting, credit, liquidity and tax), legal, regulatory, health, safety and environmental, political and reputational risks. The Company also has a Risk Working Group, composed of management employees across the organization, which is responsible for identifying and assessing new and emerging risk issues and developing mitigation strategies. The Risk Working Group reports monthly to the Risk Management Committee. The Audit Committee periodically discusses and reviews with management the Company’s risk assessment and risk management and also considers whether management has provided appropriate disclosure in the Company’s financial statements.

The Board and the Finance Committee discuss with management the Company’s risk mitigation profile as part of their review of the Company’s strategic and financing plans, including management’s consideration of risk management associated with strategic and financing plans and implementation of those plans.

Compensation Programs Risk Assessment. In 2010, management, using a framework provided by the Compensation Committee’s consultant, Pearl Meyer & Partners (“PM&P”), conducted a risk assessment of the Company’s compensation policies and practices for all employees, including executives, which management reviewed with the Compensation Committee and PM&P. Management conducted a risk assessment of the Company’s 2011 short-term and long-term incentive-based compensation which management reviewed with the Compensation Committee and PM&P. Each of these assessments sought to identify features of the Company’s compensation policies and practices that could encourage excessive risk-taking.

In order to focus employees on performance objectives that promote the best interests of the Company and its stockholders, short-term and long-term incentive-based compensation is linked to the achievement of measurable financial and business and, in the case of short-term incentives, individual performance goals. The risk assessments conducted by management found that these arrangements are coupled with compensation design elements and other controls that discourage business decision-making that is focused solely on the compensation consequences. These compensation design elements and other controls include:

•	Strong enterprise-wide risk management policies and programs, which have undergone third-party risk assessments.

•	Cash incentives that are earned only if, in addition to the satisfaction of non-financial performance metrics, a corporate or business unit net earnings threshold is exceeded.

•	The absence of compensation arrangement features often identified as encouraging excessive risk-taking, such as:

•	an incentive compensation mix overly weighted toward annual incentives;

•	payout cliffs that might cause short-term business decisions to be made solely for the purpose of meeting payout thresholds; and

•	bonuses awarded upon completion of a task, while the income and risk to the Company from the task extend over a significantly longer period of time.

•	Program designs that provide a balanced mix of cash and equity and annual and long-term incentives.

•	Performance metrics, not all of which are financial in nature, such as safety, diversity and customer satisfaction.

•	No stock options.

•	Share ownership guidelines that are applicable to officers of the Company at the level of Vice President and above.

On the basis of its review of the Company’s compensation programs, management concluded, and advised the Compensation Committee, that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

BOARD COMMITTEES

The Board has five separately designated standing Committees:

•	the Audit Committee;

•	the Compensation/Human Resources Committee;

•	the Corporate Governance/Nominating Committee;

•	the Executive Committee; and

•	the Finance Committee.

Each committee has a charter, which can be found on the Company’s Web site (http://www.pepcoholdings.com) under the link “Corporate Governance.”

Each of the Board committees (other than the Executive Committee) sets aside time to meet in executive session without management personnel present. The Compensation Committee regularly meets separately with its compensation consultant. The Audit Committee regularly meets separately with the Company’s General Auditor and the Company’s independent registered public accounting firm.

The Audit Committee held eight meetings in 2011. The Audit Committee represents and assists the Board in discharging its responsibility of oversight with respect to the accounting and control functions and financial statement presentation (but the existence of the Audit Committee does not alter the traditional roles and responsibilities of the Company’s management and its independent registered public accounting firm). The Audit Committee is responsible for, among other things, representing and assisting the Board in oversight of (i) the integrity of the Company’s financial statements, accounting and financial reporting processes and audits of the

Company’s consolidated financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and the retention, compensation and performance of the Company’s independent registered public accounting firm, and (iv) the design and performance of the Company’s internal audit function. The Audit Committee also reviews the Company’s guidelines and policies with respect to risk assessment, and has full power and authority to obtain advice and assistance from independent legal, accounting or other advisors as it may deem appropriate to carry out its duties.

Audit Committee members are Directors Golden, Harker, Krumsiek, Nussdorf, Oelrich and Ross (Chairman). The Board has determined that each of Directors Golden, Krumsiek, Nussdorf, Oelrich and Ross is an “audit committee financial expert” as defined by the rules of the SEC. The Board has determined that each member of the Audit Committee is independent as defined by the Company’s Corporate Governance Guidelines and the listing standards of the NYSE.

The Compensation/Human Resources Committee held nine meetings in 2011. The Compensation Committee evaluates annually the performance of the Company’s Chief Executive Officer (“CEO”) and, together with the other independent members of the Board, sets the compensation level of the CEO after taking into account the CEO’s annual evaluation and such other factors as they deem appropriate. The Compensation Committee reviews the performance of elected officers and other executives in the context of the administration of the Company’s executive compensation programs. The Compensation Committee, at the recommendation of the CEO, (i) approves the salaries for the executive officers, the heads of the business units, and all Vice Presidents and any other salary that exceeds the approval level of the CEO and (ii) exercises the powers of the Board with respect to the approval of the Company’s annual salary range and merit budget increases for all management employees. The Compensation Committee sets target award levels and approves payments for the executive officers and the heads of the business units pursuant to the Pepco Holdings, Inc. Annual Executive Incentive Compensation Plan (the “EICP”) and the stockholder-approved LTIP, and reviews other elements of compensation and benefits for management employees and makes recommendations to the Board as appropriate. The Compensation Committee also makes recommendations to the Board concerning the Company’s retirement and other benefit plans and oversees corporate workforce diversity issues. The Compensation Committee receives input on compensation matters from the CEO and from other members of management, as it deems appropriate.

Committee members are Directors Dunn (Chairman), Harker, Heintz, Krumsiek and Ross. The Board has determined that each member of the Compensation Committee is independent as defined by the Company’s Corporate Governance Guidelines and the listing standards of the NYSE.

The Corporate Governance/Nominating Committee held six meetings in 2011. The Corporate Governance/Nominating Committee’s duties and responsibilities include making recommendations to the Board regarding the governance of the Company and the Board, and helping ensure that the Company is properly managed to protect and enhance stockholder value and to meet the Company’s obligations to stockholders, customers, the industry and under the law. The Corporate Governance/Nominating Committee reviews and recommends to the Board candidates for nomination for election as directors, makes recommendations to the Board regarding Board structure, practices and policies, including Board committee chairmanships and assignments and the compensation of Board members, evaluates Board performance and effectiveness, and oversees the development of corporate strategy and structure, including management development, management succession, management performance criteria, and business plans and oversees corporate and government affairs. The Corporate Governance/Nominating Committee also oversees the technology and systems used by the Company with the goal of ensuring that they are adequate to properly run the business and for the Company to remain competitive.

Corporate Governance/Nominating Committee members are Directors Dunn, Heintz, MacCormack (Chairman), Nussdorf, Oelrich and Silverman. The Board has determined that each member of the Corporate Governance/Nominating Committee is independent as defined by the Company’s Corporate Governance Guidelines and the listing standards of the NYSE.

The Executive Committee does not hold regularly scheduled meetings and did not hold any meetings in 2011. The Executive Committee has, and may exercise when the Board is not in session, all the powers of the Board in the management of the property, business and affairs of the Company, except as otherwise provided by law. Members of this committee are Directors Heintz (Chairman), Nussdorf , Rigby and Schneider.

The Finance Committee held six meetings in 2011. The Finance Committee oversees the financial objectives, policies, procedures and activities of the Company and considers the Company’s long-term and short-term strategic plans. The Finance Committee reviews with management the Company’s risk mitigation profile and reviews the Company’s insurance program. Finance Committee members are Directors Golden, Heintz, MacCormack, Schneider and Silverman (Chairman).

How do I send a communication to the Board or to a specific individual director?

The Company’s directors encourage interested parties, including employees and stockholders, to contact them directly and, if desired, confidentially or anonymously regarding matters of concern or interest, including concerns regarding questionable accounting or auditing matters. The names of the Company’s directors can be found on pages 8-13 of this Proxy Statement and on the Company’s Web site (http://www.pepcoholdings.com) under the link “Corporate Governance.” The Company’s directors may be contacted in writing either individually or as a group or partial group (such as all non-management directors), c/o Corporate Secretary, Pepco Holdings, Inc., 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. If you wish your communication to be treated confidentially, please write the word “CONFIDENTIAL” prominently on the envelope and address it to the director by name so that it can be forwarded without being opened. A communication addressed to multiple recipients (such as to “directors,” “all directors,” “all non-management directors,” or “independent directors”) will necessarily have to be opened and copied by the Office of the Corporate Secretary in order to forward it to each director, and hence cannot be transmitted unopened, but will be treated as a confidential communication. If you wish to remain anonymous, do not sign your letter or include a return address on the envelope.

Communications from Company employees regarding accounting, internal accounting controls or auditing matters may be submitted in writing addressed to: Director, Internal Audit, Pepco Holdings, Inc., 701 Ninth Street, N.W., Room 8220, Washington, D.C. 20068 or by telephone to (202) 872-3341. Such communications will be handled initially by the Internal Audit Group, which will investigate the matter and report to the Audit Committee. If for any reason an employee does not wish to submit a communication to the Director, Internal Audit, the communication may be addressed to the Chairman of the Audit Committee using the procedure in the preceding paragraph for contacting a Company director, or by mail, telephone, facsimile or e-mail to the Company’s Ethics Officer, who will investigate the matter. Employees may also leave messages on the Company’s Ethics Officer’s hotline.

How much are the directors paid for their services?

During 2011, each of the Company’s non-management directors was paid an annual cash retainer of $85,000, plus a fee of $2,000 for each Board or committee meeting attended. The Chairman of the Audit Committee received an additional annual cash retainer of $7,500 and a non-management director who chaired any one of the other standing committees of the Board received an additional annual cash retainer of $5,000. The director who served as Lead Independent Director received an annual cash retainer of $15,000 for service in that capacity. Non-management directors were permitted during 2011 to elect to receive their retainer payments and meeting fees in cash or shares of common stock, or to defer the receipt of their cash retainer under the terms of the Pepco Holdings, Inc. Revised and Restated Executive and Director Deferred Compensation Plan (the “PHI Deferred Compensation Plan”) as discussed in more detail below. Although under the terms of the LTIP, each non-management director is entitled to an annual grant of an option to purchase 1,000 shares of common stock, since 2003, the Board has determined not to make these grants.

The compensation of the non-management members of the Board is reviewed periodically by the Corporate Governance/Nominating Committee, which makes recommendations for changes, if any, to the Board for its approval. In December 2011, the Corporate Governance/Nominating Committee recommended, and the Board approved, subject to the approval of the 2012 LTIP by stockholders at the Annual Meeting, a change in the compensation mix for non-management directors which would increase the annual retainer and provide for the payment of a portion of the annual Board retainer in common stock or certain common stock equivalents, such as restricted stock units, or RSUs. This change in the compensation mix is intended to more closely align the interests of the Company’s non-management directors with those of stockholders. As approved by the Board, the annual Board retainer is to be comprised of $50,000 in cash and $65,000 in common stock, to be paid in the form of equity awards under the 2012 LTIP. This change in the director compensation mix was recommended by PM&P, the Corporate Governance/Nominating Committee’s compensation consultant. As part of its review of director compensation, the Corporate Governance/Nominating Committee also recommended, and the Board approved, an increase in the annual committee chair and Lead Independent Director retainers to $10,000 and $25,000, respectively. These changes will be effective in May 2012. The $2,000 per meeting fee has not changed.

The following table sets forth the compensation paid by the Company to its non-management directors for the year ended December 31, 2011. During 2011, no director received any other compensation from the Company other than retainer and meeting fees as described in the table below.

2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)
Jack B. Dunn, IV	$132,000
Terence C. Golden(2)	125,000
Patrick T. Harker	129,000
Frank O. Heintz	153,308
Barbara J. Krumsiek	127,000
George F. MacCormack	128,000
Lawrence C. Nussdorf(2)	132,692
Patricia A. Oelrich	127,000
Frank K. Ross	140,500
Pauline A. Schneider	111,000
Lester P. Silverman	128,000

(1)

Consists of Board and committee cash retainer and meeting fees, which, under the terms of the Pepco Holdings, Inc. Non-Management Directors Plan (the “Directors Plan”), a director may elect to (i) receive in the form of cash or shares common stock, or (ii) defer under the terms of the PHI Deferred Compensation Plan. The directors listed in the table below elected to receive all or a portion of their 2011 Board and committee retainer and meeting fees in the form of shares of common stock and/or as a credit to the director’s account under the PHI Deferred Compensation Plan. Credits to the director’s PHI Deferred Compensation Plan account may be made to a prime rate interest account, an investment fund account determined by the Compensation Committee, or to a phantom share account that mirrors an investment in shares of common stock. For information on the PHI Deferred Compensation Plan, see “Deferred Compensation Plans — PHI Revised and Restated Executive and Director Deferred Compensation Plan.”

		Dollar Amount of PHI Deferred Compensation Plan Credit
Name	Shares of Common Stock	PHI Phantom Share Account	Interest Rate/Investment Fund Accounts
Jack B. Dunn, IV	—	$—	$132,000
Patrick T. Harker	2,251	—	—
Frank O. Heintz	3,084	—	—
George F. MacCormack	—	—	64,000
Patricia A. Oelrich	1,350	—	—
Frank K. Ross	2,448	—	—
Pauline A. Schneider	—	42,500	42,500

The following table sets forth, as of December 31, 2011 and March 23, 2012, the number of phantom shares (each corresponding to one share of common stock) held by non-management directors who participate in the PHI Deferred Compensation Plan. Phantom shares under the PHI Deferred Compensation Plan may be settled only in cash.

	Pepco Holdings Phantom Shares as of
Name	December 31, 2011	March 23, 2012
Terence C. Golden	—	502
Barbara J. Krumsiek	18,209	18,209
George F. MacCormack	5,827	5,827
Lawrence C. Nussdorf	4,200	4,200
Pauline A. Schneider	11,193	11,712
Lester P. Silverman	23,934	23,934

(2)

Each of Messrs. Golden and Nussdorf has an option to purchase 1,000 shares of common stock at an exercise price of $22.685 per share, which option is currently exercisable. Each option had a grant date fair value of $4.29 per share.

The Company provides non-management directors with travel accident insurance for Company-related travel and directors’ and officers’ liability insurance coverage, and reimburses them for travel, hotel and other out-of-pocket expenses incurred in connection with the performance of their duties as directors.

The Company also provides non-management directors with free parking in the Company’s headquarters building, which is also available for use by them other than in connection with the performance of their duties as directors. In addition, during 2011, Company-leased entertainment venues and Company-purchased tickets to sporting and cultural events were made available to non-management directors for personal use when not being used by the Company for business purposes. There was no incremental cost to the Company for providing these benefits to non-management directors.

During 2011, each non-management director was required to own at least 7,500 shares of common stock or common stock equivalents, including phantom shares credited to the account of such director under the PHI Deferred Compensation Plan. Newly elected or appointed non-management directors were required to reach this ownership level within three years after the date of their election or appointment. As of December 31, 2011, each non-management director who had been a director for three years met this requirement.

In December 2011, the Corporate Governance/Nominating Committee recommended, and the Board approved, an increase in these director share ownership requirements in order to more closely align the interests of non-management directors with those of stockholders. Effective May 18, 2012, non-management directors will be required to own a minimum amount of common stock or common stock equivalents (including, without limitation, phantom shares under the PHI Deferred Compensation Plan and restricted stock units or other equity awards made under the 2012 LTIP) with a market value equal to four times the annual board cash retainer. Current non-management directors will have up to five years from the effective date of these requirements to reach the increased share ownership level. Newly elected directors will have five years from their election to meet this requirement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 23, 2012 regarding the beneficial ownership of common stock by:

•	each director;

•	each director nominee;

•	each executive officer named in the 2011 Summary Compensation Table (each, a “named executive officer” or “NEO”); and

•	all of the Company’s directors and executive officers as a group.

As of March 23, 2012, 227,839,251 shares of common stock were issued and outstanding. The number of shares beneficially owned by each stockholder is determined under rules and regulations promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or other convertible securities or rights held by that person that are currently exercisable or exercisable within 60 days after March 23, 2012 are deemed to be presently outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise noted below:

•	the address for each beneficial owner in the tables below is c/o Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068; and

•

subject to applicable community property laws, to the Company’s knowledge, each person named in the tables below has sole voting and dispositive power over the shares shown as beneficially owned by that person.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
Jack B. Dunn, IV	10,495	*
Kirk J. Emge(2)	64,895	*
Terence C. Golden(3)(4)	45,132	*
Patrick T. Harker	9,789	*
Frank O. Heintz(5)	17,282	*
John U. Huffman	35,732	*
Anthony J. Kamerick	69,422	*
Barbara J. Krumsiek	9,038	*
George F. MacCormack	11,282	*
Lawrence C. Nussdorf(4)	11,000	*
Patricia A. Oelrich	4,266	*
Joseph M. Rigby	171,389	0.1%
Frank K. Ross	17,539	*
Pauline A. Schneider	8,474	*
Lester P. Silverman(6)	7,000	*
David M. Velazquez	46,655	*
All directors and executive officers as a group (21 persons)(7)	651,607	*

*	Less than 1% (with respect to a named executive officer, less than 0.1%).

(1)

Includes shares held under the Dividend Reinvestment Plan and the Retirement Savings Plan. Also includes time-based awards of restricted stock under the LTIP, as to which the person has voting power but not dispositive power. Does not include (i) shares of common stock underlying unvested RSUs granted under the LTIP or (ii) phantom shares credited to the account of a beneficial owner under the PHI Deferred Compensation Plan, as these interests do not confer either voting power or dispositive power.

(2)	Includes 1,173 shares owned by Mr. Emge’s spouse. Mr. Emge disclaims beneficial ownership of these shares.

(3)	Includes 11,600 shares owned by Mr. Golden’s spouse. Mr. Golden disclaims beneficial ownership of these shares.

(4)	Includes an option to purchase 1,000 shares of common stock at an exercise price of $22.685 per share, which option is currently exercisable.

(5)	Shares are owned through the Frank O. Heintz Trust of which Mr. Heintz is Trustee.

(6)	Includes 1,000 shares owned by Mr. Silverman’s spouse. Mr. Silverman disclaims beneficial ownership of these shares.

(7)	See responses to all footnotes above.

The following table sets forth the number and percentage of shares of common stock reported as beneficially owned by all persons known by the Company to own beneficially more than 5% of the common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Owned	Percent of Common Stock Outstanding
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(1)	11,467,336	5.1%

State Street Corporation One Lincoln Street Boston, MA 02111(2)	12,314,895	5.4%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(3)	13,329,288	5.9%

(1)	This disclosure is based solely on information contained in a Schedule 13G, as filed with the SEC on February 9, 2012, by BlackRock, Inc.

(2)

This disclosure is based solely on information contained in a Schedule 13G, as filed with the SEC on February 9, 2012, by State Street Corporation, in which it reported that it has shared voting and dispositive power over 12,314,895 shares of common stock.

(3)

This disclosure is based solely on information contained in a Schedule 13G/A, as filed with the SEC on February 9, 2012, by The Vanguard Group, Inc., in which it reported that it has (i) sole dispositive power over 13,016,070 shares of common stock; (ii) sole voting power over 313,218 shares of common stock; and (iii) shared dispositive power over 313,218 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any beneficial owner of more than 10% of the common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock. Based on a review of such reports filed during or with respect to 2011 and on written confirmations provided by its directors and executive officers, the Company believes that during 2011 all of its directors and executive officers filed on a timely basis the reports required by Section 16(a). The Company is not aware of any person or entity that beneficially owns more than 10% of the common stock.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is required to submit the approval of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC to its stockholders for a nonbinding, advisory vote. The disclosures related to compensation of the Company’s named executive officers include the Compensation Discussion and Analysis, the 2011 Summary Compensation Table, and the other related compensation tables and narrative disclosures in this Proxy Statement, all of which can be found on pages 28-69 of this Proxy Statement.

The Board believes that the Company’s executive compensation program, which is targeted at the 50th percentile of the competitive peer group range for each pay element, aligns compensation with the long-term interests of stockholders. The objective of our executive compensation is to attract, motivate and retain talented executives while promoting the interests of the Company and its customers and stockholders. The Board believes that the Company’s executive compensation philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefitted the Company and the stockholders over time.

As a result, the Company is asking stockholders to indicate their support for the Company’s executive compensation by voting “for” the following resolution:

“RESOLVED, that the stockholders of Pepco Holdings, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in the Company’s 2012 Proxy Statement.”

Because the vote on this proposal is advisory, it will not be binding on the Company. However, both the Compensation Committee and the Board value the opinions expressed by stockholders in their vote on this matter and will take the outcome of the vote into account when considering the future compensation of the named executive officers.

You may vote “for” or “against” this proposal, or you may “abstain” from voting on this proposal. Approval of the proposal requires the affirmative vote of the holders of a majority of the common stock present and entitled to vote at the Annual Meeting.

Any shares that are the subject of an abstention with regard to the vote on this proposal will be considered present and entitled to vote. Accordingly, an abstention will have the same effect as a vote cast against the proposal. Shares that are the subject of a broker non-vote with respect to this proposal will be treated as not entitled to vote on the proposal, and therefore such shares will not be taken into account in determining whether the proposal is approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

COMPENSATION/HUMAN RESOURCES COMMITTEE REPORT

The Compensation Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (the “CD&A”) required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

Jack B. Dunn, IV, Chairman

Patrick T. Harker

Frank O. Heintz

Barbara J. Krumsiek

Frank K. Ross

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following is a brief overview of the more detailed discussion and analysis set forth in this CD&A, which focuses on compensation paid to our NEOs in 2011, who include:

•	Joseph M. Rigby, our Chairman, President and Chief Executive Officer;

•	Anthony J. Kamerick, our Senior Vice President and Chief Financial Officer;

•	David M. Velazquez, our Executive Vice President;

•	Kirk J. Emge, our Senior Vice President and General Counsel; and

•	John U. Huffman, the President and Chief Executive Officer of Pepco Energy Services, Inc.

In short, our executive compensation philosophy is straightforward: we reward our executives for their contribution to our performance and stockholder value by tying a significant portion of their total compensation directly to our short- and long-term performance. The primary elements of our NEOs’ total compensation are base salary, annual cash incentive awards and discretionary bonuses, RSUs (which are two-thirds performance-based), and retirement and other employee benefits. We have designed a compensation program that makes a substantial percentage of executive pay variable, subject to increase when corporate targets are achieved or exceeded and reduction when corporate targets are not achieved.

The following charts reflect the compensation mix for our CEO and all other NEOs:

Say on Pay

In 2011, we submitted our executive compensation program to a vote, on an advisory basis, of our stockholders and it received the support of approximately 91% of the shares of common stock present and eligible to vote at our 2011 annual meeting of stockholders. We pay careful attention to any feedback we receive from our stockholders regarding our executive compensation, including the say on pay vote. The Compensation Committee considered the results of this stockholder advisory vote in making its compensation decisions in 2011, and, as a result, determined to more closely align compensation to Company performance objectives.

In addition, at our 2011 annual meeting, stockholders indicated their preference, on an advisory basis, that the advisory vote on NEO compensation be held annually. In response, the Compensation Committee determined to hold an annual advisory vote on this matter.

2011 Business Results

During 2011, the Company made significant progress on executing its strategic plan to enhance stockholder value while continuing its commitment to improving the reliability of electric service and customer satisfaction. Key components of this plan effected during 2011 include:

•	making planned infrastructure investments;

•	filing rate cases in each jurisdiction to address, among other things, regulatory lag;

•	implementing a comprehensive plan to improve reliability and customer satisfaction;

•	launching an accelerated emergency improvement program to enhance storm response;

•	creating a smart grid and installing advanced technology, such as smart meters;

•	expanding our energy services business; and

•	pursuing technology and other practices that promote energy efficiency, energy conservation and environmental sustainability.

2011 Compensation Actions

Base Salary

For 2011, Messrs. Rigby and Velazquez did not receive salary increases due to customer reliability issues. Messrs. Kamerick and Emge received salary increases of 2.9% and 2.6%, respectively, in 2011 based on their performance in 2010. Mr. Huffman received a salary increase of 3.7% in 2011 based on his performance.

Annual Incentive Plan Compensation and Discretionary Bonuses

Each of our NEOs received an award under the EICP based on the Company’s 2011 results. In addition, Mr. Velazquez received a $125,000 discretionary bonus in recognition of his strong leadership and efforts in implementing reliability enhancement measures and customer satisfaction initiatives in the Power Delivery business during 2011. Mr. Huffman also received a $10,000 discretionary bonus for 2011 in recognition of his role in the management of corporate communications.

Long-Term Incentive Plan

For our 2009 to 2011 performance period, performance-based awards were made under our LTIP, resulting in the vesting of common stock under these awards for each NEO.

Compensation Changes for 2011

To further align compensation received by our NEOs with the interests of our stockholders and to reinforce good corporate governance practices, the following changes to our executive compensation programs were made in 2011:

•	We entered into a new employment agreement with Mr. Rigby, which:

•	eliminated the excise tax gross-up related to change in control payments and the right to a pension supplement in the event of a termination without cause; and

•

further aligns his pay with our performance, particularly in the areas of reliability, customer service, Company reputation, “smart grid” deployment, succession planning and talent management and recruitment.

•

We started the practice of issuing awards of time-based RSUs (instead of restricted stock awards) under the LTIP, which accrue dividends that will not be paid unless the RSUs vest, and we continued that practice in 2012.

•	We adopted a corporate governance policy prohibiting the hedging of the economic risk associated with the ownership of our common stock by directors and employees.

•	We amended the PHI Deferred Compensation Plan to conform the terms of the plan to preferred practices and to clarify certain tax-related provisions.

•

We amended our defined benefit pension plan and our supplemental retirement plans, and approved a new supplemental retirement plan, all to align the Company’s retirement benefits both among existing plans and with current market practices.

•

We adopted a new long-term incentive plan, the 2012 LTIP, to replace the current LTIP which is due to expire in August 2012, to assist the Company in attracting, retaining and rewarding highly competent officers, key employees and non-employee directors.

•

We amended the EICP primarily to allow for the deductibility by the Company of performance-based compensation in excess of $1.0 million, as permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Corporate Governance and Pay for Performance

Our 2011 compensation program was built upon the Company’s compensation governance framework and pay-for-performance philosophy, which includes the following features:

•	We have established a pay-for-performance environment by linking short-term and long-term incentive-based compensation to the achievement of measurable business and individual performance goals.

•	Our executive compensation programs continued to emphasize long-term performance over short-term performance, and variable over fixed compensation.

•	We determine base salaries and base salary increases based on a NEO’s performance and position and the salary range for that position, using competitive market survey data.

•	We target compensation levels at approximately the 50th percentile of the competitive range for each pay element, assuming each NEO is fully performing in his or her position.

•	Long-term incentives are designed to align NEO focus with stockholders by measuring relative stock price performance, as well as to serve as a retention mechanism.

•

We use equity-based, long-term incentive compensation as a means to align the interests of our NEOs with those of our stockholders. To do this, we grant RSUs, two-thirds of which may vest based on performance over a three-year performance period. We have not granted stock options since 2003 and none of our NEOs holds any stock options.

•	We have a common stock ownership requirement for our officers, which each NEO has satisfied.

•	We incorporate goals into our short-term and long-term incentive plans that are intended to balance the interests of our stockholders, customers and employees.

•	We provide our NEOs with only limited perquisites and personal benefits, and we do not provide tax gross-ups on any perquisites.

•	We maintain a strong risk management program which includes our Compensation Committee’s ongoing evaluation and oversight of the relationship between our compensation programs and risk.

•

We may recoup certain incentive compensation payments to our Chief Executive Officer and Chief Financial Officer when required under the Sarbanes-Oxley Act of 2002. After final regulations and NYSE rules are adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” we intend to adopt a recoupment policy for our NEOs and other covered executives that complies fully with those regulations and rules.

Compensation Process and Independent Consultants

The Compensation Committee, the composition and responsibilities of which are described more fully in “Board Committees — Compensation/Human Resources Committee,” primarily is responsible for all executive compensation decisions with respect to each of the NEOs, except for the annual salary of the Chief Executive Officer, which is approved by all of the independent directors. To assist it in carrying out its responsibilities, the Compensation Committee requests and receives recommendations from the Chief Executive Officer with respect to the compensation packages of the other NEOs, including the selection and weighting of the specific performance objectives applicable to short-term and long-term incentive awards.

When structuring compensation arrangements for the NEOs and other executives, the Compensation Committee typically receives advice from its independent compensation consultant concerning pay mix and levels of compensation, as well as information with respect to the financial costs and tax and accounting consequences associated with the various elements of compensation. Since 2007, the Compensation Committee has engaged PM&P as its independent compensation consultant to advise the Compensation Committee on various executive compensation matters. Pursuant to this engagement, PM&P annually:

•	reviews our compensation philosophy;

•	advises the Compensation Committee on the construction and determination of a peer group of utility companies;

•	reviews proposed new salary ranges;

•	reviews the EICP and the LTIP;

•	provides advices on plan and award design;

•	reviews proposed compensation plans or amendments to existing plans;

•	reviews the total executive compensation structure for the coming year;

•	attends the Compensation Committee meetings dealing with executive compensation, as requested;

•	presents comparative information and survey data to assist the Compensation Committee in its deliberations and decision-making concerning executive compensation;

•	advises senior management, as requested by the Compensation Committee, on executive compensation matters; and

•	compiles for the Compensation Committee various industry performance and other comparative information.

In addition, in 2011, PM&P provided advice to the Compensation Committee in connection with the employment agreement entered into with Mr. Rigby. While serving as the compensation consultant to the Compensation Committee, PM&P has not had any other relationships with the Company or any of its executives, nor does it provide services to the Company other than those relating to compensation matters.

Compensation Philosophy

The objective of our executive compensation program is to attract, motivate and retain talented executives while promoting the interests of the Company and its customers and stockholders. To achieve this objective, our executive compensation program is designed to:

•	provide executives with salaries, incentive compensation opportunities and other benefits that are competitive with comparable companies in our industry;

•

reward executives for the achievement by the Company and its business segments of targeted levels of operational excellence and financial performance and for the achievement of individual performance goals;

•

align the financial interests of our NEOs with those of the stockholders through equity-based, long-term incentive awards, as well as stock ownership requirements which require NEOs to hold common stock in an amount equal to between one and five times such person’s base salary; and

•	strike a careful balance between risk and compensation so as to not encourage executives to take excessive risk which could have a material adverse impact on our business and financial results.

Compensation Levels and Benchmarking

Compensation levels for executives are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole.

The Compensation Committee assesses competitive market compensation practices using a number of sources. One of the primary ways the Compensation Committee evaluates the Company’s executive compensation arrangements relative to other companies is to compare the Company’s practices to a group of companies that are primarily electricity and natural gas distribution companies with a similar market capitalization. The composition of this group of peer companies is reassessed annually and its composition may be changed by the Compensation Committee from year to year to reflect corporate transactions or other events that may affect the comparability of one or more of the constituent companies. The Compensation Committee modified the Utility Peer Group by removing DPL, Inc., which was acquired in a merger prior to the end of the measurement period. For 2011, the Utility Peer Group consisted of the 18 companies listed below (the “2011 Utility Peer Group”). At December 31, 2011, the Company ranked at the 59th percentile in total assets and at the 22nd percentile in market capitalization relative to the companies that comprised the 2011 Utility Peer Group. It is intended that this group also will constitute the 2012 Utility Peer Group.

2011 Utility Peer Group

Alliant Energy Corporation Ameren Corporation CenterPoint Energy, Inc. CMS Energy Corporation Consolidated Edison, Inc. Great Plains Energy Incorporated	Northeast Utilities NSTAR NV Energy, Inc. OGE Energy Corp. PG&E Corporation Pinnacle West Capital Corporation	PPL Corporation SCANA Corporation Teco Energy, Inc. Westar Energy, Inc. Wisconsin Energy Corporation Xcel Energy Inc.

The Compensation Committee also uses tally sheets for each NEO to assist it in its annual compensation review process. The tally sheet, which is prepared by the Company, identifies each material element of the NEO’s compensation, including salary, short-term and long-term incentive compensation opportunities, pension accruals and other benefits, and shows the severance and other payouts to which the executive would be entitled under various employment termination scenarios. The tally sheet allows the Compensation Committee to review the totality of each NEO’s compensation.

Components of the Executive Compensation Program

The compensation program for the Company’s executives, including the NEOs, consists of the following components:

•	base salary;

•	annual cash incentive opportunities under the EICP and, where extraordinary efforts warrant, discretionary bonuses;

•

beginning in 2011, equity and incentive awards of time-based and performance-based RSUs (with dividend equivalents) issued under the LTIP (from 2006 to 2010, time-based restricted stock and performance stock was awarded);

•	retirement and deferred compensation programs;

•	health and welfare benefits; and

•	limited perquisites and personal benefits.

The following is a discussion of each component of executive compensation.

Base Salary.    The Compensation Committee considers adjustments to base salary levels annually and also may consider base salary adjustments in connection with promotions and other special circumstances. Mr. Rigby’s employment agreement with the Company provides for a minimum base salary that may be increased, but not subsequently decreased, during the term of the agreement.

The Compensation Committee, in order to provide consistency within the Company, has developed base salary levels for the NEOs and assigned a level to each position based primarily on the decision-making responsibility associated with the position. Each base salary level has a range, with the midpoint of the range fixed at approximately the median of the competitive range as determined by a market survey of salary levels for comparable positions. Each executive’s base salary is established within the range based on a combination of factors, including the executive’s level of experience, tenure with the Company in the position and performance.

The Compensation Committee annually considers adjustments to the base salary range for each salary level and to individual salaries. The process of setting an executive’s annual base salary begins with a review by the Compensation Committee of available information on salary levels of executives at other companies. If the information shows a change in the base salary range for a particular salary level, the Compensation Committee has the discretion to adjust the Company’s base salary range for that salary level by a corresponding percentage. If the information shows an increase in base salary levels, the Compensation Committee also may approve a percentage increase in the total base salary budget for the Company’s executive group (currently consisting of 51 executives) that corresponds to the market increase in salaries as shown by the comparative salary information. This increase, which is referred to as a “merit budget,” is available for allocation among the executive group in the form of base salary increases based on the Compensation Committee’s evaluation of the executive’s performance, length of service and any other factors that the Compensation Committee considers relevant. The Compensation Committee also may consider whether a further base salary adjustment for a particular executive is warranted based on the goal of generally paying an executive at the median of the competitive salary range for the executive’s position.

The Compensation Committee, and in the case of Mr. Rigby, the independent directors, have approved the following base salaries for the NEOs set forth below:

Name	2012 Base Salary Level	2011 Base Salary Level	2010 Base Salary Level
Joseph M. Rigby	$985,000	$880,000	$880,000
Anthony J. Kamerick	$513,000	$498,000	$484,000
David M. Velazquez	$503,000	$484,000	$484,000
Kirk J. Emge	$400,000	$391,000	$381,000
John U. Huffman	$383,000	$365,000	$352,000

2011 Base Salary Actions

In reviewing Mr. Rigby’s base salary for 2011, the Compensation Committee noted Mr. Rigby’s strong performance in executing our strategic plan to reposition the Company as fundamentally a regulated transmission and distribution company, the delivery of total stockholder return above the median of the Company’s utility peer group for 2010, the improvement in the Company’s credit profile, the execution of the Company’s Blueprint for the Future initiative and its regulatory and financing plans. The Compensation Committee also reviewed the data related to salary information for Mr. Rigby’s position provided by PM&P in relation to the Company’s utility peer group for 2010 and noted that it was 90.3% of the median salary for his position. The Compensation Committee, however, also noted the electric delivery reliability issues that the Company has experienced. For this reason, the Compensation Committee did not recommend a base salary increase for 2011. The independent directors concurred in this recommendation.

In reviewing the base salary of Mr. Velazquez for 2011, the Compensation Committee noted Mr. Velazquez’s work which resulted in strong financial performance by the Company’s operating utilities, continued progress on our Blueprint for the Future and Mid-Atlantic Power Pathway initiatives, completion of the line of business reorganization, execution of our labor strategy, and the development of our reliability enhancement plan. The Committee did not increase Mr. Velazquez’s base salary for 2011 due to the Company electric delivery reliability issues. Accordingly, Mr. Velazquez’s base salary remained at the 2010 level, which was at 101.9% of the midpoint of the range for his position.

The Compensation Committee increased Mr. Kamerick’s 2010 base salary by 2.9%. The Compensation Committee noted Mr. Kamerick’s strong performance in executing our strategic, financing and regulatory plans, the delivery of total stockholder return above the median of the 2010 Utility Peer Group, and the improvement in our credit and risk profile. The Compensation Committee also noted that Mr. Kamerick’s 2010 base salary was slightly above the midpoint for his position. The increase brought his base salary to 104.8% of the midpoint of the range for his position.

The Compensation Committee increased Mr. Emge’s base salary by 2.6% in 2011. The Compensation Committee noted Mr. Emge’s achievements during 2010, including development and execution of our regulatory plan, the successful sale of the Conectiv Energy business, and the continued strong legal department performance against benchmark metrics. The Compensation Committee also noted that Mr. Emge’s base salary was slightly above the midpoint for his position. The increase brought his salary to 104.3% of the midpoint of the range for his position.

The Compensation Committee increased Mr. Huffman’s base salary by 3.7% in 2011. The Compensation Committee noted Mr. Huffman’s achievements in 2010, including overall financial performance for Pepco Energy Services above targeted levels, his leadership in continuing the transition of the retail energy supply business to a wind-down mode and the growth of the energy services component of the business. The Compensation Committee also noted that Mr. Huffman’s base salary was below the midpoint for his current position. The increase brought his base salary to 97.3% of the midpoint of the range for his position.

2012 Base Salary Actions

To establish base salaries for 2012, the Compensation Committee obtained from PM&P published data, compiled from the same sources as the salary structure information, which showed an average base salary budget increase of 3%. Based on this data, the Compensation Committee approved a merit budget increase equal to 3% of total base salaries, which it allocated among the executive group. Mr. Rigby’s 2012 base salary was set in the context of the negotiation of a new employment agreement between Mr. Rigby and the Company described in “Employment Agreement” below.

In recommending the increase in the base salary for Mr. Rigby to the independent directors in connection with entering into the new employment agreement, the Compensation Committee noted Mr. Rigby’s performance in executing our plans to improve and enhance reliability and customer service, and executing the Company’s business strategy, including regulatory, financing and smart grid plans. The Compensation Committee also recognized that Mr. Rigby’s strong leadership evidenced by his oversight of the Company through the reliability, customer service and reputational issues experienced by the Company has been key to the progress the Company has made to address these issues. As a result, the Compensation Committee intended to ensure that the implementation of the plans to improve reliability and customer satisfaction continues to progress under Mr. Rigby’s stewardship. The Compensation Committee also reviewed the data related to salary information for Mr. Rigby’s position provided by PM&P in relation to the Company’s 2011 Utility Peer Group and noted that it was below the median salary for his position.

Accordingly, the Compensation Committee recommended to the independent directors an 11.9% increase in Mr. Rigby’s base salary, which would bring his base salary to 99.0% of the midpoint of the range for his position. The Compensation Committee also acknowledged that, under his new employment agreement, Mr. Rigby was relinquishing (or agreeing to a diminution of) certain significant rights, including severance payments, retirement payments, and rights to Section 280G gross-up payments. The independent directors concurred in this recommendation.

The Compensation Committee increased Mr. Velazquez’s salary by 3.9%. In approving the base salary increase for Mr. Velazquez, the Compensation Committee noted Mr. Velazquez’s work in executing our plans to improve and enhance reliability and customer service, the achievement of key initiatives related to the Smart Grid, implementing key organizational changes in the Power Delivery business, navigating the Company’s Hurricane Irene restoration efforts, and sound management of the operating utilities budget. It was also noted that Mr. Velazquez played a key role in various regulatory proceedings and public meetings. The Compensation Committee also noted that Mr. Velazquez’s 2011 base salary was slightly above the midpoint of the competitive range for his position. In light of the foregoing, the Compensation Committee recommended an increase in Mr. Velazquez’s base salary, which is at 103.7% of the midpoint of the range for his position.

The Compensation Committee increased Mr. Kamerick’s salary by 3.0%. In approving an increase for Mr. Kamerick, the Compensation Committee noted Mr. Kamerick’s strong performance in executing the Company’s strategic, financing and regulatory plans, and the Company’s strong credit and risk profile. The Compensation Committee noted that Mr. Kamerick’s 2011 salary was slightly above the midpoint of the competitive range for his position. However, in light of Mr. Kamerick’s strong performance in 2011, the Compensation Committee approved setting Mr. Kamerick’s salary at 105.8% of the midpoint of the competitive range for his position.

The Compensation Committee increased Mr. Emge’s salary by 2.3%. In approving an increase for Mr. Emge, the Compensation Committee noted Mr. Emge’s achievements during 2011, including development and execution of the Company’s regulatory plan, including the filing of rate cases in each jurisdiction where the Company operates, and the continued strong legal department performance against benchmark metrics. The Compensation Committee noted that Mr. Emge’s 2011 salary was slightly above the midpoint of the competitive range for his position. Accordingly, the Compensation Committee approved setting Mr. Emge’s salary at 103.9% of the midpoint of the competitive range for his position.

The Compensation Committee increased Mr. Huffman’s salary by 4.9%. In approving an increase for Mr. Huffman, the Compensation Committee noted Mr. Huffman’s achievements in 2011, including the overall financial performance for Pepco Energy Services above targeted levels, his leadership in continuing the wind-down of the retail energy supply business, the growth of the energy services component of the business and his management of Corporate Communications on a temporary basis. The Compensation Committee noted that Mr. Huffman’s 2011 salary was below the midpoint of the competitive range for his current position and approved setting Mr. Huffman’s salary at 99.5% of the midpoint of the competitive range for his position.

Annual Cash Incentive Awards under the Executive Incentive Compensation Plan and Discretionary Bonuses.    In 2011, the Company provided its executives, including its NEOs, with an opportunity to receive an annual cash incentive award under the EICP. For each participating executive, a target short-term incentive opportunity is established which is a percentage of the executive’s base salary. Each executive’s EICP opportunity percentage is selected by the Compensation Committee and is intended to place the executive’s total cash compensation opportunity (consisting of base salary and target annual incentive compensation) at a level approximating the midpoint of the competitive range. Annual cash incentive awards are made under the EICP to the extent performance goals established by the Compensation Committee are achieved. The performance criteria used as the basis for awards and the specific targets can vary from year to year. The performance goals can consist entirely, or be a combination, of performance objectives for the Company as a whole or performance objectives for a particular business unit. Some executives also have individual performance objectives. The performance goals for the Company and the respective business units are selected to reward the executive for the achievement of targeted financial results and operational goals. Each executive’s goal allocation is designed to align the executive’s award opportunity with the executive’s management responsibilities. Generally, the financial targets are based on the Company’s annual financial plan. Other quantitative targets typically are set at levels that exceed the level of performance in prior years. The Compensation Committee retains the discretion, whether or not the established performance objectives are achieved, to adjust awards either up or down taking into account such factors and circumstances as it determines to be appropriate. In addition, from time to time, the Compensation Committee may award a discretionary cash bonus to a particular NEO for extraordinary efforts.

Under the EICP as in effect for 2011, each of the NEOs had the opportunity to earn a cash incentive award of between 0% and 180% of his base salary. The target levels of short-term incentive compensation as a percentage of base salary for each of the NEOs in 2011, which were the same as in 2010, were as follows:

Name	Target as a Percentage of Base Salary
Joseph M. Rigby	100%
Anthony J. Kamerick	60%
David M. Velazquez	60%
Kirk J. Emge	60%
John U. Huffman	60%

These 2011 award opportunities are shown in the 2011 Grants of Plan-Based Awards table on page 52 of this Proxy Statement under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” The target levels as a percentage of base salary for the NEOs remain the same for 2012.

The performance goals in 2011 for Messrs. Rigby, Kamerick and Emge consisted entirely of corporate performance goals. These goals were: (i) Company net earnings relative to budgeted net earnings of $273.3 million (40%); (ii) Company free cash flow relative to budgeted free cash flow in the negative amount of $553.4 million (10%); (iii) utility customer satisfaction as measured by the results of customer surveys and other performance metrics (30%); (iv) leadership initiatives, including diversity as measured by the attainment of, or good faith efforts toward the attainment of, established affirmative action goals and safety as measured by the absence of fatalities and the number of recordable injuries and fleet accidents (10%); and (v) the completion of certain key operational excellence projects (10%). Each award was subject to the condition that, if the Company’s net earnings relative to the budgeted net earnings goal was not achieved, no award would be made regardless of the extent to which the other performance goals were achieved.

The 2011 goals for Mr. Velazquez consisted entirely of Power Delivery performance goals. These goals were: (i) Power Delivery net earnings relative to budgeted net earnings of $233.8 million (as adjusted for rate orders) (30%); (ii) Power Delivery capital spending that is within or below the approved budgeted capital spending (less designated projects) and percent of priority projects completed (5%); (iii) Power Delivery operation and maintenance spending that is within or below the budgeted operation and maintenance spending of $767.1 million (5%); (iv) utility customer satisfaction and reliability as measured by the results of customer surveys and other metrics (40%); (v) diversity as measured by the attainment of, or good faith efforts toward the attainment of, established affirmative action goals (5%); (vi) safety as measured by the absence of fatalities and the number of recordable injuries and fleet accidents (10%); and (vii) the completion of certain key operational excellence projects (5%).

The 2011 performance goals for Mr. Huffman consisted entirely of Pepco Energy Services goals. These goals were: (i) Pepco Energy Services’ net earnings relative to budgeted net earnings of $25.3 million (excluding the net earnings of the Benning Road and Buzzard Point power plants) (55%); (ii) the net earnings of the Benning Road and Buzzard Point power plants (5%); (iii) bad debt write-offs as a percentage of revenues being within or below the approved budgeted percentage (5%); (iv) the achievement of at least $170.0 million in Pepco Energy Services contract signings (15%); (v) diversity as measured by the attainment of, or good faith efforts toward the attainment of, established affirmative action goals (10%); and (vi) safety as measured by the absence of fatalities and the number of recordable injuries and fleet accidents (10%).

In December 2011, the Compensation Committee received from PM&P an analysis of the Company’s total compensation for its executive officers relative to that of the 2011 Utility Peer Group and the utility industry in general. This analysis concluded that the short-term incentives for each of the NEOs were within the market median range of practices.

In 2012, the Compensation Committee modified the earnings that were the basis for the measurement of 2011 performance for Power Delivery to account for extraordinary weather events and changes in the internal allocation of expenses among subsidiaries, which allocations did not affect the total corporate results. Based on 2011 performance, the NEOs received the following awards in February 2012 under the EICP:

•

Messrs. Rigby, Kamerick and Emge received awards at the 85% level. This was based on the combination of (i) Company net earnings relative to budgeted net earnings below target and Company free cash flow relative to budgeted free cash flow significantly in excess of target, (ii) performance with respect to customer satisfaction and reliability below target, (iii) performance with respect to diversity slightly below target, (iv) completion of certain key operational excellence projects, and (v) performance with respect to fleet accidents above target and recordable injuries below the threshold.

•

Mr. Velazquez received an award at the 68.2% level based on (i) earnings above the threshold but less than target, (ii) customer satisfaction and reliability below target, (iii) recordable injuries below threshold, (iv) diversity slightly below target, (v) achievement of key operational excellence projects and the amount of capital expenditures above target, and operation and maintenance spending below threshold, (vi) completion of priority projects above target, and (vii) preventable fleet accidents better than target. The Compensation Committee also approved an additional discretionary cash bonus of

$125,000 for Mr. Velazquez in recognition of the substantial progress made on improving reliability and customer satisfaction in 2011 which was in part attributable to Mr. Velazquez’s extraordinary efforts, as well as Mr. Velazquez’s strong leadership skills.

•

Mr. Huffman received an award at the 129.4% level based on the achievement of Pepco Energy Services goals as a result of a combination of Pepco Energy Services earnings, earnings from the power plants, bad debt write off and diversity significantly exceeding target, and Pepco Energy Services contract signings and safety metrics below target. The Compensation Committee also approved an additional discretionary $10,000 bonus for Mr. Huffman for his extraordinary efforts in helping manage corporate communications during 2011.

These awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, except that the discretionary bonuses paid to Mr. Velazquez and Mr. Huffman are reflected in the “Bonus” column.

In December 2011, the Board approved amendments to the EICP to conform the EICP to current market practices, to clarify terminology, and to enable awards under the EICP to qualify as performance-based compensation under Section 162(m) of the Code. These amendments were effective as of January 1, 2012, but are subject to stockholder approval at the Annual Meeting. See “Proposal 5 — Approval of the Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan” for additional information regarding the amendments to the EICP. The Compensation Committee’s discretion with respect to NEOs who are “covered employees” as defined under Section 162(m) of the Code (including the ability to adjust an award upward) will be eliminated or reduced as a result of these proposed amendments. As part of the amendments to the EICP described above, the Compensation Committee also modified the performance goal criteria under the EICP for all NEOs to more accurately reflect the Company’s current business objectives, including an increase in weightings of reliability and customer satisfaction goals.

Equity and Incentive Awards Under the LTIP.    Long-term equity and incentive awards are made to the NEOs and other executives under the LTIP. The Compensation Committee has adopted a target long-term equity and incentive opportunity for each executive officer that is a percentage of the executive’s salary and is designed to place the executive’s total direct compensation opportunity (consisting of salary, target annual cash incentive compensation and target long-term equity and incentive compensation) at a level targeting market median practices. Based on a PM&P total compensation analysis concluded in December 2010, the Compensation Committee increased the NEOs’ long-term incentive compensation targets commencing in January 2011 to make the long-term incentive opportunities consistent with market median practices for long-term incentive compensation. This adjustment in long-term incentive targets also had the effect of aligning the Company’s total compensation for its NEOs with the median range of practices for total compensation based upon the previously described PM&P analysis.

The target level of long-term incentive compensation as a percentage of salary for each of the NEOs in 2011 was as follows:

Name	Target as a Percent of Salary
Joseph M. Rigby	250%
Anthony J. Kamerick	125%
David M. Velazquez	125%
Kirk J. Emge	100%
John U. Huffman	100%

Under the Company’s long-term equity and incentive compensation arrangements commencing in 2011, (i) two-thirds of an executive’s targeted long-term equity and incentive award opportunity was in the form of RSUs that vest to the extent that performance objectives are achieved over a three-year performance period (the “performance-based awards”) and (ii) one-third of the executive’s long-term award opportunity was in the form of RSUs that vest generally upon the completion by the executive of three years of employment from the date of the grant (the “time-based awards”). The primary objective of the grant of time-based awards is executive retention. The primary objectives of the grant of performance-based awards are to retain the executive and to align the financial interests of the executive with the interests of the Company’s stockholders.

Each RSU entitles the holder, beginning on the date of grant, to receive one share of common stock at the end of the restriction or performance period. Like the restricted stock awards prior to 2011, the time-based awards will be subject to forfeiture if the employment of the executive terminates before the end of the three-year restriction period. Unlike the time-based restricted stock awards, however, on which dividends are paid during the three-year vesting period when the Company pays a dividend on the common stock regardless of whether an award vests, in the case of RSU awards, when the Company pays a dividend on the common stock during the three-year vesting period, the participant will be credited with additional RSUs corresponding to the amount of the dividend. These additional RSU credits will be forfeited if the award does not vest. This treatment of dividend equivalents on the RSUs also applies to performance-based awards. The Compensation Committee has made this change because it decided to change the crediting of dividends so that the executive will only receive the benefit of dividends if an award is earned.

In December 2011, upon the recommendation of the Compensation Committee and advice from PM&P, the Board approved the 2012 LTIP, which will essentially replace the current LTIP expiring in 2012, subject to approval of the 2012 LTIP by stockholders at the Annual Meeting. The Board approved the 2012 LTIP to permit the Company to continue to grant stock-based compensation to executives, including NEOs, after the expiration of the LTIP and so that such executive compensation could continue to be aligned with Company performance and increases in stockholder value. See “Proposal 3 — Approval of the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan” for additional information regarding the 2012 LTIP.

Performance-Based Awards Under the LTIP

With respect to the performance stock awards under the LTIP for the three-year performance periods beginning prior to 2010, the performance targets for each participating executive were based on annual earnings and cash flow goals established for the Company as a whole and for its business units. The particular performance goals applicable to an executive depended on the executive’s position within the Company. The performance goals were established relative to the performance of the Company and its business units in the year immediately preceding the first year of the three-year period, and were set at levels that reflected year-to-year improvement over the three-year period. The objective of the Compensation Committee was to set target levels which, if achieved, would place the Company’s performance at the 75th percentile within the Utility Peer Group.

Payout of Awards for 2009 to 2011 Performance Period.    The following table sets forth the performance targets and actual results achieved by the Company for each year in the 2009 to 2011 LTIP performance cycle (in millions of dollars, except per share amounts).

	2009		2010		2011		Payout Percentage
	Target	Actual	Target	Actual	Target	Actual
LTIP Corporate Goals
Earnings per share	$2.02	$0.91	$2.11	$1.24	$2.20	$1.25	—
Cash flow from operations per share	$2.28	$2.80	$2.27	$3.73	$2.51	$2.99	200%
LTIP Conectiv Energy Goals
Earnings	$126.4	$14.6	$131.4	$—	$136.7	$—	—
Cash flow from operations	$145.6	$178.1	$177.0	$—	$168.3	$—	67%
LTIP Power Delivery Goals
Earnings	$260.1	$164.4	$270.5	$229.6	$281.3	$209.9	—
Cash flow from operations	$330.2	$513.1	$461.6	$635.9	$585.2	$702.8	200%
LTIP Pepco Energy Services Goals
Earnings	$41.1	$39.8	$42.7	$35.7	$44.4	$41.6	78%
Cash flow from operations	$31.0	$(5.0)	$33.0	$169.5	$26.0	$100.3	133%

The earnings and earnings per share performance goals in the table above for 2011 reflect the Company’s adjusted net income and adjusted earnings per share as reported in its earnings release for the year ended December 31, 2011. Adjusted net income for this purpose is equal to net income from continuing operations, less mark-to-market losses at Pepco Energy Services and the impact of adopting a District of Columbia tax law change. The earnings and earnings per share performance goals in the table above for 2010 and 2009 reflect the Company’s net income from continuing operations, less certain special items as reported in the Company’s Annual Report on Form 10-K for the years ended December 31, 2009 and 2010.

Following the end of 2011, the Compensation Committee determined the payouts for the 2009 through 2011 performance period based on the extent to which the annual performance targets for each year over the term of the award were achieved:

•

Mr. Rigby was entitled to earn an award that was based entirely on LTIP Corporate Goals (consisting 75% of a Company earnings goal and 25% of a Company cash flow from operations goal). For the three-year period, the Company earnings were on average below target and the Company cash flow from operations was on average significantly above target. Based on this performance, Mr. Rigby earned 50% of the target number of shares of common stock.

•

Mr. Kamerick was entitled to earn an award that was based 84.8% on LTIP Corporate Goals and 15.2% on LTIP Corporate Services Goals (composed 90% of the LTIP Power Delivery Goals and 10% of the LTIP Pepco Energy Services Goals, each as defined below). Based on the Company results, combined with the Power Delivery and Pepco Energy Services results, as more fully described below, Mr. Kamerick earned 50.6% of the target number of shares of common stock.

•

Mr. Velazquez was entitled to earn an award that was based (i) 5.4% on LTIP Conectiv Energy Goals (consisting 37.5% of a Company earnings goal, 37.5% of a Conectiv Energy earnings goal, 12.5% of a Company cash flow from operations goal and 12.5% of a Conectiv Energy cash flow from operations goal) and (ii) 94.6% on LTIP Power Delivery Goals (consisting 37.5% of a Company earnings goal, 37.5% of a Power Delivery earnings goal, 12.5% of a Company cash flow from operations goal and 12.5% of a Power Delivery cash flow from operations goal). For the three-year period, (i) Power Delivery cash flow from operations was on average significantly above target and (ii) Power Delivery earnings were on average below target. Based on Power Delivery’s performance, Mr. Velazquez earned 49.1% of the target number of shares of common stock.

•

Mr. Emge was entitled to earn an award that was based entirely on LTIP Corporate Goals, as described for Mr. Rigby. Based on the Corporate Goals results, as described for Mr. Rigby, Mr. Emge earned 50% of the target number of shares of common stock.

•

Mr. Huffman was entitled to earn an award that was based entirely on LTIP Pepco Energy Services Goals (consisting 37.5% of a Company earnings goal, 37.5% of a Pepco Energy Services earnings goal, 12.5% of a Company cash flow from operations goal and 12.5% of a Pepco Energy Services cash flow from operations goal). Based on Pepco Energy Services’ results, combined with the Company results, Mr. Huffman earned 71.1% of the target number of shares of common stock.

For information on the number of shares awarded in 2012 to each NEO under awards for the 2009 to 2011 performance period, see footnote (1) to the 2011 Option Exercises and Stock Vested table on pages 54-55 of this Proxy Statement.

Grants of Awards for 2011 to 2013 Performance Period.    For performance-based awards granted under the LTIP for the three-year performance period beginning on January 1, 2011, the Compensation Committee utilized the Company’s total shareholder return relative to that of the 2011 Utility Peer Group as the sole performance goal applicable to all executives participating in the LTIP (“Relative TSR”). The Compensation Committee believes this performance measure balances the NEO’s overall incentive pay opportunities between goals for Company performance and the Company’s financial performance in relation to the Utility Peer Group and is representative of current compensation design trends and peer group practices. Relative TSR is calculated based on the sum of (i) the positive or negative change in the price of the Company’s common stock (calculated using as a starting price the average daily closing price per share during the fourth quarter of 2010 and as an ending price the average daily closing price per share during the fourth quarter of 2013) and (ii) the aggregate amount of dividends paid over the three-year period. The following table shows the percent of the target award that will be earned by a NEO based on the Relative TSR.

PHI’s Percentile of Relative TSR vs. Peers	% of Target Award Earned
90th or Above	200%
75th	150%
50th	100%
25th	25%
Below 25th	0%

In addition, if the Company’s total shareholder return over the three-year period is negative, the payout will be capped at 100% of target, even though the Company’s performance compared to the 2011 Utility Peer Group would have allowed an award in excess of 100% of the target.

Awards will be pro-rated when performance falls between the specified levels. For example, for performance at the 62nd percentile, the award will be 125% of target. If, during the course of the three-year performance period, a significant event occurs, as determined in the sole discretion of the Compensation Committee, that the Compensation Committee expects to have a substantial effect on the Relative TSR performance objective during the period, whether related to the Company or one or more companies in the 2011 Utility Peer Group, the Compensation Committee may revise the performance objective (except with respect to an award to a “covered employee” as defined under Section 162(m) of the Code). See also “Material U.S. Federal Income Tax Consequences of Certain Compensation Plans — Certain Limitations on the Deductibility of Executive Compensation” and “Proposal 4 — Approval of Performance Goals under the Pepco Holdings, Inc. Long-Term Incentive Plan — Summary of Terms of LTIP — Tax Provisions.”

Performance-based awards are subject to forfeiture if the employment of the executive terminates before the end of the performance period, subject to certain exceptions described in “Executive Compensation — Termination of Employment and Change in Control Benefits.” When the Company pays a dividend on the common stock during the three-year performance period, the participant will be credited with additional RSUs corresponding to the amount of the dividend. These additional RSU credits will be forfeited if the award does not vest.

For further information on the performance-based awards granted to each NEO in 2011, see the 2011 Grants of Plan-Based Awards table on page 52 of this Proxy Statement.

Pursuant to the terms of his new employment agreement with the Company, Mr. Rigby is entitled to receive a series of three annual performance-based retention awards of 36,945 RSUs, to be granted each year over the term of the employment agreement, the vesting of which shall be contingent upon Mr. Rigby’s continued employment during each annual performance period and achievement of the performance goals established for the performance period covered by the award. The performance goals for each award are established at the beginning of the performance period and relate to the following performance goal criteria: (i) reliability of electric service to customers; (ii) residential customer satisfaction; (iii) “smart grid” deployment and customer benefits; (iv) improvement of Company reputation within its service territories; and (v) management recruitment and talent development.

Time-Based Awards Under the LTIP

Vesting of Time-Based Restricted Stock Awards.    The number of shares of common stock that vested as of January 24, 2011 under the terms of the time-based restricted stock awards originally granted under the LTIP on

January 24, 2008, are shown in the 2011 Option Exercises and Stock Vested table on page 54 of this Proxy Statement in the column “Stock Awards — Number of Shares Acquired on Vesting.” Amounts of shares of common stock that vested as of January 22, 2012 and February 26, 2012 under the terms of the time-based restricted stock awards originally granted under the LTIP on January 22, 2009 and February 26, 2009 are shown in the table below. During the vesting period, each executive had all rights of ownership with respect to the shares, including the right to vote the shares and the right to receive dividends on the shares.

Named Executive Officer	Number of Shares Vested in 2012 Under Time-Vested Awards Granted in 2009
Joseph M. Rigby	29,277
Anthony J. Kamerick	3,999
David M. Velazquez	7,855
Kirk J. Emge	5,623
John U. Huffman	5,479

Granting of Time-Based RSU Awards in 2011.    The number of shares of time-based RSUs awarded to each of the NEOs under the LTIP in 2011 is shown in the 2011 Grants of Plan-Based Awards table on page 52 of this Proxy Statement in the column headed “All Other Stock Awards: Number of Shares of Stock or Units.” In each case, the 2011 time-based awards are subject to forfeiture if the employment of the executive terminates before January 27, 2014, subject to certain exceptions described below in “Executive Compensation — Termination of Employment and Change in Control Benefits.” During the vesting period, an executive does not own any shares of common stock and cannot vote the shares underlying the award. Each quarter, additional RSUs are granted as dividend equivalents, which are settled in shares of common stock if and when the time-based award vests. In the case of awards of restricted stock (which were granted prior to 2011), the executive was entitled to retain the dividends paid whether or not the shares vested.

In addition to the foregoing RSU grants, pursuant to the terms of his new employment agreement, Mr. Rigby received a time-based retention award of 73,891 RSUs, one-third of which vests on January 1, 2013 and the remaining two-thirds vest ratably on a day-to-day basis over the two-year period beginning January 1, 2013, in each case provided that Mr. Rigby remains employed by the Company. This award is intended to induce Mr. Rigby to remain in the employ of the Company during the term of the employment agreement.

Retirement Programs.    The Company’s retirement plans, consisting of both its tax-qualified retirement plan and supplemental retirement plans, are discussed in detail in the section entitled “Retirement Plans” following the Pension Benefits at December 31, 2011 table on page 55 of this Proxy Statement. Under the Pepco Holdings Retirement Plan, all employees of the Company and certain subsidiaries with at least five years of service (three years in the case of the Conectiv Cash Balance Subplan) are entitled to receive retirement benefits in accordance with the applicable benefit formula up to the maximum level that a qualified pension plan is permitted to provide consistent with regulations under the Code.

In July 2011, the Board approved amendments to the Pepco Holdings Retirement Plan in order to establish a more unified approach to the Company’s retirement programs and to further align the benefits offered under the Company’s retirement programs. The changes to the Pepco Holdings Retirement Plan were effective for retirements on or after July 1, 2011 and affect the retirement benefits payable to approximately 750 of the Company’s employees. All full-time employees of the Company and certain subsidiaries are eligible to participate in the Pepco Holdings Retirement Plan. For additional information regarding these amendments and a description of the effect of these amendments on the net present value of the named executive officers’ accumulated benefit under the Pepco Holdings Retirement Plan, see “Retirement Plans” and “Summary Compensation Table,” respectively.

The Company’s supplemental retirement plan provides retirement benefits to participating executives in addition to the benefits a participant is entitled to receive under the Pepco Holdings Retirement Plan to supplement benefits which participants forego due to certain limitations on benefit calculations imposed by the Code. If the benefit payment that otherwise would have been available under the applicable benefit formula of the Pepco Holdings Retirement Plan is reduced due to a contribution or benefit limit imposed by law, the participant in the Pepco Holdings Retirement Plan is entitled to a compensating payment under the supplemental retirement plan in which the individual participates. In addition, a participant in the Pepco Holdings Retirement Plan is entitled to either or both of the following enhancements to the calculation of the participant’s retirement benefit:

•	the inclusion of compensation deferred under the Company’s executive deferred compensation plans in calculating retirement benefits, and

•	to the extent not permitted by the Pepco Holdings Retirement Plan, the inclusion of annual cash incentive compensation received by the participant in calculating retirement benefits.

The supplemental retirement plan benefits applicable to the NEOs are described in the section entitled “Retirement Plans” following the Pension Benefits at December 31, 2011 table on page 55 of this Proxy Statement.

In July 2011, the Board also approved a new, nonqualified Supplemental Executive Retirement Plan (the “2011 SERP”) which replaced the Company’s pre-existing supplemental retirement plans, effective August 1, 2011. The principal purposes of the 2011 SERP are to provide competitive retirement benefits, to protect eligible participants against reductions in retirement benefits due to tax law limitations on qualified plans, to encourage the continued employment of the Company’s employees and to attract new employees to work for the Company, and to establish a more unified approach to the Company’s retirement programs. The establishment of the new 2011 SERP is consistent with the Company’s efforts to align retirement benefits for the Company and its subsidiaries with current market practices, as recommended by PM&P. The 2011 SERP resulted in increased supplemental benefits for certain NEOs which are described under “Retirement Plans — Executive Supplemental Retirement Plans — PHI 2011 Supplemental Executive Retirement Plan.” Where the pre-existing arrangements provide a greater benefit than the retirement benefit established under the 2011 SERP, that greater benefit will continue to apply to participants who participate in the existing plan. For all executives, the 2011 SERP provides for an annual benefit equal to 1.45% of the five-year average base pay and bonus multiplied by years of service, determined under the Company’s qualified defined benefit plan in which the executive participates. Under the terms of the new employment agreement entered into with Mr. Rigby, he is entitled to receive an increase in his benefit so that such benefit would be equal to 1.65% of such final average base pay and bonus multiplied by years of service. See “Retirement Plans — Executive Supplemental Retirement Plans — PHI 2011 Supplemental Executive Retirement Plan” and “Summary Compensation Table,” respectively, for additional information regarding the 2011 SERP and the effect of these changes on the benefits of our named executive officers under the 2011 SERP.

All employees of the Company, including the NEOs, are entitled to participate on the same terms as other eligible employees in the Company’s 401(k) savings plan (the “Retirement Savings Plan”). Participants in the Retirement Savings Plan receive a 100% Company-matching contribution on employee contributions up to 3% of annual salary and a 50% Company-matching contribution on employee contributions in excess of 3% of annual salary up to 6% of annual salary.

Health and Welfare Benefits.    Each of the NEOs participates in the Company’s health care, life insurance, and disability insurance plans on the same terms as other Company employees. With the exception of Company payment for an annual executive physical, the Company has no health or welfare plans, programs or arrangements that are available only to executives. Pursuant to the terms of the Company’s Change-in-Control Severance Plan, and subject to certain specified conditions and exceptions contained in that plan, upon a change in control, the Company will be required to make available to each named executive officer (other than Mr. Rigby) such medical, dental, group life and disability benefits that are at least at a level (and cost to the executive) substantially similar in the aggregate to the level of such benefits prior to the change in control. Pursuant to the terms of his employment agreement, Mr. Rigby is entitled to receive reimbursement from the Company for health insurance benefits for a period equal to the longer of one year following the termination of his employment agreement or the remaining term of the agreement. In the event of Mr. Rigby’s termination or resignation for good reason following a change in control, Mr. Rigby would be entitled to receive healthcare, life insurance and disability benefits comparable to what is provided to employees under the terms of his agreement for a period of 24 months.

Other Perquisites and Personal Benefits.    As more fully described in footnote (4) to the Summary Compensation Table on pages 49-50 of this Proxy Statement, the Company provides certain NEOs with limited perquisites and other personal benefits, including: (i) a car allowance, (ii) Company-paid parking, (iii) tax preparation and financial planning services, (iv) the cost of an annual executive physical, (v) certain club dues, (vi) personal use of Company-leased entertainment venues and Company-purchased tickets to sporting and cultural events when not otherwise used for business purposes and (vii) reimbursement for spousal travel. The cost of these benefits is not significant in relation to an executive’s total compensation. We do not provide tax gross-ups to any NEO on any perquisites. These benefits generally are provided to ensure that the Company’s total compensation package is competitive with peer companies and to provide NEOs with certain limited benefits that are not inconsistent with such practices at other peer group companies. In February 2012, PM&P advised the Compensation Committee that the perquisites and other personal benefits provided to executives were modest in comparison to the market.

Deferred Compensation Plan.    Under the PHI Deferred Compensation Plan, which is described in greater detail in the section entitled “Deferred Compensation Plans” following the Nonqualified Deferred Compensation table on page 60 of this Proxy Statement, the NEOs and other executives are permitted to defer the receipt of all or any portion of their compensation, including incentive compensation. In addition, to the extent an executive is prevented from making a contribution to the Retirement Savings Plan due to qualified plan limitations imposed by the Code, the executive is entitled to defer the excluded amount under the PHI Deferred Compensation Plan and receive an additional credit under the PHI Deferred Compensation Plan equal to the matching contribution, if any, that the Company would have made with respect to the excluded amount under the Retirement Savings Plan. Balances under the PHI Deferred Compensation Plan with respect to an executive are credited on a monthly basis with an amount corresponding to, as elected by the executive, any or a combination of: (i) interest at the prime rate or (ii) the return that would have been earned had the account balance been invested in any one or a combination of the investment funds selected by the Compensation Committee. The PHI Deferred Compensation Plan is designed to allow participating executives to save for retirement in a tax-effective way. The Company funds its future financial obligations under the PHI Deferred Compensation Plan through the purchase of Company-owned life insurance policies and other investments.

Compensation Mix

At-Risk Versus Fixed Compensation.    Consistent with our pay for performance strategy, the percentages of each NEO’s short-term and long-term equity and incentive compensation opportunities relative to the executive’s salary as established by the Compensation Committee are designed to reflect the Compensation Committee’s view that, as the level of an executive’s responsibility increases, the percentage of the executive’s compensation that is at risk and tied to Company, business unit or individual performance likewise should increase. The following table shows the allocation of each NEO’s total salary and short-term and long-term equity and incentive compensation opportunities between fixed and at-risk compensation (at the target level) for 2011:

Name	Fixed Compensation	At-Risk Compensation
Joseph M. Rigby	22%	78%
Anthony J. Kamerick	35%	65%
David M. Velazquez	35%	65%
Kirk J. Emge	38%	62%
John U. Huffman	38%	62%

Short-Term Versus Long-Term Equity and Incentive Compensation.    The Compensation Committee also believes that with increasing seniority, a larger percentage of an executive’s compensation opportunity should be in the form of long-term equity and incentive compensation. This reflects the view of the Compensation Committee that the senior executives should have a greater focus on developing and implementing the Company’s long-term strategic goals. The following table shows the allocation between each NEO’s target short-term and long-term equity and incentive compensation opportunities (each at the target level) for 2011:

Name	Short-Term Incentive Opportunity	Long-Term Equity and Incentive Opportunity
Joseph M. Rigby	29%	71%
Anthony J. Kamerick	32%	68%
David M. Velazquez	32%	68%
Kirk J. Emge	38%	62%
John U. Huffman	38%	62%

Employment Agreement

Effective January 1, 2012, the Company entered into an employment agreement with Mr. Rigby, which agreement replaces the employment agreement entered into with Mr. Rigby in 2008. The Company’s independent directors, based upon the recommendation of the Compensation Committee and advice from PM&P, approved the employment agreement. The employment agreement provides for, among other benefits, a series of three one-year performance-based RSU awards to be granted over the term of the employment agreement intended to further align Mr. Rigby’s compensation with improvements in the Company’s service reliability, “smart grid” and customer satisfaction goals, as well as initiatives related to succession planning and talent management as established by the Compensation Committee. The employment agreement also provides for a time-based retention award of RSUs designed to ensure Mr. Rigby’s continued employment with the Company during the three-year term of the agreement. The employment agreement provides that Mr. Rigby’s annual annuity benefit under the 2011 SERP will be augmented to an amount equal to 1.65% of Mr. Rigby’s five-year average base pay and bonus multiplied by years of service as determined under the PHI Subplan (for all other executives, the 2011 SERP provides for an annual benefit equal to 1.45% of the five-year average base pay and bonus multiplied by years of service). At December 31, 2011, the value of this benefit to Mr. Rigby was $817,837. In entering into the employment agreement, Mr. Rigby agreed to relinquish certain rights under the prior employment agreement, including tax gross-up provisions applicable in the event of a change in control of the Company and a lump sum supplemental retirement benefit that was payable in cash equal to the present value of such benefit that would have been obtained by adding three additional years of age and three additional years of service, which would have been payable to Mr. Rigby upon termination of his employment with the Company without cause or a resignation by Mr. Rigby under specified circumstances. For additional information regarding the terms of the employment agreement with Mr. Rigby, see “Executive Compensation — Employment Agreement.”

Severance and Change in Control Benefits

Mr. Rigby’s employment agreement provides for severance payments and other benefits if his employment is terminated other than for “cause” or he voluntarily terminates his employment for “good reason,” whether or not such termination is in connection with a change in control of the Company. These provisions are generally designed to provide assurance to the executive that, if his employment is actually or constructively terminated by the Company, he will receive for a period of time thereafter the compensation and benefits that he would have received had the termination not occurred. These benefits also address the concern that the fear of job loss might influence the executive when considering strategic opportunities that may include a change in control of the Company. Unlike his prior agreement, the new employment agreement with Mr. Rigby provides that the amount of the severance payment declines over the three-year term of the agreement. The specific benefits to which Mr. Rigby is entitled are described in detail under the section entitled “Termination of Employment and Change in Control Benefits.”

The Company also maintains a Change-in-Control Severance Plan in which the NEOs, other than Mr. Rigby, participated as of December 31, 2011. Under this plan, which is described in “Termination of Employment and Change in Control Benefits,” if, within one year following a change in control, a participating executive’s employment is terminated by the Company without “cause” or is terminated by the executive for “good reason,” the executive will be entitled to receive, among other things, a severance payment equal to 1.5, two or three times the salary and target annual cash incentive award for the year in which termination occurs, depending upon the executive’s position. See “Executive Compensation — Termination of Employment and Change in Control Benefits — Change-in-Control Severance Plan” for additional information regarding this plan. The purpose of the plan is to ensure that the participating executives are able to stay focused on their responsibilities to the Company in a change in control situation and are not distracted by the uncertainty of their continued employment.

Deductibility of Executive Compensation Expenses

Under Section 162(m) of the Code, a public company is prohibited from deducting for federal income tax purposes compensation in excess of $1.0 million paid to the Company’s principal executive officer and the Company’s three highest compensated executive officers (other than the principal executive officer or the principal financial officer), except that this prohibition does not apply to compensation that qualifies as “performance-based compensation.” Under Section 162(m) of the Code, the LTIP’s performance goal criteria must be approved by stockholders once every five years to permit the Company’s potential federal income tax deduction for such performance-based compensation. The performance goal criteria with respect to the LTIP were last approved by our stockholders when the LTIP was originally adopted in 2002. As a result, the Company did not deduct for federal income tax purposes compensation paid to these covered employees in excess of $1.0 million pursuant to Section 162(m) of the Code for payments made in tax years 2010 through 2012 with respect to performance-based awards granted under the LTIP. Subject to stockholder approval of performance goal criteria under the LTIP at the Annual Meeting as discussed in “Proposal 4 — Approval of Performance Goal Criteria Under the Pepco Holdings, Inc. Long-Term Incentive Plan” with respect to performance-based awards granted under the LTIP in 2012, the payment of shares of common stock upon the vesting of such awards, if determined solely by reference to the achievement of pre-established performance objectives, would qualify as performance-based compensation. Time-based restricted stock and time-based RSU awards under the LTIP do not qualify as performance-based compensation because the awards vest on the basis of continued employment, rather than pre-established performance objectives.

Because the EICP had not been approved by our stockholders, awards under the EICP in 2011 did not qualify as performance-based compensation even when the payment of awards was based on the achievement of pre-established performance objectives. Following the approval of the amendments to the EICP by stockholders at the Annual Meeting, awards under the EICP (as proposed to be amended) would qualify as performance-based compensation, so long as the payment of awards under the EICP is based on the achievement of pre-established performance objectives determined in accordance with the EICP’s terms.

Stock Ownership Requirements

To further align the financial interests of the Company’s executives with those of the stockholders, the Board in 2005 adopted stock ownership requirements for officers of the Company. The requirements, which are expressed as a multiple of salary, are a function of the executive’s seniority:

Chief Executive Officer, President	5 times salary
Executive Vice President	3 times salary
Senior Vice President	2 times salary
Vice President	1 times salary

Each officer had until the later of December 31, 2010, or five years after the date of his or her election as an officer, to attain the required ownership level. An individual who is appointed as an officer or is promoted to a position with a higher stock ownership requirement has five years from the date of appointment or promotion to attain the applicable stock ownership level. Shares of common stock owned through the Retirement Savings Plan, unvested shares of restricted stock, and the number of shares of common stock underlying RSU awards (plus accrued dividends) are considered owned by the executive for the purpose of meeting the ownership requirement. Each of Messrs. Rigby, Kamerick, Velazquez and Emge meets the stock ownership requirement applicable to him. Mr. Huffman is not subject to a stock ownership requirement because he is not a Company officer; however, he nevertheless meets the stock ownership requirement at the level of three times his salary.

Prohibition on Hedging of Economic Risk

Because hedging transactions can result in the misalignment of the ownership interest of directors, officers and employees relative to that of the Company’s stockholders, the Board has determined that no director, officer or employee of the Company (including executives) may engage in any hedging or similar transactions that have the effect of reducing or eliminating the investment risks associated with any of the Company’s securities owned by such person. This prohibition applies whether the securities have been acquired from the Company or have been purchased by the holder in the market.

EXECUTIVE COMPENSATION

The 2011 Summary Compensation Table sets forth compensation information for the Company’s (i) principal executive officer, (ii) principal financial officer, and (iii) three other most highly compensated executive officers employed as of December 31, 2011, determined on the basis of their total compensation for 2011 (excluding the amounts under the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in this table). The information in this table includes compensation paid by the Company or its subsidiaries.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compen- sation(2)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(3)	All Other Compen- sation(4)	Total Compen- sation
Joseph M. Rigby	2011	$880,000	$—	$2,264,926	$—	$748,000	$2,511,103	$757,729	$7,161,758
Chairman, President and Chief Executive Officer	2010	$880,000	$—	$1,941,743	$—	$—	$588,975	$140,586	$3,551,304
	2009	$795,833	$—	$1,426,036	$—	$—	$742,945	$151,183	$3,115,997

Anthony J. Kamerick	2011	$498,000	$—	$640,881	$—	$253,980	$1,532,675	$217,328	$3,142,864
Senior Vice President and Chief Financial Officer	2010	$484,000	$—	$533,982	$—	$338,026	$844,732	$69,113	$2,269,853
	2009	$383,166	$—	$327,754	$—	$—	$771,948	$54,818	$1,537,686

David M. Velazquez	2011	$484,000	$125,000	$622,851	$—	$198,053	$2,517,536	$233,286	$4,180,726
Executive Vice President	2010	$484,000	$—	$533,982	$—	$—	$118,719	$62,091	$1,198,792
	2009	$423,500	$—	$398,823	$—	$248,549	$131,214	$137,771	$1,339,857

Kirk J. Emge	2011	$391,000	$—	$402,535	$—	$199,410	$789,255	$174,935	$1,957,135
Senior Vice President and General Counsel	2010	$381,000	$—	$357,291	$—	$266,090	$471,012	$79,497	$1,554,890
	2009	$350,000	$—	$298,936	$—	$—	$386,176	$76,251	$1,111,363

John U. Huffman	2011	$365,000	$10,000	$375,763	$—	$283,386	$343,194	$165,733	$1,543,076
President and Chief Executive Officer, Pepco Energy Services(5)	2010	$352,000	$—	$330,104	$—	$242,669	$84,705	$184,784	$1,194,262
	2009	$341,000	$—	$291,246	$—	$271,913	$48,928	$71,975	$1,025,062

(1)

The amount shown for each year is the aggregate grant date fair value as determined in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (excluding the effect of estimated forfeitures) of awards of time-based restricted stock, time-based RSUs and performance-based awards, as applicable, granted during that year. For a discussion of the assumptions made in determining the aggregate grant date fair value of these awards, see Note (14), “Stock-Based Compensation, Dividend Restrictions, and Calculations of Earnings Per Share of Common Stock – Stock-Based Compensation” in the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2011. The values shown assume that each performance-based award will vest at 100% of the target level at the end of the three-year performance period and that each award of time-based restricted stock or time-based RSUs, as applicable, will vest in full at the end of the three-year service period. For a further description of these stock-based awards, see “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Equity and Incentive Awards Under the LTIP.”

Two-thirds of an executive’s yearly LTIP awards were performance-based and one-third was time-based. Assuming vesting of performance-based awards granted in 2011, 2010 and 2009 at the maximum level of 200% of target, the grant date fair value of these performance-based awards would have been as follows:

	Grant Date Fair Value (Maximum Level) of Performance-Based Awards Granted in
Name	2011	2010	2009
Joseph M. Rigby	$3,019,902	$2,751,602	$1,901,379
Anthony J. Kamerick	854,508	756,694	437,007
David M. Velazquez	830,468	756,694	531,762
Kirk J. Emge	536,714	506,298	398,594
John U. Huffman	501,030	467,784	388,316

The amounts shown in the tables above do not include the effect of any dividend equivalents granted with the performance-based awards.

(2)

Consists of awards under the EICP. For a further description of these awards, see “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Annual Cash Incentive Awards Under the Executive Incentive Compensation Plan.”

(3)

Consists of the aggregate annual increase in the actuarial present value of the executive’s accumulated benefits under all defined benefit and actuarial pension plans. None of the named executive officers received “above-market earnings” (as defined by SEC regulations) under any of the Company’s nonqualified deferred compensation plans. As a result of certain changes to the Pepco Holdings Retirement Plan, the net present value of the accumulated benefit of Messrs. Velazquez and Huffman thereunder as of December 31, 2011 increased by $2,428,454 and $228,733, respectively. As a result of the establishment of the 2011 SERP and the execution of Mr. Rigby’s employment agreement in December 2011 (which took effect on January 1, 2012), the net present value of Mr. Rigby’s accumulated benefit under the 2011 SERP as of December 31, 2011 increased by $2,008,412. See “Retirement Plans” and “Pension Benefits at December 31, 2011.”

(4)	The totals shown in this column for 2011 consist of:

(a) Dividends paid on unvested shares of restricted stock awards held by the executive: Mr. Rigby — $68,618; Mr. Kamerick — $17,784; Mr. Velazquez — $18,658; Mr. Emge — $12,881; Mr. Huffman — $12,207. For a further description of these payments, see “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Equity and Incentive Awards Under the LTIP.”

(b) The market value of dividend equivalents credited quarterly during 2011 on each common stock dividend payment date with respect to unvested time-based and performance-based awards granted under the LTIP (assuming that each performance-based award will vest at 100% of the target level): Mr. Rigby — $616,166; Mr. Kamerick — $162,136; Mr. Velazquez — $167,759; Mr. Emge — $114,370; and Mr. Huffman — $108,301. These dollar amounts were computed based upon the closing market price of a share of common stock on December 30, 2011.

(c) Company-paid premiums on a term life insurance policy: Mr. Rigby — $1,975; Mr. Kamerick — $1,118; Mr. Velazquez — $1,086; Mr. Emge — $877; and Mr. Huffman — $819.

(d) Company matching contributions under the Retirement Savings Plan: Mr. Rigby — $11,025; Mr. Kamerick — $11,025; Mr. Velazquez — $11,025; Mr. Emge — $8,568; and Mr. Huffman — $11,025.

(e) Company matching contributions on deferred compensation: Mr. Rigby — $25,117; Mr. Kamerick — $5,891; Mr. Velazquez — $6,538; Mr. Emge — $7,258; and Mr. Huffman — $2,145. For a further discussion of these matching contributions, see “Deferred Compensation Plans — PHI Deferred Compensation Plan.”

(f) The following perquisites and other personal benefits paid in 2011 (all amounts shown reflect cash payments made by the Company, except as otherwise stated)

Name	Car Allowance*	Parking	Tax Preparation Fee	Financial Planning Fee	Executive Physical Fee	Club Dues	Spousal Travel
Joseph M. Rigby	$11,700	$2,400	$2,500	$10,820	$800	$2,308	$4,300
Anthony J. Kamerick	11,700	2,400	2,500	—	—	2,308	466
David M. Velazquez	11,700	2,400	2,500	10,820	800	—	—
Kirk J. Emge	11,700	2,400	2,500	10,820	—	450	3,111
John U. Huffman	11,700	6,216	2,500	10,820	—	—	—

*	Consists of a non-accountable expense allowance to compensate executives for business use of their automobiles.

In addition, in 2011, Company-leased entertainment venues and Company-purchased tickets to sporting and cultural events were made available to employees, including the executive officers listed in the Summary Compensation Table, for personal use when not being used by the Company for business purposes. There was no incremental cost to the Company for providing these benefits.

(5)

For Mr. Huffman, the amount shown for 2010 in the column headed “All Other Compensation” includes a payment in the amount of $100,000 paid in consideration of his agreement to remain an employee through December 31, 2010.

Employment Agreement

During 2011, the Company was a party to an employment agreement with Mr. Rigby (the “Prior Agreement”), which in December 2011 was replaced by a new employment agreement effective as of January 1, 2012 (the “New Agreement”). The Prior Agreement provided for Mr. Rigby’s employment through August 1, 2013, and was to automatically extend for a period of one year on each August 1 thereafter, unless either the Company or Mr. Rigby elected not to extend the Prior Agreement by notice given not later than three months prior to August 1 in the year preceding the expiration date. The material terms of the Prior Agreement included:

•

an annual salary in an amount not less than his base salary in effect as of August 1, 2002, with the condition that, if at any time and during the term of the Prior Agreement his annual base salary was increased, his salary could not have been subsequently decreased during the remainder of the term of the Prior Agreement;

•	incentive compensation as determined by the Board under plans applicable to senior executives of the Company; and

•

participation, in a manner similar to other senior executives, in retirement plans, fringe benefit plans, supplemental benefit plans and other plans and programs provided by the Company for its executives or employees.

Effective January 1, 2012, the Company entered into the New Agreement with Mr. Rigby, which provides for his employment with the Company through December 31, 2014. The Company’s independent directors, based upon the recommendation of the Compensation Committee and advice from its independent compensation consultant, authorized the execution and delivery of the New Agreement with Mr. Rigby. The New Agreement provides for terms, including performance-based retention awards of RSUs, intended to further align Mr. Rigby’s compensation with improvements in the Company’s service reliability, “smart grid” technology and customer satisfaction goals. The New Agreement also provides for awards with performance goal criteria related to succession planning and talent management as established by the Compensation Committee, and eliminates certain provisions identified by the Compensation Committee as problematic pay practices.

The material terms of the New Agreement are as follows:

•

an annual salary of $985,000, subject to annual review by the Board, with the condition that, if at any time and during the term of the New Agreement his annual base salary is increased, his salary will not be subsequently decreased during the remainder of the term of the New Agreement;

•	incentive compensation under plans applicable to senior executives of the Company, if the Board determines in good faith that Mr. Rigby’s performance merits payment of such compensation;

•

participation, in a manner similar to other senior executives, in retirement plans, fringe benefit plans, supplemental benefit plans and other plans and programs (including insurance coverage) provided by the Company for its executives or employees, except that under the terms of the New Agreement, Mr. Rigby’s annual minimum annuity benefit under the 2011 SERP will be augmented to an amount equal to 1.65% of Mr. Rigby’s five-year average base pay and bonus multiplied by years of service as determined under the PHI Subplan (for all other executives, the 2011 SERP provides for an annual benefit equal to 1.45% of the five-year average base pay and bonus multiplied by years of service);

•

a time-based retention award of 73,891 RSUs, one-third of which vests on January 1, 2013 and the remaining two-thirds of which vest ratably on a day-to-day basis over the two-year period beginning January 1, 2013, in each case provided that Mr. Rigby remains employed by the Company;

•

a series of three annual performance-based retention awards of 36,945 RSUs each, to be granted each year over the term of the New Agreement, the vesting of which shall be contingent upon Mr. Rigby’s continued employment during each annual performance period and achievement of the performance goals established for the annual performance period covered by the award;

•

as more fully described below under the heading “Termination of Employment and Change in Control Benefits,” various payments and other benefits in connection with the termination of his employment; and

•	provisions intended to satisfy the compensation recovery provisions of both the Dodd-Frank Act and the Sarbanes-Oxley Act of 2002.

Mr. Rigby is required to hold the vested RSUs attributable to both the time-based and the performance-based retention awards under the New Agreement until his employment with the Company terminates, except that he may elect to surrender vested RSUs as permitted by the New Agreement to satisfy applicable tax withholding obligations. All vested RSUs will be credited with dividend equivalents in the form of additional fully-vested RSUs.

Relationship of Salary and Bonus to Total Compensation

The following table sets forth the 2011 salary of each of the named executive officers as a percentage of the executive’s total compensation, as set forth in the Summary Compensation Table:

Name	Salary as a Percentage of Total Compensation
Joseph M. Rigby	12.3%
Anthony J. Kamerick	15.8%
David M. Velazquez	11.6%
Kirk J. Emge	20.0%
John U. Huffman	23.7%

2011 Grants of Plan-Based Awards

The following table provides certain information regarding plan-based awards granted to each of the named executive officers in 2011, including award opportunities granted under the EICP in 2011 to each named executive officer.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares (#)	Target Number of Shares (#)	Maximum Number of Shares (#)
Joseph M. Rigby
Executive Incentive Compensation Plan(4)	1-27-11	440,000	880,000	1,584,000	—	—	—	—	—
LTIP — Time-based RSU award(5)	1-27-11	—	—	—	—	—	—	40,073	754,975
LTIP — Performance-based RSU award(6)	1-27-11	—	—	—	20,037	80,146	160,292	—	1,509,951

Anthony J. Kamerick
Executive Incentive Compensation Plan(4)	1-27-11	149,400	298,800	537,840	—	—	—	—	—
LTIP — Time-based RSU award(5)	1-27-11	—	—	—	—	—	—	11,339	213,627
LTIP — Performance-based RSU award(6)	1-27-11	—	—	—	5,670	22,678	45,356	—	427,254

David M. Velazquez
Executive Incentive Compensation Plan(4)	1-27-11	145,200	290,400	522,720	—	—	—	—	—
LTIP — Time-based RSU award(5)	1-27-11	—	—	—	—	—	—	11,020	207,617
LTIP — Performance-based RSU award(6)	1-27-11	—	—	—	5,510	22,040	44,080	—	415,234

Kirk J. Emge
Executive Incentive Compensation Plan(4)	1-27-11	117,300	234,600	422,280	—	—	—	—	—
LTIP — Time-based RSU award(5)	1-27-11	—	—	—	—	—	—	7,122	134,178
LTIP — Performance-based RSU award(6)	1-27-11	—	—	—	3,561	14,244	28,488	—	268,357

John U. Huffman
Executive Incentive Compensation Plan(4)	1-27-11	109,500	219,000	394,200	—	—	—	—	—
LTIP — Time-based RSU award(5)	1-27-11	—	—	—	—	—	—	6,648	125,248
LTIP — Performance-based RSU award(6)	1-27-11	—	—	—	3,324	13,297	26,594	—	250,515

(1)

The “threshold” amount represents overall performance at the 50% level (meaning no award is made if performance is below the 50% level relative to the target), the “target” amount represents overall performance at the target (100%) level, and the “maximum” amount represents overall performance at or above the 180% level relative to the target.

(2)

The “threshold” number of shares represents achievement of Relative TSR at the 25th percentile, the “target” number of shares represents achievement of Relative TSR at the 50th percentile, and the “maximum” number of shares represents achievement of Relative TSR at or above the 90th percentile.

(3)

Represents the grant date fair value, as determined in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures), of time-based RSUs and performance-based RSUs granted under the LTIP. The grant date fair value of each performance-based RSU award has been calculated using the target number of shares that the named executive officer is entitled to receive, consistent with the estimate of aggregate compensation cost to be recognized over the service period in accordance with ASC Topic 718.

(4)

For a further description of these awards, see “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Annual Cash Incentive Awards Under the Executive Incentive Compensation Plan and Discretionary Bonuses.”

(5)

Time-based RSU awards vest on the third anniversary of the date of grant if the executive is employed by the Company on that date, subject to the acceleration of vesting under certain circumstances as described in “Termination of Employment and Change in Control Benefits.”

(6)

Performance-based RSU awards vest if the executive is employed by the Company at the end of the performance period and the Compensation Committee has determined that the performance targets are met at least at the minimum level of performance, subject to the acceleration of vesting under certain circumstances as described below in “Termination of Employment and Change in Control Benefits.” For a further discussion of these awards, see “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Equity and Incentive Awards Under the LTIP — Performance-Based Awards Under the LTIP.”

The following table provides certain information regarding outstanding equity awards of each of the named executive officers at December 31, 2011. None of the NEOs had outstanding option awards at December 31, 2011.

Outstanding Equity Awards at December 31, 2011

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joseph M. Rigby
Awarded 1-27-11	42,346	859,624	84,695	1,719,309
Awarded 2-25-10	—	—	77,001	1,563,120
Awarded 1-28-10	34,258	695,437	—	—
Awarded 2-26-09	16,518	335,315	40,005	812,102
Awarded 1-22-09	12,759	259,008	30,903	627,331

Anthony J. Kamerick
Awarded 1-27-11	11,982	243,235	23,965	486,490
Awarded 2-25-10	—	—	21,174	429,832
Awarded 1-28-10	9,421	191,246	—	—
Awarded 6-13-09	3,047	61,854	7,381	149,834
Awarded 2-26-09	1,079	21,904	2,611	53,003
Awarded 1-22-09	2,920	59,276	7,072	143,562

David M. Velazquez
Awarded 1-27-11	11,646	236,414	23,290	472,787
Awarded 2-25-10	—	—	21,210	430,563
Awarded 1-28-10	9,421	191,246	—	—
Awarded 2-26-09	2,376	48,233	5,756	116,847
Awarded 1-22-09	5,479	111,224	13,270	269,381

Kirk J. Emge
Awarded 1-27-11	7,527	152,798	15,053	305,576
Awarded 2-25-10	—	—	14,170	287,651
Awarded 1-28-10	6,304	127,971	—	—
Awarded 1-22-09	5,623	114,147	13,619	276,466

John U. Huffman
Awarded 1-27-11	7,025	142,608	14,051	285,235
Awarded 2-25-10	—	—	13,089	265,707
Awarded 1-28-10	5,824	118,227	—	—
Awarded 1-22-09	5,479	111,224	13,270	269,381

(1)

Consists of awards of time-based restricted stock and RSUs granted under the LTIP. Such awards vest on the third anniversary of the grant date if the named executive officer is employed by the Company on that date, subject to the acceleration of vesting under certain circumstances. See “Termination of Employment and Change in Control Benefits.” Amounts with respect to time-based RSU awards include additional RSUs credited to an executive when the Company pays a dividend on the common stock during the three-year vesting period, and the shares of common stock underlying such credited RSUs are earned if and only to the extent that an award vests.

(2)

Calculated by multiplying the number of shares shown in the immediately preceding column by $20.30, the closing market price of a share of common stock on December 30, 2011, the last trading day of the year.

(3)

Consists of performance-based awards under the LTIP. The awards made in 2009, 2010 and 2011 entitle the named executive officer to earn shares of common stock to the extent pre-established performance objectives are satisfied for, respectively, (i) the three-year performance period beginning on January 1, 2009 and ending on December 31, 2011; (ii) the three-year performance period beginning on January 1, 2010 and ending on December 31, 2012; and (iii) the three-year performance period beginning on January 1, 2011 and ending on December 31, 2013. For each of the performance periods, the named executive officer is eligible to earn a number of shares of common stock ranging from 25% (50% with respect to performance-based awards granted in 2009) to 200% of the target performance award depending on the extent to which the performance objective is achieved, assuming that the named executive officer is employed by the Company at the end of the performance period. For each named executive officer, this number reflects the number of shares that would be earned if the target level of performance is achieved because performance for the last completed fiscal year or years over which performance is measured with respect to their awards exceeded the threshold, but not the target, level of performance. For further discussion of the terms of the 2011 RSU awards, see “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Equity and Incentive Awards Under the LTIP — Performance-Based Awards Under the LTIP — Grants of Awards for 2011 to 2013 Performance Period.”

These amounts include the effect of dividend equivalents associated with these awards, and the shares of common stock underlying such dividend equivalents are earned if and only to the extent that an award vests.

The following table provides certain information regarding restricted stock granted in January 2008 and performance stock awards held by the named executive officers that vested during 2011 with respect to the 2008 to 2010 performance period. No options were exercised by the NEOs in 2011.

2011 Option Exercises and Stock Vested

Name	Stock Awards
	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Joseph M. Rigby	6,770	$125,516
Anthony J. Kamerick	6,392	$119,949
David M. Velazquez	3,271	$60,644
Kirk J. Emge	8,158	$153,044
John U. Huffman	10,186	$190,992

(1)

Consists of both shares of common stock earned under performance stock awards with a performance period from January 1, 2008 to December 31, 2010 (which vested in February 2011) and shares of common stock vested (as of January 22, 2011) under time-based restricted stock awards granted in January 2008.

The number of shares of common stock (i) earned under performance stock awards (including related dividend equivalents) with a performance period from January 1, 2009 to December 31, 2011 (which vested on February 23, 2012) and (ii) vested (as of February 26, 2012) under time-based restricted stock awards granted in January and February 2009, are as follows (applying the assumptions stated in this footnote and in footnote (2) immediately below):

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joseph M. Rigby	70,493	$1,403,355
Anthony J. Kamerick	14,037	$279,530
David M. Velazquez	18,715	$372,516
Kirk J. Emge	13,539	$269,455
John U. Huffman	16,447	$327,441

(2)

Represents the aggregate market value of the shares realized on vesting, calculated by multiplying the vested number of shares by the average of the low and high trading prices of a share of common stock on the vesting date (or on the last trading day prior thereto).

The following table provides certain information regarding pension benefits for each of the named executive officers at December 31, 2011.

Pension Benefits

at December 31, 2011

Name	Plan Name(1)	Number of Years of Credited Service	Present Value of Accumulated Benefits(2)	Payments During Last Fiscal Year
Joseph M. Rigby	Conectiv Cash Balance Subplan	32 yrs., 11 mos.	$1,994,602	$—
	2011 SERP/Conectiv SERP	32 yrs., 11 mos.	$3,934,718	—
	Contractual benefit(3)	32 yrs., 11 mos.	$817,837	—

Anthony J. Kamerick	Pepco General Retirement Subplan	40 yrs., 0 mos.(4)	$2,022,063	—
	2011 SERP/Executive Retirement Plan	41 yrs., 2 mos.	$3,859,475	—

David M. Velazquez	Conectiv Cash Balance Subplan	30 yrs., 6 mos.	$908,700	—
	2011 SERP/Conectiv SERP	30 yrs., 6 mos.	$2,288,107	—

Kirk J. Emge	Pepco General Retirement Subplan	25 yrs., 2 mos.	$1,108,396	—
	2011 SERP/Executive Retirement Plan	25 yrs., 2 mos.	$1,795,254	—

John U. Huffman	PHI Subplan	6 yrs., 0 mos.	$123,442	—
	2011 SERP/Executive Retirement Plan	6 yrs., 0 mos.	$411,755	—

(1)

For participants in a pre-existing supplemental retirement plan prior to August 1, 2011, the 2011 SERP provides a minimum supplemental retirement benefit equal to the amount, if any, by which the executive’s benefit calculated under the 2011 benefit formula exceeds the supplemental retirement benefit provided under the pre-existing plan. Where the pre-existing plan provides for a greater benefit, the executive will receive the benefit provided for under the pre-existing plan.

(2)

Represents the actuarial present value of the executive’s accumulated pension benefit calculated as of December 31, 2011, assuming the executive retires at the earliest time he may retire under the applicable plan without any benefit reduction due to age. The valuation method and all material assumptions applied in calculating the actuarial present value are set forth in Note (10), “Pension and Other Postretirement Benefits,” to the Company’s consolidated financial statements which are included in the Annual Report that accompanies this Proxy Statement.

(3)	Represents the net present value of accumulated benefits provided under Mr. Rigby’s new employment agreement, which was executed in December 2011 effective as of January 1, 2012.

(4)

The number of years of credited service under this plan is capped at 40 years. The number of actual years of service with the Company and its predecessors for Mr. Kamerick under this plan is 41 years, 2 months.

Retirement Plans

The Company’s retirement plans and benefits are described below.

Pepco Holdings Retirement Plan

The Pepco Holdings Retirement Plan consists of several subplans. Each of the named executive officers participates in one or more of the Pepco General Retirement Subplan, the Conectiv Cash Balance Subplan or the PHI Subplan.

Conectiv Cash Balance Subplan

Most non-unionized employees who were employed (i) by Conectiv on August 1, 2002, or (ii) by the Company in the Conectiv service territory prior to December 31, 2004, are eligible to participate in the Conectiv Cash Balance Subplan, including Messrs. Rigby and Velazquez. Under the Conectiv Cash Balance Subplan, a record-keeping account in a participant’s name is credited with an amount equal to a percentage (which varies depending on the participant’s age at the end of the plan year) of the participant’s total pay, consisting of base pay, overtime and bonuses. Also, participants in the Atlantic City Electric Retirement Plan, in which Mr. Rigby participated, and the Delmarva Retirement Plan, in which Mr. Velazquez participated, who had at least ten years of credited service as of December 31, 1998, the inception date of the Conectiv Cash Balance Subplan, are eligible to receive additional transition credits until the participant’s combined years of service under the prior plan and the Conectiv Cash Balance Subplan total 35.

Participants employed on the inception date of the Conectiv Cash Balance Subplan were credited with an initial cash balance equal to the present value of their annuity benefits as of that date earned under the Atlantic City Electric Retirement Plan or the Delmarva Retirement Plan. Each participant’s account balance is supplemented annually with interest credits equal to the prevailing 30-year U.S. Treasury bond rate. Benefits become vested after three years of service. When a participant terminates employment (regardless of age), the amount credited to his or her account, at the election of the participant, is converted into one of several actuarially equivalent annuities selected by the participant or is paid to the participant in a lump sum (which cannot exceed 6.5 times the participant’s final average compensation). For 2011, Mr. Rigby had a Company credit percentage of 10%, and through 2014, receives an annual transition credit of 4%, of total pay. For 2011, Mr. Velazquez had a Company credit percentage of 10%, and through 2016, receives an annual transition credit of 3% of total pay. At December 31, 2011, the net present value of Mr. Velazquez’s accumulated benefit under the Conectiv Cash Balance Subplan was $610,477. Had Mr. Velazquez retired on that date, that balance, at his election, would have been converted into one of several actuarially equivalent annuities or would have been paid to him in a lump sum.

The Conectiv Cash Balance Subplan also provides for certain “grandfathered” rights that existed under the Delmarva Retirement Plan and under the Atlantic City Electric Retirement Plan, which apply to employees who had either 20 years of credited service or had attained age 50 on or before January 1, 1999. Under these grandfathering provisions, eligible employees are assured a minimum retirement benefit calculated for all years of service up to December 31, 2008, according to their original benefit formula under the applicable plan. Mr. Rigby, who was a participant in the Atlantic City Electric Retirement Plan, is the only named executive officer eligible to receive these grandfathered benefits.

The present value of Mr. Rigby’s accumulated benefits under the Conectiv Cash Balance Subplan at December 31, 2011, as shown in the Pension Benefits table on page 55 of this Proxy Statement, reflects the value of his benefits under the Conectiv Cash Balance Subplan. At December 31, 2011, the net present value of Mr. Rigby’s accumulated benefit under the Conectiv Cash Balance Subplan was $2,590,373. Had Mr. Rigby retired on December 31, 2011, that balance, at his election, would have been converted into one of several actuarially equivalent annuities or would have been paid to him in a lump sum.

On July 28, 2011, the Board approved revisions to the Conectiv Cash Balance Subplan and the PHI Subplan in order to establish a more unified approach to PHI’s retirement programs and to further align the benefits offered under its retirement programs. The revisions provide participants in the Conectiv Cash Balance Subplan the greater of the benefit under the Conectiv Cash Balance Subplan or a benefit calculated using the PHI Subplan formula. In determining the benefit under the PHI Subplan, the participants’ prior years of service are taken into account. These revisions are effective for employees who retire on or after July 1, 2011 and apply to all employees who are participants in the Conectiv Cash Balance Subplan, including Messrs. Rigby and Velazquez. As of December 31, 2011, Mr. Rigby’s benefits under the Conectiv Cash Balance Subplan exceed those under the PHI Subplan (which is described below). Mr. Velazquez’s benefits under the PHI Subplan formula exceed his benefits under the Conectiv Cash Balance Subplan as of that date.

PHI Subplan

Persons who become employees of the Company on or after January 1, 2005 are eligible to participate in the PHI Subplan, including Mr. Huffman. The plan provides participating employees who have at least five years of service with retirement benefits based on the participant’s average salary for the final five years of employment and the number of years of credited service under the plan at the time of retirement. Normal retirement age is 65. Participants who have reached age 55 and who have ten years of credited service are eligible for retirement benefits prior to normal retirement age, at a benefit level that is reduced from the benefit level at normal retirement age by 3% for each year that the early retirement date precedes the normal retirement date. A participant may retire with full benefits at age 62 and with 20 years of service. Benefits under the plan are paid in the form of a monthly annuity selected by the participant from among several available annuity options.

Pepco General Retirement Subplan

All employees who were employed (i) by Pepco on August 1, 2002, or (ii) by the Company in the Pepco service territory prior to December 31, 2004, are eligible to participate in the Pepco General Retirement Subplan, including Messrs. Kamerick and Emge. The plan provides participating employees who have at least five years of service with retirement benefits based on the participant’s average salary for the final three years of employment and the number of years of credited service under the plan at the time of retirement. Normal retirement age under the Pepco General Retirement Subplan is 65. Participants who have reached age 55 and have at least 30 years of credited service are eligible for early retirement without any reduction in benefits. Participants who have reached age 55 and who have ten years of credited service are eligible for retirement benefits prior to normal retirement age, at a benefit level that is reduced from the benefit level at normal retirement age by 2% for each year that the early retirement date precedes the normal retirement date. Plan benefits are partially offset by the Social Security benefits received by the participant. Benefits under the plan are paid in the form of a monthly annuity selected by the participant from among several available annuity options. Mr. Kamerick is eligible for retirement under the plan without any reduction in benefits and Mr. Emge is eligible for early retirement with reduced benefits. If Mr. Emge had retired on December 31, 2011, the actuarial net present value of his retirement benefit under the Pepco General Retirement Subplan as of that date would have been $1,258,790.

Executive Supplemental Retirement Plans

PHI 2011 Supplemental Executive Retirement Plan

Effective August 1, 2011, the Company adopted the PHI 2011 Supplemental Executive Retirement Plan, or the 2011 SERP, a new, nonqualified supplemental executive retirement plan. The 2011 SERP replaces the Executive Retirement Plan and the Conectiv Supplemental Retirement Plan (each as described below) as the supplemental retirement plan for new employees of PHI and its subsidiaries hired on or after August 1, 2011. The 2011 SERP also includes provisions that may augment the supplemental retirement benefits to which participants in the pre-existing plans, including each of the named executive officers, are entitled.

The principal purposes of the 2011 SERP are to provide competitive retirement benefits, to protect eligible participants against reductions in retirement benefits due to the qualified plan limitations (as defined below), to encourage the continued employment of and to attract new employees to work for the Company, and to establish a more unified approach to the Company’s retirement programs. The establishment of the 2011 SERP is consistent with the Company’s efforts to align retirement benefits provided by the Company and its subsidiaries with current market practices, as recommended by the Compensation Committee’s independent compensation consultant.

The benefit formula under the 2011 SERP is 1.45% times years of credited service times final average pay (as determined in accordance with the terms of the 2011 SERP). Benefits under the 2011 SERP are calculated without reduction for limitations placed by the Code on the computation of retirement benefits under a qualified benefit plan (the “qualified plan limitations”). These limitations cap both the amount of the annual retirement benefit and the amount of compensation that may be used to calculate the annual benefit and exclude from the benefit calculation compensation that is deferred under the terms of a nonqualified plan. Under the 2011 SERP, the supplemental retirement benefit is calculated by including in final average pay the average of the three highest awards under the EICP within the five consecutive years immediately preceding retirement. Accordingly, if a participating executive’s retirement benefit under the Pepco Holdings Retirement Plan is reduced by the qualified plan limitations or Pepco Holdings Retirement Plan final average pay formula does not include EICP payments, the 2011 SERP will pay a supplemental retirement benefit equal to the difference between (i) the participant’s actual benefit under the Pepco Holdings Retirement Plan and (ii) the participant’s benefit as calculated under the terms of the 2011 SERP.

For participants in the pre-existing supplemental retirement plans, the 2011 SERP provides a minimum supplemental retirement benefit equal to the amount, if any, by which the executive’s benefit calculated under the 2011 benefit formula exceeds the supplemental retirement benefit provided under the pre-existing plan. Where the pre-existing plan provides for a greater benefit, the executive will receive the benefit provided for under the pre-existing plan.

Generally, a participant will become vested in the 2011 SERP upon the later of attaining age 65 or being credited with five years of service. Earlier vesting is permitted under the 2011 SERP when a participant attains age 55 or older and is credited with at least ten years of service under the 2011 SERP.

The 2011 SERP formula, including its application to participant’s in the pre-existing supplemental retirement plans, is designed to provide executives with retirement benefits that in the aggregate target median peer group retirement benefits based upon the research provided by PM&P, the Compensation Committee’s independent compensation consultant. Eligibility for participation in the 2011 SERP is determined by the Compensation Committee. Because the 2011 SERP is a nonqualified supplemental retirement plan, participation is limited to certain members of the Company’s management.

Generally, the only form of benefit intended to be provided under the 2011 SERP is a lifetime annuity, subject to certain exceptions, including after a change of control of the Company, in which case the benefit will be paid in a lump sum. Also, benefits under the 2011 SERP will be paid in a lump sum payment to any participant in the 2011 SERP who also participates in the Conectiv SERP (which itself pays benefits in the form of a lump sum) or to any participant in the 2011 SERP who does not participate in any other supplemental executive retirement plan, but only if the value of the benefit payable under the 2011 SERP is considered to be “de minimis” under the Code. Benefit payment will commence immediately following the participant’s separation from service.

Executive Retirement Plan

The Executive Retirement Plan is a nonqualified supplemental retirement plan that combines two different retirement structures: the Supplemental Benefit Structure and the Executive Performance Supplemental Retirement Benefit Structure The Executive Retirement Plan was closed to new participants effective August 1, 2011, and has been replaced by the 2011 SERP. The Executive Retirement Plan serves the same purpose as the 2011 SERP, as discussed above. Messrs. Kamerick, Emge and Huffman are participants in the Executive Retirement Plan.

Supplemental Benefit Structure

An executive’s benefit under the Supplemental Benefit Structure is an amount equal to the additional retirement benefit the executive would have received under the Pepco Holdings Retirement Plan, if the qualified plan limitations (as discussed in the description of the 2011 SERP above) were not taken into account in calculating the executive’s benefit. Benefits under the Supplemental Benefit Structure are payable in the form of a monthly annuity following the termination of a participant’s employment.

Executive Performance Supplemental Retirement Benefit Structure

An executive’s benefit under the Executive Performance Supplemental Benefit Structure is the additional retirement benefit the executive would have received under the Pepco Holdings Retirement Plan if in calculating the executive’s benefit the average of the highest three annual incentive awards in the last five consecutive years had been added to the executive’s average salary over the final three years of his employment. The Executive Performance Supplemental Retirement Benefit Structure has had the effect of making retirement benefits for participants in the Pepco General Retirement Subplan and the PHI Subplan more comparable to the retirement benefits received by participants in the Conectiv Cash Balance Subplan, which takes into account bonuses in calculating retirement benefits. Benefits under the Executive Performance Supplemental Retirement Structure are payable only to executives who remain employed through age 59, unless the termination of the executive’s employment follows a change of control of the Company. Benefits are paid in the form of a monthly annuity, except that if the employment of a participant terminates following a change in control, the payments due will be paid in a lump sum amount equal to the present value of the annuity payments to which the participant otherwise would be entitled. If Mr. Emge had retired on December 31, 2011, he would have been entitled to receive a benefit under this structure.

Conectiv Supplemental Executive Retirement Plan

The Conectiv Supplemental Executive Retirement Plan (the “Conectiv SERP”) is a nonqualified supplemental retirement plan that provides a supplemental retirement benefit equal to the additional retirement benefit a participating executive would have received under the Conectiv Cash Balance Subplan of the Pepco Holdings Retirement Plan, if the qualified plan limitations were not taken into account in the benefit calculation. As participants in the Conectiv Cash Balance Subplan, Messrs. Rigby and Velazquez participate in the Conectiv SERP. In the case of Mr. Rigby, the Conectiv SERP benefit is based on his grandfathered benefit under the Atlantic City Electric Retirement Plan calculated without taking the qualified plan limitations into account. The benefit under the Conectiv SERP is payable in a lump sum following the termination of a participant’s employment. If Messrs. Rigby and Velazquez had retired on December 31, 2011, the net present value of each of their retirement benefits as of that date under the Conectiv SERP would have been $3,246,506 and $157,877, respectively.

Nonqualified Deferred Compensation

The following table provides certain information regarding the nonqualified deferred compensation benefits of each of the named executive officers at December 31, 2011.

Nonqualified Deferred Compensation

at December 31, 2011

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
Joseph M. Rigby
Conectiv Deferred Compensation Plan	$—	$—	$65,776	$1,350,000	$494,248
PHI Revised and Restated Executive and Director Deferred Compensation Plan	$33,733	$25,117	$21,519	—	$635,291

Anthony J. Kamerick
PHI Revised and Restated Executive and Director Deferred Compensation Plan	$57,628	$5,891	$19,221	$—	$639,838

David M. Velazquez
PHI Revised and Restated Executive and Director Deferred Compensation Plan	$8,840	$6,538	$695	$—	$28,375

Kirk J. Emge
PHI Revised and Restated Executive and Director Deferred Compensation Plan	$48,755	$7,258	$(7,719)	$—	$360,105

John U. Huffman
PHI Revised and Restated Executive and Director Deferred Compensation Plan	$2,921	$2,145	$520	$—	$23,282

(1)	All amounts shown are included in the “Salary” column of the Summary Compensation Table for the year 2011, located on page 48 of this Proxy Statement.

(2)	All amounts shown are included in the “All Other Compensation” column of the Summary Compensation Table for the year 2011.

(3)	Includes the following amounts reported as compensation in the Summary Compensation Table in years prior to 2011:

(a)	PHI Deferred Compensation Plan: Mr. Rigby — $454,526; Mr. Kamerick — $153,332; Mr. Emge — $79,816; Mr. Huffman — $3,120, Mr. Velazquez — $0.

(b)	Conectiv Deferred Compensation Plan: Mr. Rigby — $21,468.

Deferred Compensation Plans

The Company maintains the following deferred compensation plans in which one or more of the named executive officers participate.

PHI Revised and Restated Executive and Director Deferred Compensation Plan

Under the PHI Deferred Compensation Plan, participating executives (including each of the named executive officers) and directors (including each of the Company’s non-employee directors) are permitted to defer the receipt of all or any portion of their compensation, including, in the case of executives, incentive compensation. In addition, to the extent an executive is precluded from making contributions to the Retirement Savings Plan, a tax-qualified 401(k) plan, due to limitations imposed by the Code, the executive is eligible to defer under the PHI Deferred Compensation Plan an amount equal to the contribution the executive is prevented from contributing to the Retirement Savings Plan and receive an additional credit under the PHI Deferred Compensation Plan equal to the matching contribution, if any, that the Company would have made to the executive’s account under the Retirement Savings Plan. Under the terms of the Retirement Savings Plan, employees can contribute to the Retirement Savings Plan up to 6% of their annual salary, with the Company matching 100% of the employee’s contribution up to 3% of salary and 50% of any contributions in excess of 3% of salary up to 6% of salary.

Under the PHI Deferred Compensation Plan, the Company credits to each participant’s account on a monthly basis an amount corresponding to, as elected by the participant, any or a combination of: (i) the interest at the prime rate that would have been paid on an amount equal to the participant’s account balance, (ii) an amount equal to the return that the participant would have earned had his or her account balance been invested in any one or a combination of the investment funds selected by the Compensation Committee, or (iii) an amount equal to the return the participant would have earned had the account balance been invested in shares of common stock (the “phantom shares account”).

Payment of benefits under the PHI Deferred Compensation Plan begins when selected by the participant among various options, but subject to any limitation necessary to comply with the requirements of Section 409A of the Code.

Eligibility of executives to participate in the PHI Deferred Compensation Plan is determined by the Company’s Chief Executive Officer (and, in the case of the Chief Executive Officer, by the Board).

In December 2011, the Board approved an amendment to the PHI Deferred Compensation Plan to clarify the deferral and payment elections under the PHI Deferred Compensation Plan’s 401(k) wraparound provisions (provisions that permit deferral of salary in excess of the Code’s contribution limits on 401(k) plans), require Compensation Committee approval prior to any modification to a director deferral election that is credited in phantom shares of common stock, and make other changes to simplify and clarify the provisions of this plan.

Conectiv Deferred Compensation Plan

Prior to the merger of Pepco and Conectiv, Conectiv maintained the Conectiv Deferred Compensation Plan under which participating executives were permitted to defer the receipt of all or any portion of their compensation, including incentive compensation, and to receive employer matching credits on deferrals corresponding to contributions the executive was precluded from making to the Conectiv tax-qualified 401(k) plan due to limitations imposed by the Code. On August 1, 2002, employee deferrals and matching employer credits under the Conectiv Deferred Compensation Plan were discontinued.

Prior to August 1, 2002, participant deferrals and employer matching contributions were credited to a deferred compensation account and were deemed invested, as elected by the executive, in any of the investment options available to participants under the Conectiv tax-qualified 401(k) plan as of August 1, 2002. Employer matching contributions were credited to an employer matching account in the form of Conectiv common stock equivalents, which at the time of the merger were converted into Company common stock equivalents on which additional credits were made when cash dividends were paid on the common stock based on the number of shares that could be purchased with the cash dividend. Of the named executive officers, only Mr. Rigby maintains an account balance under the Conectiv Deferred Compensation Plan.

Distributions under the Conectiv Deferred Compensation Plan commence at a time selected by the executive at the time of deferral from among various options.

Termination of Employment and Change in Control Benefits

The following is a description of the Company’s plans and arrangements that provide for payments to the named executive officers, following or in connection with the termination of the executive’s employment, a change in control of the Company or a change in the executive’s responsibilities.

Employment Agreement

As of January 1, 2012, Mr. Rigby’s employment agreement provides him with specified benefits if his employment is terminated under various circumstances, as described below. These benefits replace in their entirety the termination benefits that Mr. Rigby was eligible to receive under his prior employment agreement.

Termination by the Company Other than for Cause

If at any time during the term of his employment agreement, the Company terminates Mr. Rigby’s employment, other than for cause, Mr. Rigby will be entitled to:

•	Payment of unpaid salary and accrued vacation pay through the date of termination, as well as any earned and unpaid bonus for the year prior to the year in which the termination occurs;

•	Subject to execution and delivery of an irrevocable release of claims:

•

if the termination date is prior to January 1, 2013, a lump sum severance payment equal to three times the sum of (i) his annual base salary in effect on the date of the termination of employment and (ii) the higher of (A) his target annual bonus under the EICP for the year in which the termination of employment occurs or (B) the highest annual bonus received under the EICP during the three calendar years preceding the calendar year in which the termination of employment occurs (the sum of (i) and (ii) above is referred to as the “Calculation Amount”);

•

if the termination date is on or after January 1, 2013 but on or prior to December 31, 2014, a lump sum cash payment equal to the product of (i) three times Calculation Amount and (ii) a fraction (A) the numerator of which is 730 minus the number of days that have elapsed from and including January 1, 2013, through the day immediately prior the termination date and (B) the denominator of which is 730; and

•	a lump sum payment in cash equal to a pro-rated portion of Mr. Rigby’s target annual bonus under the EICP for the year in which the termination occurs;

•	Vesting in full of the unvested portion of the time-based retention award provided under his employment agreement;

•	Vesting in full of the outstanding performance-based retention awards under his employment agreement to the extent that the performance goals are achieved;

•

With respect to the unvested portion of all other time-based restricted stock or RSU awards under the LTIP (or any successor plan), (i) for awards that would have vested had Mr. Rigby remained employed by the Company for the remainder of the three-year term of his employment agreement, the vesting of each such award in full on the date his employment terminates, or (ii) for awards that would have vested in full after the last day of the three-year term of his employment agreement, the vesting of each such award on a pro-rated basis for the length of his service up to the date of termination, except if such termination occurs within one year following a change of control (as defined in the employment agreement), the award will vest in full; and

•

With respect to the unvested portion of all performance-based restricted stock or RSU awards under the LTIP (or any successor plan), (i) if the performance period ends within the three-year term of his employment agreement, the vesting of each such award in full, if and to the extent the performance goals are achieved, or (ii) if the performance period ends after the last day of the three-year term of his employment agreement, the vesting of each such award (to the extent earned based on performance through the end of the performance period) on a pro-rated basis for the length of his service up to the date of termination; except that, in either case, if a termination occurs within one year following a change of control, each outstanding performance award shall vest on the date Mr. Rigby’s employment terminates and the amount of the award shall be determined on the assumptions that (i) Mr. Rigby had remained employed through the end of the performance period and (ii) the target level of performance had been achieved.

For purposes of these provisions, “cause” is defined as:

•	intentional fraud or material misappropriation with respect to the business or assets of the Company;

•	the persistent refusal or willful failure to perform substantially duties and responsibilities to the Company after notice of, and an opportunity to remedy, such failure have been given; or

•	conduct that constitutes disloyalty to the Company or that materially damages the property, business or reputation of the Company.

Voluntary Resignation for Good Reason

If, at any time during the term of his employment agreement, Mr. Rigby terminates his employment for “good reason”, he will receive under his employment agreement the same benefits that he would have received had the Company terminated his employment without cause as described above. A termination for “good reason” will occur if:

•

his base salary is reduced (other than a reduction consistent and proportional with the overall reduction, due to extraordinary business conditions, in the compensation of all other senior executives of the Company);

•	he is not considered in good faith for incentive awards under the Company’s plans in which senior executives are eligible to participate;

•	the Company fails to provide him with retirement, fringe and supplemental benefits in a manner similar to other senior executives;

•	the Company relocates Mr. Rigby’s place of employment to a location further than 50 miles from Washington, D.C. (other than the Washington, D.C. or Wilmington, Delaware metropolitan areas), or

•	he is removed from the position of Chief Executive Officer (other than due to his disability).

Resignation or Termination of Employment Due to Disability, Death or for Cause

Upon Mr. Rigby’s resignation (other than for good reason) or upon his death or disability (which shall be deemed to have occurred if he becomes entitled to long-term disability benefits under the Company’s disability plan or policy), or in the event of termination of his employment for cause prior to termination of his employment agreement, Mr. Rigby will not be entitled to further compensation under his employment agreement, except for salary, vacation pay and annual bonus earned but not paid prior to such termination and awards or benefits to which he may be entitled under the Company’s benefit plans. The retention awards provided under Mr. Rigby’s employment agreement will be forfeited if Mr. Rigby’s employment with the Company ends prior to the completion of the applicable vesting period or performance period, other than in the case of the termination of his employment due to death or disability, or his retirement with the consent of the Board. In each such case, the unvested portion of the time-based retention award will vest in full upon termination of employment, and the then-outstanding performance-based retention award will vest at the end of the performance period to the extent that the performance goals are achieved. In the event of a termination of Mr. Rigby’s employment for cause, the unvested portion of the time-based retention award and the entire then-outstanding performance-based retention award will be forfeited.

Health Insurance and Related Benefits

For a period equal to the greater of (i) one year following the termination of Mr. Rigby’s employment and (ii) the remainder of the three-year term of his employment agreement, the Company will reimburse Mr. Rigby for the cost of purchasing a health insurance policy comparable to the Company-sponsored healthcare plan in which he was enrolled immediately prior to the termination of his employment to the extent the Company is not otherwise providing or paying for such coverage, including under his employment agreement.

If, during the three-year term of his employment agreement, Mr. Rigby’s employment is terminated by the Company other than for cause or Mr. Rigby terminates his employment for “good reason,” each following a change of control (as defined in his employment agreement), for 24 months after such termination, the Company will, in its discretion, either:

•	provide Mr. Rigby with healthcare, life insurance and disability benefits no less favorable than those benefits as in effect immediately prior to such termination; or

•	reimburse Mr. Rigby for the cost of obtaining such benefits.

However, Mr. Rigby will not be entitled to any of the foregoing healthcare insurance and related benefits if applicable law precludes the Company from providing such benefits to him because the Company is not providing comparable benefits to other employees or former employees.

Change-in-Control Severance Plan

Under the Company’s Change-in-Control Severance Plan, if, within one year following a change in control, a participating executive’s employment is terminated by the Company without “cause” or the executive terminates his or her employment for “good reason,” the executive will be entitled to the following termination benefits:

•

a severance payment equal to the sum of executive’s salary and target annual bonus for the year in which the termination occurs, multiplied by a benefit factor of 1.5, 2 or 3, depending upon the executive’s position;

•	a prorated portion (based on the number of days the executive was employed during the year) of the executive’s target annual bonus for the year;

•

a lump sum supplemental retirement benefit paid in cash equal to the difference between (i) the present value of the executive’s vested retirement benefit accrued at the time of termination under the Pepco Holdings Retirement Plan and any excess or supplemental retirement plan in which the executive is a participant and (ii) the benefit the executive would be entitled to receive under such plans assuming that the executive was the number of years older and had been credited with the number of years of service equal to the executive’s benefit factor;

•

for a period of time equal to the executive’s benefit factor, medical, dental, group life and disability benefits that generally are at least at a level substantially similar to the level in effect prior to the change in control; and

•

a gross-up payment in an amount equal to the amount of all excise taxes imposed upon compensation payable upon termination of employment and the additional taxes that result from such payment, such that the aggregate net payments received by the executive would be the same as they would have been had such excise tax not been imposed.

The receipt of the benefits under the Change-in-Control Severance Plan is contingent upon the execution by the employee of (i) a general release and a non-disparagement agreement and (ii) a covenant agreeing not to compete against the Company or solicit its employees, each in form and substance satisfactory to the Company. Of the named executive officers, Messrs. Kamerick and Velazquez (each with a benefit factor of 3) and Emge and Huffman (each with a benefit factor of 2) are participants in the Change-in-Control Severance Plan. Mr. Rigby does not participate in the Change-in-Control Severance Plan.

LTIP

For a summary of the specific provisions of the LTIP governing termination of employment or change in control, see “Proposal 4: Approval of Performance Goal Criteria Under the Pepco Holdings, Inc. Long-Term Incentive Plan — Summary of Terms of the LTIP.” In the case of Mr. Rigby, the application of the provisions of the LTIP governing the disposition of awards in connection with a termination of his employment (other than in the case of retirement, death or disability) is superseded by the provisions of the New Agreement, which are more fully described above under the heading “Termination of Employment and Change in Control Benefits — Employment Agreement — New Agreement.”

2012 LTIP

For a summary of the specific provisions of the 2012 LTIP governing termination of employment or change in control, see “Proposal 3: Approval of the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan — Summary of Terms of the 2012 LTIP.”

EICP

Under the EICP, if a participant retires, dies or becomes disabled prior to the end of a plan year, the participant is entitled to a pro-rated portion of the award to which the participant otherwise would be entitled based on the portion of the year that the participant was employed. If the employment of the participant terminated for any other reason during the plan year, the participant is entitled to an award only to the extent provided for in his employment agreement or under the Change-in-Control Severance Plan.

For a summary of the specific provisions of the Amended EICP governing termination of employment or change in control, see “Proposal 5: Approval of the Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan — Termination Events.”

Retirement Plan Benefits

Messrs. Kamerick and Emge are participants in the Pepco General Retirement Subplan of the Pepco Holdings Retirement Plan and Messrs. Rigby and Velazquez are participants in the Conectiv Cash Balance Subplan of the Pepco Holdings Retirement Plan. Mr. Huffman is a participant in the PHI Subplan of the Pepco Holdings Retirement Plan. For a description of the benefits provided under these defined benefit retirement plans and under the corresponding supplemental retirement plans following termination of employment, see “Retirement Plans.”

Deferred Compensation Plans

Each of Messrs. Rigby, Kamerick, Velazquez, Emge and Huffman is a participant in the PHI Deferred Compensation Plan. Mr. Rigby also is a participant in the Conectiv Deferred Compensation Plan. For a discussion of the payments to which they are entitled to under these plans following a termination of employment, see “Deferred Compensation Plans.”

Quantification of Termination of Employment Benefits

The following discussion quantifies the benefits that each of Messrs. Rigby, Kamerick, Velazquez, Emge and Huffman would have been entitled to receive under the Company’s compensation plans and, in the case of Mr. Rigby, under the terms of his new employment agreement, if his employment had terminated on December 30, 2011 (the last business day of the Company’s last completed fiscal year), under specified circumstances. The following discussion regarding Mr. Rigby assumes that his new employment agreement was in effect, and the time-based retention award and the 2012 performance-based retention award thereunder were granted, each as of December 30, 2011. The following discussion does not include benefits that would be received by the named executive officers under the Company’s defined benefit retirement plans and corresponding supplemental retirement plans and arrangements and under the Company’s deferred compensation plans, the benefits under which are described above in “Retirement Plans” and “Deferred Compensation Plans.”

Following a Change in Control, the Termination of an Executive’s Employment by the Company Other Than for Cause or the Executive’s Voluntary Resignation for Good Reason

If, as of December 30, 2011, the employment of the executive following a change in control had been terminated by the Company other than for cause, or (i) in the case of Mr. Rigby, he had voluntarily terminated his employment for “good reason” (as defined in Mr. Rigby’s employment agreement), and (ii) in the case of Messrs. Kamerick, Velazquez, Emge and Huffman, each had voluntarily terminated his employment for “good reason” (as defined in the Change-in-Control Severance Plan) within one year following the change in control in accordance with the terms of the Change-in-Control Severance Plan and the LTIP, the executive would have received the benefits described in the table below. The benefit in the column headed “Section 280G Gross-Up Payment” is the payment the executive would have received had the executive incurred an excise tax under Section 4999 of the Code.

	Severance Payment	EICP Payment(1)	Lump Sum Supplemental Retirement Benefit Payment	Accelerated Vesting of Time- Based Restricted Stock and RSUs(2)	Accelerated Vesting of Performance- Based RSUs(3)	Welfare Plan Benefit Payment	Section 280G Gross- Up Payment	Healthcare and Related Benefits	Total
Joseph M. Rigby(4)	$6,023,654	$985,000	$—	$3,649,372	$5,471,845	$—	$—	$25,644	$16,155,515
Anthony J. Kamerick	$2,390,400	$298,800	$1,438,688	$327,629	$795,098	$54,765	$2,048,563	$—	$7,353,943
David M. Velazquez	$2,323,200	$290,400	$2,935,962	$348,190	$543,666	$51,174	$2,535,846	$—	$9,028,438
Kirk J. Emge	$1,251,200	$234,600	$655,487	$239,481	$570,086	$25,644	$990,712	$—	$3,967,210
John U. Huffman	$1,168,000	$219,000	$273,066	$227,295	$364,344	$35,202	$672,424	$—	$2,959,331

(1)

Represents the award that would be received (i) with respect to Mr. Rigby, assuming that he had received, in accordance with the provisions of his new employment agreement, an award opportunity in 2011 under the EICP to earn 100% of his initial base salary under that agreement assuming target-level performance occurred in 2011, and (ii) with respect to each other named executive officer, under each such executive’s EICP award opportunity assuming target-level performance occurred in 2011.

(2)

Represents the market value on December 30, 2011 (the last trading day of 2011) of unvested time-based restricted stock and time-based RSU awards granted under the LTIP that would vest and become non-forfeitable immediately upon the date of termination of employment in the case of Mr. Rigby, and, in the case of each other named executive officer, if the termination of the named executive officer’s employment occurred within one year following the change in control. The market value calculations were based on a price of $20.30 per share of common stock, the closing market price of the common stock on December 30, 2011. These amounts include the following number of additional shares that the named executive officer is entitled to receive upon vesting under the terms of his LTIP awards as a result of dividend equivalents on such awards: Mr. Rigby — 2,273 shares; Mr. Kamerick — 197 shares; Mr. Velazquez — 192 shares; Mr. Emge — 124 shares; and Mr. Huffman — 115 shares.

(3)

Represents the market value on December 30, 2011 of shares of common stock issuable under performance-based awards granted under the LTIP which (i) in the case of each named executive officer except Mr. Rigby, the named executive officer would be entitled to receive at the end of each respective performance period in accordance with the terms of the LTIP or the award agreement, as the case may be, and (ii) Mr. Rigby would be entitled to receive (A) with respect to his initial performance-based retention award granted under his employment agreement, at the end of the performance period to the extent that the Compensation Committee then determines that the award’s performance goals have been achieved, and (B) with respect to all other performance-based awards granted to Mr. Rigby under the LTIP, immediately upon the date of such termination, if such termination occurs within one year following a change in control, and assuming that he had remained employed with the Company through the end of the performance period and the target level of performance had been achieved. These amounts include the following number of additional shares that the named executive officer is entitled to receive upon vesting under the terms of his LTIP awards as a result of dividend equivalents on such awards: Mr. Rigby — 25,388 shares; Mr. Kamerick — 4,956 shares; Mr. Velazquez — 3,732 shares; Mr. Emge — 3,684 shares; and Mr. Huffman — 2,563 shares.

(4)

Mr. Rigby’s severance payment amount includes accrued but unpaid vacation pay through the date of his termination in the amount of $113,654. This amount has been calculated based upon the maximum number of eligible vacation days in accordance with the Company’s vacation policy.

Termination of the Executive’s Employment by the Company Other than for Cause and Not Following a Change in Control

If, as of December 30, 2011, the employment of each named executive officer, other than Mr. Rigby, had been terminated by the Company other than for cause and not following a change in control, each such named executive officer would have been entitled to his retirement benefits and the payment of deferred compensation, and all unvested awards under the LTIP and the EICP would have been forfeited, except that such termination of employment would have been treated under the LTIP, with respect to Mr. Kamerick, as a normal retirement, and with respect to Mr. Emge, as an early retirement at the Company’s request, and as a retirement of both such executive officers under the EICP. As a result, unless otherwise determined by the Compensation Committee, in the cases of Messrs. Kamerick and Emge (i) each of the unvested portions of their time-based restricted stock and RSU awards under the LTIP would have vested on a prorated basis for service on or before December 30, 2011, and (ii) each of the unvested portions of their performance-based awards under the LTIP would have vested on a prorated basis, taking into account factors including, but not limited to, service during the period prior to termination and the performance of the executive before his employment ceased. Furthermore, each of Messrs. Kamerick and Emge would have been eligible to receive a prorated award under the EICP. The value of these accelerated awards to Messrs. Kamerick and Emge as of December 30, 2011 would have been equal to the amounts shown in the appropriate columns of the table above.

Under the terms of Mr. Rigby’s employment agreement, if on December 30, 2011 the Company had terminated Mr. Rigby’s employment other than for cause or if Mr. Rigby had terminated his employment for “good reason,” in each case other than following a change in control, Mr. Rigby would have been entitled to receive his retirement benefits, the payment of his deferred compensation, and each of the benefits shown as payable to Mr. Rigby in the table above, except that the amount of Mr. Rigby’s healthcare and related benefits would have been reduced to $10,898.

Voluntary Resignation or Retirement by the Executive

If as of December 30, 2011, Mr. Kamerick had resigned his employment with the Company (other than for good reason following a change in control), he would have been eligible to receive his retirement benefits and the payment of deferred compensation. Mr. Kamerick would also have been entitled to receive the EICP and LTIP benefits shown in the table above.

If, as of December 30, 2011, Mr. Emge had resigned his employment with the Company (other than for good reason following a change in control), he would receive his retirement benefits and the payment of deferred compensation. Mr. Emge also would have been entitled to receive the EICP benefits shown in the table above. Absent any determination by the Compensation Committee to the contrary, the unvested portion of Mr. Emge’s awards under the LTIP would have been forfeited.

If either Messrs. Velazquez or Huffman had resigned from the Company (other than for good reason following a change in control) as of December 30, 2011, he would not have been entitled to any benefits, other than retirement benefits and the payment of deferred compensation.

Under his employment agreement, if Mr. Rigby had resigned his employment with the Company on December 30, 2011 (other than for good reason), he would have been entitled to receive accrued vacation pay through the date of termination (in the amount of $113,654) and any earned and unpaid annual bonus with respect to 2010. If the Board consented to Mr. Rigby’s retirement, (i) the unvested portion of the time-based retention award under his employment agreement would have vested in full (with a benefit value to Mr. Rigby of $1,499,987 as of December 30, 2011), and (ii) the unvested portion of the outstanding performance-based retention award under his employment agreement would vest in full at the end of the performance period if the Compensation Committee determines that the performance goals have been achieved (with a benefit value to Mr. Rigby of $749,984 as of December 30, 2011 assuming such performance was achieved at target). Mr. Rigby would also have been entitled to receive the EICP benefits shown in the table above. Absent any determination by the Compensation Committee to the contrary, the unvested portion of Mr. Rigby’s awards under the LTIP (other than with respect to the retention awards under his employment agreement) would have been forfeited. Mr. Rigby’s rights in respect of all other awards and benefits to which he may be entitled would be determined in accordance with the terms and conditions of the Company plans or arrangements under which such awards or benefits are provided.

Termination of Employment Due to Death or Disability

If, as of December 30, 2011, a named executive officer’s employment (other than Mr. Rigby’s) had terminated because of his death or disability, such executive (or his estate) would have been entitled to receive his retirement benefits and the payment of his deferred compensation. For all named executive officers (other than Mr. Rigby with respect to his retention awards under his employment agreement), under the terms of the LTIP, unless otherwise determined by the Compensation Committee (i) a pro-rata portion of each outstanding time-based restricted stock or RSU award issued to the named executive officer would have immediately vested based upon such executive’s service during the period (with a benefit value to Mr. Rigby of $1,321,255 as of December 30, 2011), and (ii) a pro-rata portion of the shares of common stock issuable under each performance-based award for any then-uncompleted performance periods would have vested, taking into account factors including, but not limited to, service during the period prior to termination and the performance of the executive before his employment ceased (with a benefit value to Mr. Rigby of $3,054,563 as of December 30, 2011 assuming such performance was achieved at target). The value of these accelerated awards to each of the named executive officers, other than Mr. Rigby, are as shown in the table above. In addition, under the terms of the EICP, each named executive officer would have been entitled to a pro-rata portion of his award based on the portion of the year for which he was employed (as shown in the table above). No named executive officer would have been entitled to any severance payment or supplemental retirement benefit payment.

Under his employment agreement, if Mr. Rigby’s employment terminated due to death or disability as of December 30, 2011, Mr. Rigby would not have been entitled to receive any additional compensation other than (in addition to the applicable amounts described above) (i) accrued vacation pay through the date of termination (in the amount of $113,654), (ii) any earned and unpaid annual bonus for 2010, (iii) vesting in full of the unvested portion of the time-based retention award under his employment agreement (with a benefit value to Mr. Rigby of $1,499,987 as of December 30, 2011), and (iv) vesting in full of the unvested portion of each of the performance-based retention awards under his employment agreement if the performance goals associated therewith are determined to have been met at the end of the respective performance period (with a benefit value to Mr. Rigby of $749,984 as of December 30, 2011 assuming such performance was achieved at target). Mr. Rigby’s rights in respect of all other awards and benefits to which he may be entitled would be determined in accordance with the terms and conditions of the Company plans or arrangements under which such awards or benefits are provided.

Termination for Cause

If, as of December 30, 2011, the employment of a named executive officer (other than Mr. Rigby) had been terminated for cause, the named executive officer would not have been entitled to any benefits, other than his retirement benefits and the payment of his deferred compensation. Under his employment agreement, Mr. Rigby would not have been entitled to receive any additional compensation other than accrued vacation pay through the date of termination (in the amount of $113,654), and any earned and unpaid annual bonus for 2010. Mr. Rigby’s rights in respect of all other awards and benefits to which he may be entitled would be determined in accordance with the terms and conditions of the Company plans or arrangements under which such awards or benefits are provided.

For each named executive officer, all unvested awards under the LTIP and the EICP would have been forfeited in the event of a termination of employment for cause.

Compensation Committee Interlocks and Insider Participation

During the 2011 fiscal year, the Compensation Committee consisted of Messrs. Dunn, Harker, Heintz and Ross, and Ms. Krumsiek. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2011, was a current or former officer or employee of the Company, or engaged in certain transactions with us required to be disclosed as “related party transactions” under regulations of the SEC. There were no compensation committee “interlocks” during the fiscal year ended December 31, 2011, which generally means that none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of the Board or as a member of the Compensation Committee.

PROPOSAL 3: APPROVAL OF THE PEPCO HOLDINGS, INC. 2012 LONG-TERM INCENTIVE PLAN

The Board has unanimously approved the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”), which will provide for long-term incentives to attract, retain and reward highly competent officers and key employees of PHI and its subsidiaries, as well as directors of PHI who are not employees or officers of PHI or any subsidiary. The 2012 LTIP was adopted by the Board in December 2011 subject to the approval of our stockholders at the Annual Meeting.

Background of and Reasons for the Proposal

Under the LTIP, we are authorized to grant stock-based compensation to officers and key employees of PHI and its subsidiaries. The terms of the LTIP provide that awards may be made under the LTIP until August 1, 2012, although the LTIP will continue to remain in effect until all outstanding awards are settled or expire. As of March 23, 2012, there were 5,234,141 shares of common stock remaining available for future grants under the LTIP and an aggregate of 2,437,145 shares of common stock reserved for issuance pursuant to outstanding awards under the LTIP.

The Board believes that stock-based compensation increases stockholder value and contributes significantly to our success by enabling us to attract and retain the services of employees (including executive officers) of exceptional ability. Because we believe that our success is primarily dependent upon the judgment, interest and special efforts of these individuals, we wish to continue to provide stock-based incentive awards to recruit, motivate and retain these individuals to increase stockholder value and to foster providing reliable service to our customers. The Board also intends to continue to attract and retain non-employee directors of exceptional ability and experience by having greater flexibility to grant different types of stock-based compensation to our non-employee directors.

Accordingly, on December 15, 2011, the Board adopted the 2012 LTIP, subject to approval of the 2012 LTIP by our stockholders at the Annual Meeting. Stockholder approval is being sought for two reasons. First, the listing requirements of the NYSE require that we obtain stockholder approval of any new equity compensation plan. Second, such stockholder approval is required to satisfy one of the conditions for payments made pursuant to awards granted under the 2012 LTIP to be “performance-based compensation” under Section 162(m) of the Code.

The 2012 LTIP is intended to increase PHI stockholder value by providing for long-term incentives to attract, retain and reward highly competent officers and key employees of PHI and its subsidiaries, as well as to non-employee directors of PHI, all of whom the Board believes are primarily responsible for the continued growth, development and financial success of PHI and its subsidiaries, so that we can continue to perform profitably while providing reliable service to our customers. The 2012 LTIP is also designed to provide opportunities for officers and key employees of PHI and its subsidiaries, and non-employee directors of PHI, to receive awards consisting of, based upon or valued with respect to, shares of our common stock, thereby helping us to align further these individuals’ interests with those of our stockholders.

We cannot grant additional awards under the LTIP after its August 1, 2012 expiration date, although outstanding awards under LTIP will thereafter remain in effect in accordance with their terms. If the stockholders do not approve Proposal 3 at the Annual Meeting, then, commencing August 1, 2012, we would be unable to attract, motivate and reward our officers, key employees and non-employee directors for positive performance by providing them with awards of equity compensation.

Summary of Terms of the 2012 LTIP

The following summary of the material terms of the 2012 LTIP is qualified in its entirety by the terms and conditions set forth in the copy of the 2012 LTIP attached as Annex A to this Proxy Statement.

Administration

The Compensation Committee will generally be the administrator of the 2012 LTIP and has sole authority to generally make all determinations advisable for the administration of the 2012 LTIP in order to achieve its stated objectives. The 2012 LTIP provides that, in lieu of the Compensation Committee, the Board may elect to assume responsibility for and perform any or all of the functions of the Compensation Committee under the 2012 LTIP, except that (1) the Compensation Committee must carry out any function that is related to a performance-based award covered by Section 162(m) of the Code, and (2) the Board will administer director awards under the 2012 LTIP (as discussed in more detail below under “Director Awards”). Throughout the remainder of this section, unless the context indicates otherwise, we refer to the “Compensation Committee” to mean either the Compensation Committee or the Board, as appropriate.

The Compensation Committee will designate officers and key employees who will be granted awards under the 2012 LTIP, and will designate non-employee directors who will be granted director awards, as well as the size and types of awards, the terms and conditions pursuant to which awards are granted, exercised or forfeited, and the form and content of the award agreements representing such awards. The Compensation Committee will be authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2012 LTIP. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Compensation Committee will exercise its discretion consistent with the requirements for qualifying the award for that exception. The Compensation Committee will determine all questions of interpretation and application of the 2012 LTIP. The Compensation Committee’s determinations will be final and binding on a participant and not subject to further appeal.

Except as noted above, the Compensation Committee must be comprised of two or more members of the Board, each of whom must be an “outside director” within the meaning of the regulations promulgated under Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. Currently, the members of the Compensation Committee are Messrs. Dunn (Chairman), Harker and Heintz, Ms. Krumsiek, and Mr. Ross, each of whom is an “outside director” and a “non-employee director” as described above.

Limits on Awards

The number of shares of common stock that may be issued under the 2012 LTIP may not exceed, in the aggregate, 8,000,000 shares. Of the aggregate number of shares eligible for issuance under the 2012 LTIP, the number of shares of common stock that may be issued pursuant to incentive stock options, or ISOs, is 8,000,000. The shares of common stock that may be issued under the 2012 LTIP will be either authorized and unissued shares or previously issued shares that have been reacquired and are held as treasury stock. For purposes of determining the number of shares of common stock available for issuance under the 2012 LTIP, whenever an award lapses, is cancelled or forfeited, is delivered or surrendered to us as part or full payment for the exercise of an option, or the rights of the participant to whom an award was granted terminate (except with respect to an option that lapses due to the exercise of a related stock appreciation right, or SAR), the shares subject to such award will again be available for future awards under the 2012 LTIP. The total number of shares available to be issued under the 2012 LTIP will be appropriately adjusted in the event of any change in the outstanding shares of common stock by reason of any dividend or split, recapitalization, reorganization, combination, division or exchange of shares, or other similar changes in the common stock.

Participation

The Compensation Committee may grant awards under the 2012 LTIP to officers or key employees of PHI or any subsidiary, including such officers or employees who are members of the Board. The Compensation Committee may also grant director awards under the 2012 LTIP to directors of PHI who are not employees or officers of PHI or any subsidiary. However, only employees of the Company and its subsidiaries will be eligible to receive ISOs under the 2012 LTIP. As of March 23, 2012, approximately 62 persons are eligible to participate in the 2012 LTIP.

Term of the 2012 LTIP

If the 2012 LTIP is approved by stockholders at the Annual Meeting, the effective date of the 2012 LTIP will be the date of the Annual Meeting. Unless earlier terminated by the Board, the 2012 LTIP shall terminate on the tenth anniversary of the effective date, but the 2012 LTIP shall remain in effect thereafter solely to settle all matters related to the payment of outstanding awards and the termination of the 2012 LTIP.

Restricted Stock and Restricted Stock Unit Awards

General

Restricted stock awards are shares of common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. During a specified period of time, or restriction period, shares of restricted stock bear a legend prohibiting the sale, transfer, pledge, assignment or hypothecation of the shares until the expiration of the restriction period. Upon issuance to the participant of shares of restricted stock, the participant will have the right to vote such shares, and, unless otherwise provided in the award agreement, to receive the dividends paid on such shares.

A restricted stock unit, or RSU, is a contractual right to receive upon vesting of the RSU an amount payable in cash or shares of common stock, as determined by the Compensation Committee. No shares of common stock are issued to the participant on the date of grant of an RSU, and the participant does not have any voting or dividend rights with respect to shares underlying an RSU award until any shares of common stock are issued to the participant (although the Compensation Committee may award dividend equivalents in connection with the grant of an RSU).

In general, awards of restricted stock or RSUs will be issued without the payment of any consideration by the participant. Such awards may be time-based or performance-based. Time-based awards vest taking into account only the period of time that the participant performs services for PHI or any subsidiary after the date of grant. Performance-based awards require the satisfaction of performance objectives, criteria or other requirements in order for the award to vest, in addition to continued employment with PHI or a subsidiary. Each award of restricted stock and RSUs shall be subject to such other terms and conditions consistent with the 2012 LTIP as shall be determined by the Compensation Committee and set forth in an award agreement.

Vesting and Forfeiture

Time-Based Awards.    At the time a time-based award of restricted stock or RSUs is granted, the Compensation Committee will, in its discretion, establish a restriction period applicable to such award. Each award may have a different restriction period. Upon completion of the restriction period with respect to a restricted stock award, all restrictions will lapse and a new certificate or certificates for the shares will be issued to the participant without the restrictive legend. The lapse of restrictions with respect to a time-based award of RSUs shall cause the award to be paid as provided in the award agreement.

If a participant ceases employment or service as a director during the restriction period, the award of time-based restricted stock or RSUs will be forfeited as provided below:

•

Termination of employment by the participant (other than retirement) or by PHI or a subsidiary for cause (as defined in the 2012 LTIP): 100% of the award will be forfeited upon the date of termination.

•

Termination of employment without cause (other than retirement) or due to disability or death: A proportional amount of the award will be forfeited, based on the length of service during the restriction period. The restriction period will be deemed to expire immediately with respect to the unforfeited portion of the award. However, the Compensation Committee may modify this result if it determines that special circumstances warrant such modification.

•

Retirement: If the Compensation Committee has determined that a participant has retired, the Compensation Committee will determine how much, if any, of the award shall be forfeited, and the restriction period will be deemed to expire immediately with respect to the unforfeited portion of the award.

Performance-Based Awards.    At the time a performance-based award of restricted stock or RSUs is granted, the Compensation Committee will establish both a restriction period and a performance period applicable to such award. The performance period is the period during which performance relative to defined objectives is measured to determine whether the award will vest in whole or in part. Each award may have different restriction and performance periods, and performance periods may overlap.

No later than 90 days after the beginning of a performance period, the Compensation Committee must determine one or more performance objectives associated with the performance-based award of restricted stock or RSUs, as well as the number of shares of restricted stock or the number of RSUs that comprise the award. As soon as practicable after the end of the performance period, the Compensation Committee will determine whether and to what extent the target performance objectives were achieved and whether the other material terms of the award were satisfied. A performance-based restricted stock or RSU award may be forfeited as provided below:

•

Failure to achieve performance objectives: The Compensation Committee will, based on its determination of whether the performance objectives were achieved, determine whether and how much of the performance-based award will vest.

•	Termination of employment by a participant, or by PHI or a subsidiary for cause: 100% of the unvested portion of the award will be forfeited upon the date of termination.

•

Termination of employment without cause (other than retirement) or due to disability or death: A proportional amount of the award will be forfeited, based on the participant’s length of service during the restriction period. However, the Compensation Committee may modify this result if it determines that special circumstances warrant such modification.

•	Retirement: If the Compensation Committee has determined that a participant has retired, the Compensation Committee will determine how much of the award shall be forfeited, if any.

Notwithstanding the foregoing, the restriction period will not lapse with respect to the unforfeited portion of any performance-based award until the Compensation Committee determines whether the performance objectives for that award were achieved. If the Compensation Committee determines with respect to a restricted stock award that common stock may be retained as a result of achieving the performance objectives, PHI will issue to the participant a new share certificate without the restrictive legend. With respect to an award of RSUs, PHI will make a payment to the participant in cash, shares of common stock, or a combination thereof, in accordance with the terms of the award agreement or as otherwise determined by the Compensation Committee. Unless the Compensation Committee determines otherwise, payment will be made in full no later than the 15th day of the third month after the end of the first calendar year in which the RSU is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

Stock Options and SARs

General

Under the 2012 LTIP, a stock option award gives the participant the right, during a specified period of time, or “option period,” to purchase a specified number of shares of common stock in the future at a set exercise price, with such other terms and conditions as specified in the 2012 LTIP or in a stock option agreement between the Company and the participant.

Under the 2012 LTIP, a SAR is an award that gives a participant the right to receive from the Company, during a specified period of time, or “exercise period,” an amount in cash, common stock, or a combination thereof, equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of (A) the fair market value of a share of the common stock on the trading day preceding the exercise date over (B) the exercise price of the SAR (which must be greater than or equal to the fair market value of a share of common stock on the date of grant). SARs may be granted under the 2012 LTIP alone or together with specific stock options granted under the 2012 LTIP.

Duration

Subject to certain exceptions, the latest date on which a participant may exercise an option or SAR will be the first to occur of (1) ten years after the date of grant, (2) the expiration of the option period or exercise period, as the case may be, or (3) the effective date of any termination (as defined under the 2012 LTIP) of the participant. However, under the Code, an ISO that is granted to a participant who beneficially owns 10% or more of the common stock may not be exercised after the fifth anniversary of the date of grant.

In the event of a participant’s retirement (as determined by the Compensation Committee) or disability (as defined in the 2012 LTIP), the option or SAR will lapse as provided under the first to occur of either clauses (1) or (2) above. In the event of a participant’s death, the option or SAR will lapse at the end of the option period or exercise period. However, in the event of the retirement (as determined by the Compensation Committee), disability or death of a participant, the Compensation Committee may extend an option period or an exercise period, but not beyond the tenth anniversary of the date of grant, if it determines that special circumstances warrant such an extension, except that the Compensation Committee may not extend the option period of an ISO if the extension would cause the ISO to no longer be treated as an incentive stock option under the Code.

To the extent that a SAR is issued in tandem with an option and either the SAR or the option is exercised, the other component of the tandem award will be deemed to have lapsed immediately upon such exercise.

Vesting

The Compensation Committee shall determine the option period or exercise period with respect to an option or SAR. No option or SAR may be exercised after it lapses. An option may be exercised in whole or in part at any time, except as otherwise provided in the 2012 LTIP or in the stock option agreement. In the case of an ISO, the aggregate fair market value of common stock for which all ISOs held by a participant are first exercisable in any calendar year may not exceed $100,000, or such other amount as determined under the Code.

A SAR issued in tandem with an option will be exercisable to the extent the related option is exercisable. No such SAR or option may be exercisable during the six-month period after their respective dates of grant except in the case of the participant’s disability or death. Nonetheless, in the event of a tender offer for the common stock or the submission of a proposal to PHI’s stockholders to merge or consolidate PHI with another company, the Compensation Committee may, in its sole discretion, declare any outstanding option or SAR to be immediately exercisable.

Option Price; Exercise Price

The per share option price (or in the case of a SAR, the exercise price), will be set by the Compensation Committee, but may not be less than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of a share of common stock on the date of grant.

Payment of Option Price; Settlement of SARs

Upon exercise, the option price may be paid in the form of cash, or, if permitted by the stock option agreement, by delivery of other shares of common stock, or any combination thereof. The stock option agreement may provide that, in lieu of tendering the option price in cash, the participant will receive the number of shares subject to an exercise, less such amount of shares having a fair market value equal to the aggregate option price. If the stock option agreement permits payment of the option price by delivery of other shares of common stock, such shares must have been held by the participant for at least six months.

The Compensation Committee may direct in the award agreement that, upon exercise of a SAR, payment in settlement of the SAR will be in cash, shares of common stock, or a combination thereof.

Failure to Exercise a SAR

In the event that a participant fails to exercise a SAR by the end of the last day of the exercise period (or the last day of the option period, for a SAR issued in tandem with an option), then, to the extent that the SAR is exercisable, the SAR will be deemed to have been exercised by the participant on the last day of the exercise period or option period, as applicable. However, a SAR will not be deemed to have been exercised if its exercise price or option price, as the case may be, is less than the fair market value of a share of common stock on the last day of the exercise period or option period.

Performance Shares and Performance Units

A performance share award represents a contractual right to receive one share of common stock based upon achievement of specified performance objectives. A performance unit award is a similar contractual right to receive an amount to be determined by the Compensation Committee, which may be in the form of, among other things, cash, property or other shares. No shares of common stock are issued to the participant when a performance share or performance unit award is granted, and the participant does not receive any voting or dividend rights with respect to shares underlying such awards until shares of common stock are actually issued to the participant (although the Compensation Committee may award dividend equivalents in connection with the grant of these awards).

The Compensation Committee will determine the performance period and performance objectives, and the extent to which such awards vest, in substantially the same manner as required for performance-based RSUs. Each award of performance shares is payable solely in common stock. An award of performance units will be payable when determined by the Compensation Committee. A performance share or performance unit award will also be forfeited under the same conditions as performance-based RSUs.

Unrestricted Stock Awards

The 2012 LTIP permits grants of unrestricted stock awards. These are grants of common stock that are not subject to time-based or performance-based conditions. An award of unrestricted stock will not be subject to any restriction on sale or other transfer by a participant, other than any restrictions that may be required by applicable law.

Director Awards

Subject to such terms and conditions as may be established by the Board, including without limitation in connection with any minimum standards or requirements for participation or ownership of common stock established or approved by the Board, the Board may grant one or more director awards, in lieu of some or all of such director’s cash compensation. Director awards may consist of grants of options, SARs, restricted stock, RSUs, performance shares, performance units or unrestricted stock. Director awards may be made to any PHI director who is not an employee of PHI or any subsidiary thereof. The Board shall determine the date of the director award and number of shares of common stock subject thereto. Except as otherwise provided in the 2012 LTIP with respect to a director award, all of the applicable provisions of the 2012 LTIP with respect to a particular type of award shall apply to a director award.

Deferral of Awards under the 2012 LTIP

The 2012 LTIP provides that the Compensation Committee may establish at any time and from time to time, such rules, guidelines and procedures as the Compensation Committee shall deem appropriate pursuant to which any one or more participants would be required or permitted to elect to defer to a later date the time at which any payment or settlement of any award shall occur. Furthermore, the Compensation Committee may authorize in respect of any award the payment or settlement of which has been deferred the accrual of interest equivalent credits or dividend equivalents during the deferral period to be paid at such times and on such terms and conditions as the Compensation Committee shall establish. However, no deferral or election to defer shall be authorized if such deferral or election would cause adverse tax consequences under Section 409A of the Code. These deferral rights are in addition to any deferrals necessary or desirable to comply with Section 162(m) of the Code.

In December 2011, a deferral program was established under the 2012 LTIP, whereby non-employee directors were permitted to make, on or before December 31, 2011, an irrevocable election to defer the receipt of common stock subject to any RSUs, performance shares or performance units that may be granted to eligible directors under the 2012 LTIP. The deferral program permits an eligible director to defer the receipt of any common stock that may be payable pursuant to the vesting of a director award (and any associated dividend equivalents) until (1) the date the director ceases to be a director of PHI, (2) the January 31 after the date the director ceases to be a director of PHI, or (3) a specified date on or after January 31, 2015. Such deferred payments will be made in a lump sum solely in shares of common stock. Dividend equivalents shall be credited, when and as paid as dividends by the Board, in additional units of the same type and tenor as the stock-based award. The deferral program was approved by the Board subject to stockholder approval of the 2012 LTIP at the Annual Meeting.

Dividend Equivalents

The 2012 LTIP provides that dividend equivalents may be granted without consideration from the participant in conjunction with the grant or deferral of restricted stock awards, RSU awards, performance share awards, performance unit awards or any director awards (other than a director award in the form of an option or SAR). Dividend equivalents with respect to a performance-based award will normally be granted during a performance period associated with that award, except they may be granted under a performance-based restricted stock award in conjunction with the award of additional shares of common stock if the target performance objectives are exceeded (subject to compliance with Section 162(m) of the Code).

Each dividend equivalent will entitle the participant to receive an amount equal to the dividend paid with respect to a share of common stock on each dividend payment date from the date of grant to the date the dividend equivalent lapses. The Compensation Committee may direct the payment of such amount at such times and in such form and manner as determined by the Committee, but no payment shall be made as to any dividend equivalent associated with a performance-based award under the 2012 LTIP, unless the Compensation Committee has determined that the target performance objectives with respect thereto have been achieved or exceeded. If granted in connection with a time-based award, a dividend equivalent will lapse on the date established by the Compensation Committee on the date of grant of the dividend equivalent. With respect to performance-based awards, each dividend equivalent will lapse when the Compensation Committee determines that the target performance objectives with respect to a performance-based award have not been achieved or exceeded.

Change in Control

If a participant has a “qualifying termination” (as defined in the 2012 LTIP), the participant will be eligible to receive an accelerated payout or accelerated vesting of an award as described below. For purposes of this provision, a “qualifying termination” means the termination by PHI or any subsidiary of the participant as an employee or the removal of the participant as a director, or a participant terminating his or her employment with PHI or any subsidiary for good reason (as defined in the 2012 LTIP) within 12 months following a change in control involving PHI. The effect of a change in control on a participant’s outstanding award will be as follows:

•	unvested time-based restricted stock or RSUs will immediately vest and become free of restrictions;

•	options and SARs will be immediately exercisable in full;

•

a percentage of unvested performance-based restricted stock and RSUs will immediately vest and become free of restrictions, with such percentage equaling a fraction, the numerator of which is the number of days of the performance period that have elapsed as of the date of the change in control (or, in the case of a qualifying termination for good reason, as of the date of such qualifying termination) and the denominator of which is the total number of days in the performance period, assuming that all target performance objectives shall have been achieved at the 100% level; and

•

unvested performance shares and performance units will be paid out on an accelerated basis, based on the number of performance shares and/or performance units subject to the target performance objectives as established on the date of grant, pro rated based on the number of months of the performance period that have elapsed as of the payout date, and assuming that target performance objectives were achieved at the 100% level.

Any accelerated payout described above will be made within 30 days after the date of the qualifying termination, except as provided below. The accelerated option period or exercise period will begin on the date of the participant’s termination. If the original award provided for a payout in common stock, any accelerated payout will be made in common stock. With respect to any compensation that is subject to Section 409A of the Code, the accelerated payout will not be made until the participant separates from service within the meaning of Section 409A of the Code, and, in the case of participant who is a “specified employee” (as determined under Section 409A of the Code), any payment that would otherwise be made within six months after the participant’s separation from employment will be paid in the seventh month following the participant’s separation.

Changes in Capitalization

In the event of any change in the outstanding shares of common stock by reason of any stock dividend or split, recapitalization, reorganization, combination, division or exchange of shares, or other similar changes, appropriate adjustments shall be made in the shares of common stock previously awarded to the participants, the option price per share for options and the exercise price for SARs. Moreover, the aggregate number of shares of common stock which may be awarded pursuant to the 2012 LTIP (both as to any individual participant and in the aggregate) shall be adjusted appropriately. Additional shares of common stock issued to a participant as the result of any such change shall bear the same restrictions as the shares of common stock to which they relate.

Transferability of Awards

Awards under the 2012 LTIP generally may not be sold, assigned or otherwise transferred except:

•	to the extent specifically mandated and directed by applicable state or federal statute;

•

as requested by a participant (or by any person entitled to such benefit pursuant to the terms of the 2012 LTIP), and approved by the Compensation Committee, to satisfy income tax withholding obligations;

•

if requested by a participant and approved by the Compensation Committee, a participant may transfer an option (other than an ISO) for no consideration to a transferee permitted under the 2012 LTIP, subject to such terms and conditions as the Compensation Committee may impose;

•	by will or the laws of descent and distribution; and

•	as otherwise permitted by the 2012 LTIP.

Clawback Provisions

If a participant under the 2012 LTIP is subject to the clawback provisions of either the Sarbanes-Oxley Act of 2002 or is covered under a policy adopted by PHI in accordance with rules promulgated by the SEC under the Dodd-Frank Act, an award agreement shall require the participant to comply with all provisions and requirements of such clawback rules.

Amendment and Termination

The Board may at any time and from time to time alter, amend, suspend, or terminate the 2012 LTIP, in whole or in part, but it cannot take any action that, without the consent of the participant to whom any outstanding award was previously granted, adversely affect the rights of such participant concerning such award, except to the extent that such termination, suspension, or amendment of the 2012 LTIP or the award:

•	is required by law (including as required to comply with Section 409A of the Code); or

•	is deemed by the Board necessary in order to comply with the requirements of Section 162(m) of the Code or Rule 16b-3 under the Exchange Act.

Without approval of the stockholders of the Company, the Board may not amend the 2012 LTIP by:

•

increasing the total number of shares of common stock which may be issued under the 2012 LTIP or the maximum number of shares with respect to options, SARs and other awards that may be granted to any individual under the 2012 LTIP (including, without limitation, the maximum number of shares of common stock subject to certain awards to any person who is or may be a “covered executive” as defined under Section 162(m) of the Code);

•	modifying the requirements as to eligibility for awards under the 2012 LTIP; and

•

permitting, either through the amendment of the 2012 LTIP or any award agreement, options, SARs or other awards encompassing rights to purchase common stock to be repriced, replaced or regranted through cancellation, or by decreasing the option price of an outstanding option or the exercise price of an outstanding SAR, or the purchase price of any other outstanding award that encompasses the right to purchase common stock.

Tax Provisions Under the 2012 LTIP

Section 409A of the Code

Awards under the 2012 LTIP are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the 2012 LTIP shall be construed accordingly. However, if any award under the 2012 LTIP does not qualify for favorable tax treatment under Section 409A of the Code or any provision of federal, state, local or foreign law, the Company shall not be liable to any participant for any tax the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award.

Section 162(m) of the Code

If a performance-based award under the 2012 LTIP is granted to an executive officer of PHI or any subsidiary who, for a given performance period, is (or would be if the participant remained employed until the last day of the performance period), or in the opinion of the Compensation Committee, is likely to be, a “covered employee” within the meaning of Section 162(m) of the Code, the Compensation Committee may intend that an award to such a covered executive is to qualify as “performance-based compensation” under Section 162(m) of the Code. In that case, the Compensation Committee would be required to establish performance objectives that comply with Section 162(m) of the Code.

Business Criteria under the 2012 LTIP for Performance Objectives

The performance objectives for any performance-based award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code must be based on one or more business criteria that relate to the individual, groups of individuals, a product or service line, business unit, division or subsidiary or the Company as a whole, individually or in any combination (each of which business criteria may be relative to a specified goal, to historical performance of the Company or a product or service line, business unit, division or subsidiary, or to the performance of any other corporation or group of corporations or a product or service line, business unit, division or subsidiary thereof). Performance objectives will be based on one or more of the following criteria:

•	gross, operating or net earnings before or after income taxes;

•	earnings per share;

•	book value, as defined in the 2012 LTIP, or book value of any other security;

•	cash flow per share;

•	return on equity;

•	return on investment;

•	return on assets, employed assets or net assets;

•	total stockholder return (expressed on a dollar or percentage basis);

•	return on cash flow;

•	internal rate of return;

•	cash flow return on investment;

•	improvements in capital structure;

•	residual income;

•	gross income, profitability or net income, including gross margins;

•	the price of any Company security;

•	sales to customers (expressed on a dollar or percentage basis);

•	the retention of customers (expressed on a dollar or percentage basis);

•

an increase in the Company’s or a subsidiary’s residential customer satisfaction or responsiveness ratings (based on a survey conducted by an independent third party) and reputation within service territories;

•	economic value added (defined to mean net operating profit minus the cost of capital);

•	market value added (defined to mean the difference between the market value of debt and equity, and economic book value);

•	market share;

•	level of expenses, including without limitation capital expenditures;

•	combined ratio;

•	payback period on investment;

•	net present value of investment;

•	management recruitment and talent development;

•	metrics regarding execution on business or operating initiatives, such as the deployment of “Smart Grid” technology and related customer benefits;

•	safety (including, for example, criteria relating to numbers of reported injuries, preventable accidents and vehicular accidents);

•	diversity (including, for example, presenting at and attending Company- or subsidiary-sponsored diversity events, and expenditures made to minority-owned businesses);

•

compliance with applicable electric service reliability metrics (including without limitation outage frequency, outage duration, frequency of momentary interruptions, average frequency of customer interruptions, and average number of momentary interruptions per customer);

•	environmental compliance;

•	compliance with financial and regulatory controls;

•	ethical behavior;

•	bad debt collections, expenses or losses;

•	budget achievement;

•	risk management; and

•	relative performance (as measured by one or more of the foregoing performance objectives) against other individuals in similar companies operating in targeted areas.

A performance-based award to a covered executive that is intended to comply with Section 162(m) of the Code will not be paid unless the applicable performance objectives have been satisfied. The Compensation Committee must certify in writing as to the satisfaction of the applicable performance objectives prior to the payment of such a performance-based award. The Compensation Committee, in its sole discretion, may reduce (but not increase) the amount of any such performance-based award to a covered executive. No covered executive may receive options, SARs, awards of performance-based restricted stock or RSUs, awards of performance units or performance shares, where the aggregate number of shares subject to or underlying such awards exceeds 5,000,000 during the ten-year period during which awards may be made under the 2012 LTIP. Subject to avoiding adverse tax consequences under Section 409A of the Code, the Compensation Committee, in its sole discretion, may defer payment of a participant’s benefit under the 2012 LTIP if and to the extent that the sum of the participant’s 2012 LTIP benefits, plus all other compensation paid or payable to the participant for the fiscal year in which such benefit would otherwise be paid, exceeds the maximum amount of compensation that the Company may deduct under Section 162(m) of the Code with respect to the participant for the year. If deferred by the Compensation Committee, such award benefit will be paid in the first fiscal year of the Company in which the sum of such benefit and all other compensation paid or payable to the participant does not exceed the maximum amount of compensation deductible by the Company under Section 162(m) of the Code.

Awards to be Made Under the 2012 LTIP

The Board approved the 2012 LTIP on December 15, 2011, subject to stockholder approval of the 2012 LTIP at the Annual Meeting. All awards to be granted under the 2012 LTIP are at the future discretion of the Compensation Committee. To date, the Compensation Committee has not granted any awards under the 2012 LTIP, and has not made any determination to do so. As a result, it is not possible at present to specify the benefits that will be received by or allocated to any participant thereunder.

On March 23, 2012, the closing price of the common stock was $18.88 per share as reported on the NYSE.

Material U.S. Federal Income Tax Consequences of the 2012 LTIP

For a discussion of the material U.S. federal income tax consequences of the 2012 LTIP, please see the section entitled “Material U.S. Federal Income Tax Consequences of Certain Compensation Plans” beginning on page 95 of this Proxy Statement.

Required Vote

Under our bylaws, approval of the 2012 LTIP will require the affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting. Under the Code, approval of the 2012 LTIP will require the affirmative vote of a majority of the votes cast on the proposal. Any shares that are the subject of an abstention with regard to the vote on this proposal will be considered present and entitled to vote. Accordingly, an abstention will have the same effect as a vote cast against the proposal. Shares that are the subject of a broker non-vote with respect to this proposal will be treated as not entitled to vote on the proposal, and therefore such shares will not be taken into account in determining whether the proposal is approved.

Under the NYSE’s rules, approval of the 2012 LTIP at the Annual Meeting will also require the affirmative vote of the holders of a majority of the votes cast on the proposal, where the total number of votes cast represents over 50% of all shares of common stock entitled to vote on the proposal. Under the NYSE’s rules, an abstention is treated as a vote cast against the proposal. The NYSE considers shares that are the subject of a broker non-vote with respect to this Proposal 3 as not entitled to vote on the proposal, and accordingly broker non-votes would not be taken into account in determining whether votes representing over 50% of all shares of common stock entitled to vote on the proposal have been cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL 4: APPROVAL OF PERFORMANCE GOAL CRITERIA UNDER THE

PEPCO HOLDINGS, INC. LONG-TERM INCENTIVE PLAN

Background of and Reasons for the Proposal

In accord with Section 162(m) of the Code and the regulations under that section, we are requesting stockholders to reapprove the performance goal criteria set forth in the Company’s Long-Term Incentive Plan (“LTIP”). Specifically, under Section 162(m) of the Code, the LTIP’s performance goal criteria must be approved by stockholders every five years to permit the Company’s potential deduction for the payment of performance-based compensation in excess of $1.0 million to certain of our executive officers.

The objective of the LTIP is to increase stockholder value by providing a long-term incentive to retain and reward officers and key employees of the Company and its subsidiaries, who are mainly responsible for the continued growth, development and financial success of the Company and its subsidiaries. Furthermore, the LTIP is intended to assist in further aligning the interests of participants with those of the Company’s stockholders. The Board believes that re-approval of the LTIP’s performance goal criteria is desirable and necessary to meet the Company’s objectives of attracting, motivating and retaining these employees.

You are NOT being asked to approve any amendments to the LTIP.

Summary of Terms of the LTIP

Set forth below is a summary of the principal features of the LTIP relevant to the approval of the business criteria related to performance goals thereunder, including a description of such criteria.

Participation and Awards

The LTIP generally provides for the grant to officers and key employees of the Company and its subsidiaries of awards of restricted stock, RSUs, stock options, performance units, SARs, dividend equivalents and unrestricted stock. As of March 23, 2012, approximately 51 persons are eligible to participate in the LTIP. In January 2012, certain of our executive officers were granted awards under the LTIP subject to approval of our stockholders of the performance goal criteria established by the Compensation Committee. See “— New Plan Benefits.”

Administration

The LTIP is generally administered by the Compensation Committee. The Compensation Committee must be comprised solely of two or more directors, each of whom is a “non-employee director” for the purpose of Rule 16b-3 under the Exchange Act, and an “outside director” as defined under Section 162(m) of the Code.

The Compensation Committee determines all questions of interpretation and application of the LTIP and the terms and conditions pursuant to which awards are granted, exercised or forfeited under the LTIP. The Compensation Committee is empowered to make all determinations advisable for the administration of the LTIP to achieve its stated objective.

The Compensation Committee establishes and administers terms and conditions of outstanding awards, and can reduce or increase awards already granted, in each case, subject to limitations contained in the LTIP. In the case of any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee establishes performance goals within the timelines required by Section 162(m) of the Code, sets performance goals based on one or more of the business criteria established in the LTIP, and certifies the satisfaction of the performance goals prior to the payment of any such performance based award.

Limits on Awards

The number of shares of common stock subject to awards under the LTIP may not exceed, in the aggregate, 10,000,000 shares. As of March 23, 2012, there were 5,234,141 shares of common stock remaining available for future grants under the LTIP and 2,437,145 shares of common stock have been reserved for issuance pursuant to outstanding awards under the LTIP. The Compensation Committee may adjust the shares of common stock awarded to participants by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the common stock. The LTIP provides that any shares subject to an award or portion of an award that is terminated, surrendered or cancelled will generally be available for future awards under the LTIP. It is intended that shares of common stock used to fund awards under the LTIP may be authorized but unissued shares, treasury shares or shares purchased on the open market (including through private purchases).

Eligibility

The Compensation Committee may grant one or more awards under the LTIP to officers or key employees of PHI and its subsidiaries from time to time. Eligible persons who receive awards under the LTIP are referred to in this section as participants.

Term of the LTIP

Awards may be granted under the LTIP for a period of ten years, commencing August 1, 2002. The LTIP will continue in effect until all matters relating to the payment of outstanding awards and the administration of the LTIP have been settled, but no new awards may be granted under the LTIP on or after August 1, 2012. The Board at any time may alter, amend, suspend or terminate all or any part of the LTIP in its sole discretion; except that the Board cannot adversely affect the rights of any participant in an outstanding award without the participant’s consent unless such action is required by law (including for compliance with Section 409A of the Code) or the Board deems the action necessary in order to comply with the requirements of Section 162(m) of the Code or Rule 16b-3 under the Exchange Act.

Restricted Stock, RSUs and Performance Units

Restricted stock awards are shares of common stock that are awarded to a participant subject to the satisfaction during a stated restriction period of the terms and conditions established by the Compensation Committee and subject to forfeiture if any conditions to vesting are not satisfied during such period. Receipt of a restricted stock award does not require payment of consideration by the participant. During the restriction period, a recipient of restricted stock will have the right to vote the shares, and unless otherwise provided in the award agreement, to receive the cash dividends distributable with respect to such shares. Once a restriction period has elapsed, assuming all conditions to vesting have been met, the participant will receive a new certificate representing the shares of common stock as to which the restrictions have expired, which will be issued without any restrictive legends. Unless otherwise directed by the Compensation Committee, a participant must waive all rights to make an election under Section 83(b) of the Code to report the value of the restricted stock as income on the grant date.

An RSU is a contractual right issued on the date of grant, but no common stock is issued to the participant at that time. Receipt of an RSU award does not require payment of consideration by the participant. The holder of an RSU does not have the rights of a stockholder and cannot vote or receive dividends from the grant of the RSU, unless the Compensation Committee provides the holder with dividend equivalents. RSUs are granted subject to a restriction period similar to awards of restricted stock. When a restriction period has elapsed with respect to an RSU, the participant will receive a payment in cash, common stock or a combination of cash and common stock as determined by the Compensation Committee.

A performance unit is a contractual right to receive a payment in cash, common stock or a combination of cash and common stock as determined by the Compensation Committee, upon the attainment during a performance period of one or more performance objectives. No payment is due by the participant in connection with the grant. The holder of a performance unit does not have the rights of a stockholder and cannot vote or receive dividends from the grant of the performance unit (unless dividend equivalents are granted with the performance unit).

The Compensation Committee establishes the terms and conditions of each grant, including the restriction period (which will be not less than one and not more than ten years). Vesting is determined by the Compensation Committee and may be time-based or performance-based. For performance-based awards, the Compensation Committee establishes for each award the performance period, the performance objectives (among specified business criteria with respect to awards that are intended to comply with Section 162(m) of the Code), the target award and any other performance criteria, as well as whether the criteria has been satisfied and to what extent. Each award is independent of one another, the performance criteria for each award may vary from participant to participant, and the Compensation Committee may decide in its sole discretion to increase or reduce awards (a) during the course of the performance period if significant events are expected to have a substantial effect on the performance objective (except if such adjustment would prevent the award from satisfying Section 162(m) of the Code), or (b) based on the extent to which the participant has failed to meet or exceeded the performance criteria.

In the event a participant ceases employment during a restriction period, the award will be forfeited if the participant’s employment is terminated for any reason other than because of retirement (as determined by the Compensation Committee), “disability” (as defined under the LTIP) or death. If the participant’s employment has been terminated due to disability or death, the removal of restrictions or payment under an award will be prorated taking into account service during the period and, with respect to performance-based awards, other factors including, but not limited to, the performance of the participant during the portion of the performance period before employment ceased. In the event of the participant’s retirement, the award will be completely forfeited, except that the Compensation Committee may, in the award agreement or otherwise, provide for the lapse of the restriction period in whole or in part in its sole discretion. In the case of the disability or death of a participant, the Compensation Committee may modify the foregoing effects if it determines in its sole discretion that special circumstances warrant such modification.

Tax Provisions Under the LTIP

Section 409A of the Code

Awards under the LTIP are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. Although the Compensation Committee intends to administer the LTIP so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the LTIP will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the LTIP.

Section 162(m) of the Code

If a performance-based award under the LTIP is granted to an executive officer of the Company or any subsidiary who, in the opinion of the Compensation Committee, for a given performance period, is or is likely to be, a “covered employee” within the meaning of Section 162(m) of the Code, the Compensation Committee shall establish performance objectives with respect to an award no later than the earlier of (1) 90 days after the beginning of the performance period or (2) the date on which 25% of the performance period of the award will have elapsed.

The performance goal criteria in the LTIP were approved by our stockholders when the LTIP was originally adopted in 2002. As a result, the Company did not deduct for federal income tax purposes compensation paid to these executives in excess of $1.0 million pursuant to Section 162(m) of the Code for tax years 2010 through 2012 with respect to performance-based awards granted under the LTIP.

Performance Goal Business Criteria Under the LTIP

For performance-based awards under the LTIP that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the performance goals for such awards must be based on one or more business criteria that relate to the individual, groups of individuals, a product or service line, business unit, division or subsidiary or the Company as a whole, individually or in any combination (each of which business criteria may be relative to a specified goal, to historical performance of the Company or a product or service line, business unit, division or subsidiary, or to the performance of any other corporation or group of corporations or a product or service line, business unit, division or subsidiary thereof). These performance goals will be based on one or more of the following criteria:

•	gross, operating or net earnings before or after income taxes;

•	earnings per share;

•	book value per share;

•	cash flow per share;

•	return on equity;

•	return on investment;

•	return on assets, employed assets or net assets;

•	total stockholder return (expressed on a dollar or percentage basis);

•	return on cash flow;

•	internal rate of return;

•	cash flow return on investment;

•	improvements in capital structure;

•	residual income;

•	gross income, profitability or net income;

•	the price of any Company security;

•	sales to customers (expressed on a dollar or percentage basis);

•	retention of customers (expressed on a dollar or percentage basis);

•	an increase in the Company’s or a subsidiary’s customer satisfaction ratings (based on a survey conducted by an independent third party);

•	economic value added (defined to mean net operating profit minus the cost of capital);

•	market value added (defined to mean the difference between the market value of debt and equity, and economic book value);

•	market share;

•	level of expenses;

•	combined ratio;

•	payback period on investment; and

•	net present value of investment.

Limitations on Awards Under the Code

An executive of the Company determined by the Compensation Committee to be or likely to be a “covered employee” as defined under Section 162(m), may not receive any performance-based award under the LTIP in excess of $3,000,000, either in cash or fair market value of common stock (as determined on the grant date and based on the type of award), for any three-year period. In addition, no covered employee may receive stock options, SARs, shares of performance-based restricted stock or performance-based RSUs covering in the aggregate more than 5,000,000 shares of common stock for the ten-year period during which awards under the LTIP may be made. The Compensation Committee is empowered to reduce (but not increase) the amount of any covered executive’s performance-based award, and can also defer payment of a benefit under the LTIP to the extent any payment exceeds the annual maximum amount that is deductible to the Company under Section 162(m) of the Code until the first fiscal year in which the covered executive’s LTIP benefit and all other compensation paid or payable to him or her is fully deductible under Section 162(m). The LTIP provides that the Compensation Committee shall defer payment when the award is subject to Section 409A of the Code, unless otherwise provided in the award agreement.

Change in Control

A participant whose employment is terminated, resigns as a director or terminates his or her employment for “good reason” (as defined in the LTIP) within 12 months following a change in control is entitled to accelerated payout or accelerated option period or exercise period as provided in the LTIP with respect to any existing award. All restricted stock awards will be subject to accelerated removal of restrictions prorated for the number of months of the restriction period that have elapsed and, with respect to performance-based restricted stock, assuming that target performance levels have been achieved. A participant will be entitled to an accelerated payout of performance units, prorated based on the number of months of the performance period that have elapsed, and assuming that target performance levels were achieved. Payment of certain awards on an accelerated basis may be delayed to comply with Section 409A of the Code.

Dividend Equivalents

A dividend equivalent is an award under the LTIP entitling the participant to receive a payment in an amount equal to the dividends actually paid on shares of common stock from the grant date until the dividend equivalent lapses. Dividend equivalents may be granted under certain conditions in conjunction with a restricted stock award, an RSU award or a performance unit award. Dividend equivalents may be granted under a performance-based restricted stock award in conjunction with additional shares of common stock issued if the target performance award objectives are exceeded. Receipt of a dividend equivalent award does not require any payment, and the holder of a dividend equivalent does not have any other rights of a stockholder. When dividend equivalents are earned, the participant will receive payment when and as determined by the Compensation Committee.

Amendment and Termination

The Board may at any time and from time to time alter, amend, suspend or terminate the LTIP, in whole or in part, but it cannot take any action that, without the consent of the participant to whom any outstanding award was previously granted, adversely affects the rights of such participant concerning such award, except to the extent that such termination, suspension or amendment of the LTIP or the award:

•	is required by law (including as required to comply with Section 409A of the Code); or

•	is deemed by the Board necessary in order to comply with the requirements of Section 162(m) of the Code or Rule 16b-3 under the Exchange Act.

New Plan Benefits

The following table sets forth the amount of performance-based RSU awards that were granted in January 2012 to executive officers of the Company who are covered employees under Section 162(m) of the Code, which awards were granted subject to approval by our stockholders of the performance goal criteria in the LTIP. Awards under the LTIP are made in the sole discretion of the Compensation Committee, and the amount of future actual awards under the LTIP cannot be determined at this time. The amounts set forth in the table below are not necessarily indicative of awards that may be earned in the future.

Name and Position	Number of Units(1)
Joseph M. Rigby Chairman, President and Chief Executive Officer	80,128
Anthony J. Kamerick Senior Vice President and Chief Financial Officer	—
Kirk J. Emge Senior Vice President and General Counsel	13,030
David M. Velazquez Executive Vice President	20,482
John U. Huffman President and Chief Executive Officer, Pepco Energy Services	12,477
All executive officers as a group (10 persons)	126,117
All non-executive directors as a group (11 persons)(2)	—
All non-executive officer employees as a group (41 persons)(3)	—

(1)

The amounts set forth in the table above represent performance-based RSU awards granted by the Compensation Committee in January 2012 under the LTIP, subject to stockholder approval of the performance goal criteria in the LTIP. Each amount set forth in the table above reflects the number of shares of common stock that would be received under an award if the participant remains employed by the Company at the end of the three-year performance period and the award vests at 100% of the target level. If stockholder approval is not obtained, these awards will be forfeited. These amounts do not include an aggregate of 200,487 shares of common stock underlying performance-based RSUs granted in January 2012 under the LTIP but were not conditioned on obtaining stockholder approval of the LTIP performance goal criteria.

(2)	No person in this group received a performance-based RSU award in January 2012 under the LTIP.

(3)

No person in this group was a covered employee under Section 162(m) of the Code who received a performance-based RSU award in January 2012, which award was granted subject to stockholder approval of the performance goal criteria in the LTIP.

On March 23, 2012, the closing price of the common stock was $18.88 per share as reported on the NYSE.

Material U.S. Federal Income Tax Consequences of the LTIP

For a discussion of the material U.S. Federal income tax consequences of the LTIP, please see the section entitled “Material U.S. Federal Income Tax Consequences of Certain Compensation Plans” beginning on page 95 of this Proxy Statement.

Required Vote

Under our bylaws, approval of the performance goal criteria under the LTIP will require the affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting. Under the Code, approval of this proposal will require the affirmative vote of a majority of the votes cast on the proposal. Any shares that are the subject of an abstention with regard to the vote on this proposal will be considered present and entitled to vote. Accordingly, an abstention will have the same effect as a vote cast against the proposal. Shares that are the subject of a broker non-vote with respect to this proposal will be treated as not entitled to vote on the proposal, and therefore such shares will not be taken into account in determining whether the proposal is approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 4.

PROPOSAL 5: APPROVAL OF THE PEPCO HOLDINGS, INC.

AMENDED AND RESTATED ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN

Background of and Reasons for the Proposal

On December 15, 2011, the Board unanimously approved the Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan, or the “Amended EICP,” which will replace in its entirety the terms of the EICP, effective as of January 1, 2012. We are seeking stockholder approval of the Amended EICP and the performance goal criteria set forth therein because such approval is required to satisfy one of the conditions for payments made under the Amended EICP to qualify as “performance-based compensation” under Section 162(m) of the Code. Under this Code section, the Company is prohibited from deducting for federal income tax purposes compensation in excess of $1.0 million paid to certain of its executive officers, except for compensation that qualifies as “performance-based compensation” thereunder.

The Amended EICP is a cash-based incentive program designed to align executive compensation with the performance of PHI and its subsidiaries. The Amended EICP is also intended to, among other things, reinforce a high-performance culture at PHI by tying executive compensation to measurable achievement of participants. Awards under the Amended EICP to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code (such persons are also sometimes referred to in this Proposal 5 as “covered executives”) are intended to qualify as “performance-based compensation,” eligible for the exception to the non-deductibility provision of Section 162(m) of the Code described above.

The Amended EICP is intended to continue to seek to align executive compensation with the performance of PHI and its subsidiaries, and to accomplish the following objectives:

•	to link annual corporate and business priorities with performance goals;

•	to reinforce a high-performance culture by tying executive compensation to measurable accountabilities and achievement;

•	to recognize and reward team and individual performance; and

•	to provide a variable and competitive award opportunity as part of an overall compensation program to enable PHI to attract, retain and motivate key employees.

We have selected participants in the Amended EICP and assigned them opportunities and performance goals with respect to the 2012 calendar year, subject to stockholder approval of the Amended EICP at the Annual Meeting. If the stockholders do not approve this proposal at the Annual Meeting, then we would be unable to award any amounts to these participants upon the achievement of these performance goals in 2012, and in management’s view, we would lose a key part of our compensation program and a means to attract, motivate and reward executives and key employees for their positive performance.

Summary of the Amended EICP

The following summary of the material terms of the Amended EICP is qualified in its entirety by reference to the copy of the Amended EICP attached as Annex B to this Proxy Statement.

Plan Administration

The Amended EICP will be administered by the Compensation Committee or the Board (or its designee), except that, to the extent required for an award to a covered executive to qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended EICP shall be administered by the Compensation Committee, which must consist solely of two or more “outside directors” as defined under Section 162(m) of the Code. Throughout the remainder of this section, unless the context indicates otherwise, we refer to the “Compensation Committee” to mean either the Compensation Committee or the Board (or its designee), as appropriate.

The Compensation Committee will select the persons eligible to participate in the Amended EICP, approve performance goals, approve target payout levels and maximum award opportunities, approve the proportion of each award among categories of performance goals, determine whether awards should be made to participants and establish future service requirements as a condition to vesting in full of an award. The Compensation Committee has the discretion to adjust or eliminate awards and to make such other determinations and interpretations and take such actions as it deems necessary or desirable. The term “award” (as used throughout this Proposal 5) refers to a cash incentive payment made to a participant under the Amended EICP.

Effective Date and Termination

The Amended EICP is effective as of January 1, 2012, subject to stockholder approval of the Amended EICP at the Annual Meeting, and no award may be paid to a covered executive before such stockholder approval is obtained. No award shall be made in respect of any calendar year that begins on or after January 1, 2022.

Participation

Participants in the Amended EICP for any calendar year may include any executive or employee of the Company or any subsidiary selected by the Compensation Committee, upon the recommendation of the Company’s chief executive officer, to participate in the Amended EICP. Plan participants for a year are normally (but not required to be) selected on or before January 31 of that year, although the Compensation Committee may, subject to compliance with Section 162(m) of the Code, permit additional eligible persons to become participants during a year. As of March 23, 2012, approximately 51 persons are eligible to participate in the Amended EICP. In January 2012, certain of our employees were granted target and maximum award opportunities (as described in the following subsection) under the Amended EICP, subject to stockholder approval of the Amended EICP. See “— Calendar Year 2012 Opportunities under the Amended EICP.”

Targets and Performance Goals

The Compensation Committee shall establish, with the advice and recommendation of the chief executive officer, target incentive opportunities, which are amounts established annually (expressed as a percentage of base salary) payable to participants if all established performance goals are met, and maximum award opportunities, which are maximum incentive payments given under the Amended EICP to participants during that year. The Compensation Committee may also establish future service requirements that must be met as a condition to the payment of an award. The maximum award that may be paid in any single year to any covered executive is $3,000,000.

Whether a participant receives an award under the Amended EICP will depend upon, in part, the achievement of one or more performance goals selected from among one or more of the following categories: corporate performance goals, business unit performance goals and individual performance goals. The business criteria for each category of performance goals are listed below:

A.	Corporate performance goals:

•    gross, operating or net earnings before or after income taxes

•    earnings per share

•    book value per share

•    cash flow per share

•    return on equity

•    return on investment

•    return on assets, employed assets or net assets

•    total stockholder return (expressed on a dollar or percentage basis)

•    return on cash flow

•    internal rate of return

•    cash flow return on investment

•    market value added (the difference between the market value of debt and equity, and economic book value)

•    market share

•    combined ratio

•    net present value of investment

•    improvements in capital structure

•    residual income

•    gross income, profitability or net income, including gross margins

•    price of any PHI security

•    sales to customers (expressed on a dollar or percentage basis)

•    retention of customers (expressed on a dollar or percentage basis)

•    increase in the Company’s or a subsidiary’s residential customer satisfaction ratings (based on a survey conducted by an independent third party) and reputation within service territories

•    value added (net operating profit minus the cost of capital)

•    level of expenses, including without limitation capital expenditures

•    payback period on investment

•    management recruitment and talent development

•    metrics regarding execution on business or operating initiatives, including without limitation securing approvals of electric transmission projects, completion of capital projects, the deployment of “Smart Grid” technology and related customer benefits and successful achievement of regulatory milestones

•    safety (including, for example, criteria relating to numbers of reported injuries, preventable accidents and vehicular accidents)

•    diversity (including, for example, presenting at and attending Company- or subsidiary-sponsored diversity events, and expenditures made to minority-owned businesses)

•    compliance with applicable electric service reliability metrics (including without limitation outage frequency, outage duration, frequency of momentary interruptions, average frequency of customer interruptions, and average number of momentary interruptions per customer)

B.	Business unit performance goals:

•	environmental compliance;

•	compliance with financial and regulatory controls;

•	ethical behavior;

•	workforce quality, as measured by, among other things, one or more of: diversity measures, talent and leadership development, succession management, workforce hiring, and employee satisfaction; and

•	one or more of business criteria set forth above with respect to corporate performance goals.

C.	Individual performance goals:

These will be based on one or more individual performance measures related to the Company or any subsidiary, or the Company’s or any subsidiary’s business, which shall be measured solely in terms of quantitative targets related to the Company, any subsidiary or the Company’s or any subsidiary’s businesses, including without limitation:

•	one or more the business criteria set forth above with respect to corporate performance goals;

•	one or more of the business criteria set forth above with respect to business unit performance goals;

•	other objective transmission and distribution-related criteria;

•	other customer service-related criteria, such as customer satisfaction, service levels and responsiveness;

•	bad debt collections, expenses or losses;

•	budget achievement;

•	risk management; and

•	relative performance (as measured by the foregoing performance goals) against other individuals in similar companies operating in targeted areas.

Except with respect to covered executives, award opportunities and performance goals for a year normally are (but are not required to be) determined on or before January 31 of that year. For covered executives, award opportunities and performance goals must be determined by the Compensation Committee in writing no later than the end of the 90-day period beginning on the first day of the year and while their outcome is substantially uncertain.

Payment of Awards under the Amended EICP

A participant in the Amended EICP will be eligible to receive an award based on the level of achievement, as determined by the Compensation Committee, of the performance goals associated with that participant’s award opportunities. Awards earned by a covered executive under the Amended EICP may only be paid after the Compensation Committee has certified in writing the achievement of the performance goals that results in an award to that covered executive. In no event shall any award under the Amended EICP be paid unless the performance goals and any applicable future service requirements for that award have been satisfied. An award earned under the Amended EICP will be paid prior to the expiration of two and one-half months following (i) the end of the year to which the award relate or (ii) if later, the end of the year in which any applicable future service requirement was satisfied. Payment will be made in cash in a lump sum, except that a participant may elect to defer payment of any award in whole or in part under the terms of a deferred compensation plan that permits such deferral, assuming that the deferral would not cause adverse tax consequences under Section 409A of the Code. The Compensation Committee has the right to adjust or eliminate awards in its discretion, except that no upward adjustment may be made to a covered executive’s award if it would prevent the award from being “performance-related compensation” under Section 162(m) of the Code.

Termination Events

Except as otherwise required for an award to a covered executive to be considered “performance-based compensation” under Section 162(m) of the Code, the Amended EICP provides for the following adjustments of awards in the event of the termination, retirement, death or disability of a participant during a calendar year with respect to an award opportunity:

Termination Event	Definition of Termination Event under Amended EICP	Adjustment to Award for Termination Event During Year
Death	Death of the participant	Award opportunity will be reduced proportionately for the year based on the date of death

Disability	Permanent and total disability of the participant, as determined by the Compensation Committee	Award opportunity will be reduced proportionately for the year based on the date of disability

Retirement	Separating from service with PHI or any subsidiary on or after attaining age 55 and achieving at least 10 years of continuous employment with PHI or any subsidiary	Award opportunity will be reduced proportionately for the year based on the date of separation from service

Termination	Any other resignation or discharge from employment not covered above	No award shall be made

To the extent that any award is reduced or eliminated as noted above, the Compensation Committee may reallocate the amount of such award to other participants, other than to a covered executive if such reallocation would prevent any award to a covered executive from being “performance-based compensation” under Section 162(m) of the Code.

Amendment and Termination

The Amended EICP may be amended, suspended or terminated by the Board at any time, provided that such amendment, suspension or termination will be subject to approval by our stockholders if and to the extent required by applicable law, rule or regulation, or to ensure that compensation to a covered executive will qualify as “performance-based compensation” under Section 162(m) of the Code.

Clawback Provisions

If a participant is subject to the compensation recovery provisions of either the Sarbanes-Oxley Act of 2002 or is covered under a policy adopted by the Company in accordance with rules promulgated by the SEC under the Dodd-Frank Act, an award agreement shall require the participant to comply with all provisions and requirements of such compensation recovery rules.

Calendar Year 2012 Opportunities under the Amended EICP

Awards under the Amended EICP are determined based on achievement of the performance goals associated with such awards, so the amount of future actual awards (if any) cannot be determined at this time. The following table sets forth the amounts that would have been paid to the named executive officers and the members of the identified groups selected to be participants in the Amended EICP with respect to target incentive opportunities granted in 2012, assuming that such opportunities had been granted in 2011 and that awards were paid in accordance with actual performance in 2011. These amounts are not necessarily indicative of awards that may be earned under the Amended EICP in the future.

New Plan Benefits

Name and Position	Dollar Value(1)
Joseph M. Rigby Chairman, President and Chief Executive Officer	$837,250
Anthony J. Kamerick Senior Vice President and Chief Financial Office	$261,630
Kirk J. Emge Senior Vice President and General Counsel	$204,000
David M. Velazquez Executive Vice President	$205,828
John U. Huffman President and Chief Executive Officer, Pepco Energy Services	$297,361
All executive officers as a group (10 persons)	$2,507,054
All non-executive directors as a group (11 persons)(2)	$—
All non-executive officer employees as a group (41 persons)	$3,217,655

(1)

Represents the amount of awards that would have been paid with respect to target award opportunities granted to the persons and groups listed in the table under the Amended EICP in January 2012, had such opportunities been granted in 2011 and awards been paid based upon actual performance in 2011 that achieved the target level of performance under applicable corporate, business and/or individual performance goals.

(2)	A director who is not an executive officer of PHI or any subsidiary may not be a participant in the Amended EICP.

Required Vote

Under our bylaws, approval of the Amended EICP will require the affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting. Under the Code, approval of the Amended EICP will require the affirmative vote of a majority of the votes cast on the proposal. Any shares that are the subject of an abstention with regard to the vote on this proposal will be considered present and entitled to vote. Accordingly, an abstention will have the same effect as a vote cast against the proposal. Shares that are the subject of a broker non-vote with respect to this proposal will be treated as not entitled to vote on the proposal, and therefore such shares will not be taken into account in determining whether the proposal is approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 5.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF

CERTAIN COMPENSATION PLANS

The following is a brief summary of the material U.S. Federal income tax consequences associated with awards under the LTIP, the 2012 LTIP and the Amended EICP, or, collectively, the “Plans,” based on current U.S. Federal income tax laws and Treasury regulations promulgated thereunder, all as in effect or existence as of the date of this Proxy Statement. We have not sought, nor do we intend to seek, any ruling from the IRS with respect to the statements made in this section. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences. Moreover, the tax effects of participation in the Plans may vary depending on the facts and circumstances pertaining to each participant. Each participant who receives an award under any of the Plans should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.

Unrestricted and Restricted Stock

Generally, a participant receiving an award of unrestricted stock will recognize taxable income at the time unrestricted stock is granted. The taxable income will equal the excess of the fair market value of the unrestricted stock on the grant date over any amount the participant pays for the unrestricted stock. The grant of restricted stock generally does not result in taxable income to a participant or a tax deduction for the Company. At the time the restrictions expire, however, a participant will realize ordinary taxable income in an amount equal to the fair market value of the Common Stock on the date the restrictions expire. The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with an award of unrestricted or restricted stock. The deduction generally will be allowed for the taxable year in which the participant recognizes such ordinary income. In addition, during or after the restriction period (depending on whether the dividends are paid to the individuals or accumulated), a participant will be taxed on the dividends paid with respect to restricted stock as compensation, and the Company will be entitled to a corresponding deduction in the year the dividends were paid. However, if a participant elects to be taxed on the value of a restricted stock award granted (which election is not permitted under the terms of the LTIP) when the award is granted, dividends paid with respect to the award will be taxed as dividends and will not be deductible by the Company.

Incentive Stock Options

ISOs are intended to meet the requirements of Section 422 of the Code. Generally, the grant of an ISO does not result in taxable income to the participant or a tax deduction for the Company. The exercise of an ISO will not result in ordinary taxable income to the participant (although the difference between the exercise price and the fair market value of the common stock subject to the ISO may result in alternative minimum tax liability to the participant) and the Company will not be allowed a deduction at any time in connection with such award, if the following conditions are met:

•

at all times during the period beginning with the date of the grant and ending on the day three months before the date of exercise, the participant is an employee of the Company or any of its subsidiaries; and

•	the participant makes no disposition of common stock within two years from the date of grant nor within one year after the common stock is transferred to the participant.

The three-month period is extended to one year in the event of disability and is waived in the event of death of the participant. If the common stock is sold by the participant after meeting these conditions, any gain realized over the exercise price ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

If the participant fails to comply with the employment or holding period requirements discussed above, the participant will recognize ordinary taxable income in an amount equal to the lesser of:

•	the excess of the fair market value of the common stock on the date of exercise over the exercise price; or

•	the excess of the amount realized upon such disposition over the exercise price.

If the participant realizes ordinary taxable income on account of such a disqualifying disposition (described above), a corresponding deduction will be allowed to the Company for the same year.

If a participant pays the exercise price for an ISO with common stock already owned and the participant receives back a larger number of shares, a number of shares of common stock equal to the number of shares used to pay the exercise price will have a tax basis equal to that of the common stock originally used to pay the exercise price. The additional newly acquired shares of common stock will have a tax basis of zero. The ISO holding period for the newly acquired common stock will begin on the exercise date. The tax on disposition will be as described above. If the participant uses shares obtained on exercise of an ISO before the end of the incentive stock option holding period for those shares, the participant will be taxed on those shares as though he or she had sold those shares at that time.

Nonqualified Stock Options

Generally, the grant of a nonqualified stock option does not result in taxable income to the participant or a tax deduction for the Company. Upon exercise of a nonqualified stock option, the participant will generally realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise, and the Company will be entitled to a corresponding deduction for the same year. The participant’s basis in such shares will be the fair market value on the date income is realized, and when the participant disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

If a participant who exercises a nonqualified stock option pays the exercise price by tendering common stock and receives a larger number of shares back, the participant will realize taxable income in an amount equal to the fair market value of the additional common stock received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the common stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly acquired common stock obtained upon exercise of the nonqualified stock option will have a tax basis equal to the fair market value of such common stock on the date of exercise.

Stock Appreciation Rights

Generally, the grant of a SAR does not result in taxable income to the participant or a tax deduction for the Company. Upon exercise of a SAR, the participant will generally realize ordinary taxable income in an amount equal to the excess of the fair market value of the Common Stock on the date the SAR is exercised over the exercise price of the SAR, and the Company will be entitled to a corresponding deduction for the same year. The holding period for purposes of determining whether capital gain (or loss) is long-term or short-term will generally commence on the date the SAR is exercised.

Performance Shares and Performance Units

The grant of a performance share or a performance unit does not result in taxable income to the participant or a tax deduction for the Company. Upon the expiration of the applicable performance period and receipt of the common stock or other property distributed in payment of the award or an equivalent amount of cash, the participant will realize ordinary taxable income equal to the full fair market value of the common stock or other property delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction for the same year equal to the compensation taxable to the participant.

Dividend Equivalents

Dividend equivalents generally are taxed as compensation when they are paid to the participant, and the Company receives a corresponding deduction for the same year. If a participant elects to be taxed on the value of a restricted stock award when the award is granted, dividend equivalents paid with respect to the award will be taxed as dividends and will not be deductible by the Company.

Restricted Stock Units

A recipient of an RSU award realizes ordinary income when the award is settled in shares or cash. The ordinary income realized on the payment date equals the full fair market value of the common stock or other property delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction for the same year equal to the compensation taxable to the participant.

Certain Limitations on Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the Company’s Federal income tax deduction for compensation paid in any year to any individual who, as of the end of the taxable year, is the Company’s chief executive officer or is among the three highest compensated officers whose compensation is reported under the Exchange Act (excluding the chief executive officer and chief financial officer) to $1,000,000, unless such compensation is not “performance-based.” These individuals are referred to as covered employees under Treasury regulations. Stock options and SARs granted under the LTIP and the 2012 LTIP are intended to qualify as “performance-based” compensation.

Section 409A

Section 409A of the Code applies to “nonqualified deferred compensation.” If a nonqualified deferred compensation arrangement, including certain awards that may be issued under the LTIP or the 2012 LTIP, and the Company’s various nonqualified deferred compensation plans and arrangements (collectively, the “409A Plans”), does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated (meaning these amounts could become immediately taxable). Also, an additional 20% income tax, as well as penalties and interest, could be imposed upon the applicable participants in any of the 409A Plans. Although the Compensation Committee intends to administer the 409A Plans so that awards or benefits thereunder will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award or benefit under any of the 409A Plans will qualify for favorable tax treatment under Section 409A of the Code or any other provision of Federal, state, local, or foreign law. The Company shall not be liable to any participant under any of the 409A Plans for any tax the participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award or the receipt of any benefit under any of the 409A Plans.

Parachute Payments

In the event any payments or rights accruing to a participant upon a change in control (as described under “Change in Control” above), including any payments or vesting under the LTIP or the 2012 LTIP triggered by a change in control, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments and the other income of the participant, the participant may be subject to an excise tax (in addition to ordinary income tax), and the Company may be disallowed a deduction for the amount of the actual payment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011, with respect to securities that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)		Weighted- Average Exercise Price of Outstanding Options (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options) (c)
Equity compensation plans approved by stockholders	—	(1)	—	(1)	5,743,674	(2)
Equity compensation plans not approved by stockholders(3)	—		—		462,429

Total	—		—		6,206,103

(1)

In connection with the acquisition by Pepco of Conectiv in August 2002, (i) outstanding options to purchase Pepco common stock granted under the Potomac Electric Power Company Long-Term Incentive Plan (the “Pepco LTIP”) were converted into options to purchase shares of our common stock; and (ii) options granted under the Conectiv Incentive Compensation Plan (the “Conectiv ICP”) were converted into options to purchase shares of common stock under the Conectiv ICP. As of December 31, 2011, options to purchase an aggregate of 30,925 shares of common stock, having a weighted average exercise price of $20.75, were outstanding under the Pepco LTIP and the Conectiv ICP.

(2)

The number of shares shown in column (c) represents the number of shares available for issuance as of December 31, 2011 pursuant to stock-based awards that could be granted in the future under the LTIP. No additional stock-based awards may be granted under the Pepco LTIP or the Conectiv ICP.

(3)

Consists of shares of common stock available for future issuance under the Directors Plan. Under the Directors Plan, each non-employee director is entitled to elect to receive his or her annual cash retainer, cash retainer for service as a committee chairman, if any, and cash meeting fees in: (i) cash; (ii) shares of common stock; (iii) a credit to an account for the non-employee director under the terms of the PHI Deferred Compensation Plan; or (iv) any combination thereof. The Directors Plan expires on December 31, 2014 unless terminated earlier by the Board.

AUDIT COMMITTEE REPORT

Among its duties, the Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”). The Audit Committee took a number of steps as a basis for making this recommendation for 2011. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2011, those matters that PricewaterhouseCoopers LLP is required to communicate to and discuss with the Audit Committee under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380 — Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in PCAOB Rule 3200T, which included information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with PricewaterhouseCoopers LLP that firm’s independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers LLP’s relationships with the Company and was designed to assist the Audit Committee in considering PricewaterhouseCoopers LLP’s independence. Finally, the Audit Committee reviewed and discussed, with the Company’s management and with PricewaterhouseCoopers LLP, the Company’s audited consolidated balance sheets at December 31, 2011 and 2010, and the Company’s consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2011, including the notes thereto. Management is responsible for the consolidated financial statements and reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on (i) the conformity of these consolidated financial statements with accounting principles generally accepted in the United States of America, and (ii) the Company’s internal control over financial reporting as of December 31, 2011. Based on the discussions with management and PricewaterhouseCoopers LLP concerning the audit, the independence discussions, and the financial statement review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the consolidated financial statements be included in the Company’s 2011 Form 10-K.

The Audit Committee, in accordance with its charter, conducts an annual evaluation of the performance of its duties. Based on this evaluation, the Audit Committee concluded that it performed effectively in 2011.

AUDIT COMMITTEE

Frank K. Ross, Chairman

Terence C. Golden

Patrick T. Harker

Barbara J. Krumsiek

Lawrence C. Nussdorf

Patricia A. Oelrich

PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board appointed PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year 2011. The Audit Committee has reappointed this firm for 2012. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

Although the Company is not required to seek stockholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will take this fact into consideration when selecting the Company’s independent registered public accounting firm for 2013. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if the Committee determines that a change would be in the best interests of the Company and its stockholders.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements of the Company and its subsidiary reporting companies for the 2011 and 2010 fiscal years, reviews of the financial statements included in the 2011 and 2010 Forms 10-Q of the Company and its subsidiary reporting companies, reviews of public filings, comfort letters and other attest services were $5,889,420 and $5,618,652, respectively. The amount for 2010 includes $148,323 for the 2010 audit that was billed after the 2010 amount was disclosed in the Company’s proxy statement for the 2011 annual meeting of stockholders.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related services rendered for the 2011 and 2010 fiscal years were zero and $738,843, respectively. These services for 2010 consisted of the audit of Conectiv Energy’s financial statements and other consultation services fees related to the disposition of Conectiv Energy.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for tax services rendered for the 2011 and 2010 fiscal years were $587,427 and $720,731, respectively. These services consisted of tax compliance, tax advice and tax planning.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for all other services other than those covered under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the 2011 and 2010 fiscal years were $7,200 and $12,500, respectively, which represented the costs of training and technical materials provided by PricewaterhouseCoopers LLP.

All of the services described in “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved in advance by the Audit Committee, in accordance with the Audit Committee Policy on the Approval of Services Provided By the Independent Auditor, which is attached to this Proxy Statement as Annex C.

Required Vote

Under our bylaws, ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the Annual Meeting. Any shares that are the subject of an abstention with regard to the vote on this proposal will be considered present and entitled to vote. Accordingly, an abstention will have the same effect as a vote cast against the proposal. Any shares that are the subject of a broker non-vote with respect to this proposal will be treated as not entitled to vote on the proposal, and therefore such shares will not be taken into account in determining whether the proposal is approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 6.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

What is the deadline for submission of stockholder proposals for inclusion in the Company’s proxy statement for the 2013 annual meeting of stockholders?

In order to be considered for inclusion in the proxy statement for the 2013 annual meeting of stockholders, stockholder proposals must be received by the Company on or before November 28, 2012.

May a stockholder introduce a resolution for a vote at a future annual meeting?

Under our bylaws, a stockholder may introduce a resolution for consideration at a future annual meeting of stockholders if the stockholder complies with the advance notice provisions set forth in our bylaws. In accordance with our bylaws, in order for a stockholder to properly bring business before the 2013 annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at 701 Ninth Street, N.W., Washington, D.C. 20068, no earlier than January 18, 2013, and no later than February 7, 2013 (or if the date of such annual meeting is more than 30 days before or after May 18, 2013, then the written notice must be received no later than the close of business on the tenth day following the earlier of the date on which we first give notice or make a public announcement of the date of such annual meeting ). The stockholder’s notice must set forth a description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting the business at such annual meeting, the name and record address of the stockholder, the number of shares of common stock owned beneficially and of record by the stockholder, and any material interest of the stockholder in the proposed business.

May a stockholder nominate or recommend an individual for election as a director of the Company?

Under our bylaws, a stockholder may nominate individuals for election as directors at a future annual meeting of stockholders if the stockholder gives advance written notice of that intention. For the 2013 annual meeting of stockholders, such notice must be delivered to our Corporate Secretary at 701 Ninth Street, N.W., Washington, D.C. 20068, no earlier than January 18, 2013, and no later than February 7, 2013 (or if the date of such annual meeting is more than 30 days before or after May 18, 2013, then the written notice must be received no later than the close of business on the tenth day following the earlier of the date on which we first give notice or make a public announcement of the date of such annual meeting). The notice provided to the Corporate Secretary must set forth the name and record address of the stockholder and the number of shares of common stock beneficially owned by such stockholder; and, as to each nominee, the nominee’s name, age, business address, residence address, principal occupation or employment, the number of shares of common stock beneficially owned by the nominee, and any other information concerning the nominee that the Company would be required by SEC rules to include in a proxy statement.

A stockholder also may recommend for the consideration of the Corporate Governance/Nominating Committee one or more candidates to serve as a nominee of the Company for election as a director. Any such recommendations for the 2013 annual meeting of stockholders must be submitted in writing to our Corporate Secretary on or before November 28, 2012, accompanied by the information described in the preceding paragraph. The Corporate Governance/Nominating Committee will take any such recommendations into account when selecting the nominees that it will recommend to the Board.

What principles has the Board adopted with respect to Board membership? What are the specific qualities or skills that the Corporate Governance/Nominating Committee has determined are necessary for one or more of the directors to possess?

The Board has approved the following principles with respect to Board membership:

The Board should include an appropriate blend of independent and management directors, which should result in independent directors being predominant and the views of the Company’s management being effectively represented. Accordingly, the number of independent directors should never be less than seven and the management directors should always include the Chief Executive Officer, there should never be more than three management directors, and any management directors other than the Chief Executive Officer should be selected from the Company’s executive leadership team.

For independent directors, the Corporate Governance/Nominating Committee seeks the appropriate balance of experience, skills and personal characteristics required of a director. In order to be considered for nomination to the Board, a director candidate should possess most or all of the following attributes: independence, as defined by the NYSE listing standards as then currently in effect; integrity; judgment; credibility; collegiality; professional achievement; constructiveness; and public awareness. The independent directors should possess, in aggregate, skill sets that include but are not limited to: financial acumen equivalent to the level of a Chief Financial Officer or senior executive of a capital market, investment or financial services firm; operational or strategic acumen germane to the energy industry, or other industry with similar characteristics (construction, manufacturing, etc.); public and/or government affairs acumen germane to complex enterprises, especially in regulated industries; customer service acumen germane to a service organization with a large customer base; legal acumen in the field(s) of regulatory or commercial law at the partner or chief legal officer level; technology expertise at the chief technology officer level; salient community ties in areas of operation of Pepco Holdings’ enterprises; and corporate governance acumen, gained through service as a senior officer or director of a large publicly held corporation or through comparable academic or other experience.

In identifying director candidates, the Corporate Governance/Nominating Committee also gives weight to other attributes that it believes contribute to Board effectiveness, including analytical skills, a willingness and ability to constructively and collaboratively engage with management and each other, and the ability and commitment to devote significant time to service on the Board and its committees. In accordance with the Corporate Governance Guidelines, the Corporate Governance/Nominating Committee also follows the principle that a board of directors composed of individuals with a broad range of experiences and backgrounds brings diverse perspectives and contributes to the Board’s overall effectiveness. Thus, independent directors are also selected to ensure diversity, in the aggregate, which diversity should include expertise or experience germane to the Company’s total business needs, in addition to other generally understood aspects of diversity.

The Board monitors the mix of skills, experience and backgrounds of the Board members to assure that the Board has the necessary composition to effectively perform its oversight function. The Board took these diversity considerations and attributes into account in determining the director nominees and planning for director succession and believes that, as a group, the nominees bring a diverse range of expertise, experience and perspectives, as well as generally understood aspects of diversity, to the Board.

What is the process for identifying and evaluating nominees for director (including nominees recommended by security holders)?

The Corporate Governance/Nominating Committee has developed the following process for the identification and evaluation of director nominees which is set forth in the Corporate Governance Guidelines and can be found on the Company’s Web site (http://www.pepcoholdings.com) under the link “Corporate Governance.”

•

List of Potential Candidates.    The Corporate Governance/Nominating Committee develops and maintains a list of potential candidates for Board membership. Potential candidates are recommended by Committee members and other Board members. Stockholders may put forward potential candidates for the committee’s consideration by following submission requirements published in the Company’s proxy statement for the previous year’s meeting. See the second paragraph of the section entitled “May a stockholder nominate or recommend an individual for election as a director of the Company?” above.

•

Candidate Attributes, Skill Sets and Other Criteria.    The Corporate Governance/Nominating Committee annually reviews the attributes, skill sets and other qualifications for potential candidates and may modify them from time to time based upon the Corporate Governance/Nominating Committee’s assessment of the needs of the Board and the skill sets required to meet those needs.

•

Review of Candidates.    All potential candidates are reviewed by the Corporate Governance/Nominating Committee against the current attributes, skill sets and other qualifications established by the Board to determine if a candidate is suitable for Board membership. If a candidate is deemed suitable based on this review, a more detailed review will be performed through examination of publicly available information. This examination will include consideration of the independence requirement for outside directors, the number of boards on which the candidate serves, the possible applicability of restrictions on director interlocks or other requirements or prohibitions imposed by applicable laws or regulations, proxy disclosure requirements, and any actual or potentially perceived conflicts of interest or other issues raised by applicable laws or regulations or the Company’s policies or practices.

•

Prioritization of Candidates.    The Corporate Governance/Nominating Committee (i) annually determines whether to remove any candidate from consideration as a result of the detailed review, and (ii) as needed determines a recommended priority among the remaining candidates for recommendation to and final determination by the Board prior to direct discussion with any candidate.

•

Candidate Contact.    Following the Board’s determination of a priority-ranked list of approved potential candidates, the Chairman of the Committee or, at his or her discretion, other member(s) of the Board will contact and interview the potential candidates in order of their priority. When a potential candidate indicates his or her willingness to accept nomination to the Board, no further candidates will be contacted. Subject to a final review of eligibility under the Company’s policies and applicable laws and regulations using information supplied directly by the candidate, the candidate will then be nominated.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

Does the Board know of any additional matters to be acted upon at the Annual Meeting?

The Board does not know of any other matter to be brought before the Annual Meeting.

If another matter does come before the Annual Meeting, how will my proxy be voted?

If any other matter properly comes before the Annual Meeting, your proxy, whether given by a signed proxy card, or via the Internet or by telephone, gives the designated proxy holders discretionary authority to vote on such matters in accordance with their best judgment.

*        *        *

The sections of this Proxy Statement entitled “Compensation/Human Resources Committee Report” and “Audit Committee Report,” and the 2011 Annual Report to Stockholders that accompanies this Proxy Statement, including the “Five-Year Performance Graph” contained therein, are not deemed to be “soliciting material” or to be “filed” with the SEC under or pursuant to Section 18 of the Exchange Act or subject to Regulation 14A thereunder, and shall not be incorporated by reference or deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933 or the Exchange Act, unless otherwise specifically provided for in such filing.

ANNEX A

PEPCO HOLDINGS, INC. 2012 LONG-TERM INCENTIVE PLAN

1. Objective.    The objective of this Plan is to increase shareholder value by providing a long-term incentive to attract, retain and reward highly competent officers and key employees of the Company and its Subsidiaries, and Directors, all of whom are primarily responsible for the continued growth, development and financial success of the Company and its Subsidiaries, for the profitable performance of the Company and its Subsidiaries. The Plan is also designed to provide opportunities for officers and key employees of the Company and its Subsidiaries, and Directors, to receive Awards consisting of Stock, Awards that permit the opportunity to receive Stock, or Awards that are based on the value of Stock, thereby assisting the Company in further aligning the interests of such persons with those of the Company’s stockholders.

2. Definitions.    All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

“Award” means, individually or collectively, Restricted Stock and Restricted Stock Units, Options, Director Awards, Performance Shares, Performance Units, Stock Appreciation Rights, Dividend Equivalents, or Unrestricted Stock granted under this Plan.

“Board” means the Board of Directors of the Company.

“Board Fees” means the portion of Director compensation to be payable in the form of Director Awards as determined by the Board from time to time, and, if and to the extent provided by the Board, may include fees payable to a Director for serving as Lead Independent Director or as chairman or member of a committee of the Board.

“Book Value” means the book value of a share of Stock determined in accordance with the Company’s regular accounting practices.

“Cause” means, with respect to a Participant who is an employee of the Company:

(i)	intentional fraud or material misappropriation with respect to the business or assets of the Company;

(ii)	the persistent refusal or willful failure of the Participant to perform substantially his or her duties and responsibilities to the Company, which continues after the Participant receives notice of such refusal and is afforded a period of not less than 45 days to remedy the refusal or failure to the satisfaction of the Board; or

(iii)	conduct that constitutes disloyalty to the Company or that materially damages the property, business or reputation of the Company.

“Change in Control” means:

(i)	if any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(ii)

if during any period of 12 consecutive months during the existence of the Plan commencing on or after the Effective Date, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided that a director who was not a director at the beginning of such 12-month period shall be deemed to have satisfied such 12-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 12-month period) or by prior operation of this clause (ii);

(iii)	the consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, as defined in clause (i), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing 50% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

However, with respect to any payment under the Plan that is subject to Section 409A of the Code and is triggered by a “Change in Control” (including, for example, a form of payment that is made solely because a termination of employment occurs after a “Change in Control”), a “Change in Control” shall not occur unless it is also an event described under Section 409A(a)(2)(A)(v) of the Code.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated thereunder.

“Committee” means either (i) the committee of the Board that has been assigned by the Board to administer the Plan and which shall consist solely of two (2) or more directors, each of whom is (A) a “non-employee director” (as such term is defined in Rule 16b-3(b)(3) promulgated pursuant to Section 16 of the Exchange Act), or which otherwise shall meet any disinterested administration or other requirements of rules promulgated under Section 16 of the Exchange Act, and (B) an “outside director” (as such term is defined by Treas. Reg. section 1.162-27(e)(3)), or which otherwise shall meet the administration or other requirements of regulations promulgated under Section 162(m) of the Code, in each case as in effect at the applicable time, or (ii) the Board in its entirety if it elects at any time, or from time to time, to assume responsibility for and perform any or all of the functions of the Committee as set forth in the Plan; provided, however, that the Committee must be comprised as described in clause (i) above with respect to any function that is related to an Award covered by Section 7.

“Company” means Pepco Holdings, Inc., a Delaware corporation, or its successor, including any “New Company” as provided in Section 19.I.

“Date of Grant” means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

“Director” means a member of the Board.

“Director Award” means an Award of an Option, a Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Unrestricted Stock, granted pursuant to Section 12 to a Director who is not an employee of the Company or any Subsidiary, in lieu of some or all of such Director’s cash compensation. Except as otherwise provided in Section 12, a Director Award shall be granted in accordance with all of the terms and conditions under the Plan applicable to the specific type of Award granted.

“Disability” means the permanent and total disability of a Participant in the Plan as determined by the Committee, in its discretion. Notwithstanding the foregoing, with respect to any payment under the Plan that is subject to Section 409A of the Code and is triggered by an event that otherwise would be deemed to qualify as a Disability under this definition (as distinct from any other separation from service under Section 409A of the Code), such event shall not be a Disability hereunder unless it is also a disability under Section 409A of the Code.

“Dividend Equivalent” means an award granted under Section 13.

“Effective Date” has the meaning set forth in Section 3.A.

“Eligible Employee” means any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 11.

“Fair Market Value” means the average of the highest and lowest price at which a share of Stock was sold the regular way on the New York Stock Exchange on a specified date, as reported by any stock transaction reporting service or data source selected by the Committee.

“Good Reason” means, in connection with an Award, without the express written consent of the Participant, the occurrence after a Change in Control of any circumstances constituting “Good Reason” that are provided for in the Award agreement, or, if no such circumstances are so provided, any of the following circumstances, provided that (a) the Participant provides written notification of such circumstances to the Company (or, if applicable, Subsidiary) no later than ninety (90) days from the original occurrence of such circumstances, (b) the Company (or Subsidiary) fails to fully correct such circumstances within thirty (30) days of receipt of such notification, and (c) the Participant terminates his or her employment with the Company within two (2) years after the original occurrence of such circumstances:

(i)	the assignment to the Participant of any duties inconsistent in any materially adverse respect with his or her position, authority, duties or responsibilities from those in effect immediately prior to the Change in Control;

(ii)	a material reduction in the Participant’s base compensation, as such term is used in Treas. Reg. section 1.409A-1(n)(2), as in effect immediately before the Change in Control;

(iii)	a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report;

(iv)	a material diminution in the budget over which the Participant retains authority; or

(v)	the Company’s (or, if applicable, Subsidiary’s) requiring the Participant to be based in any office or location more than 50 miles from that location at which he or she performed his or her services immediately prior to the occurrence of a Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

“Option” or “Stock Option” means either (i) a non-qualified stock option granted under Section 9 or Section 12, or (ii) an Incentive Stock Option granted to an Eligible Employee of the Company under Section 9.

“Option Period” or “Option Periods” means the period or periods during which an Option is exercisable as described in Section 9.E.

“Participant” means an Eligible Employee of the Company or a Subsidiary, or a Director, who has been granted an Award under this Plan.

“Performance-Based Award” (including the term “Performance-Based”) shall have the meaning ascribed to it in Section 7.

“Performance Period” means a period of time, established by the Committee at the time an Award is granted, during which performance relative to established performance objectives is measured.

“Performance Share” means a unit of measurement equivalent to one share of Stock.

“Performance Unit” means a unit of measurement equivalent to such amount or measure as defined by the Committee which may include, but is not limited to, dollars, fair market value of shares, or book value of shares.

“Permitted Transfer” means any transfer effected by will or the laws of descent and distribution.

“Permitted Transferee” means (i) a spouse, child, step-child, grandchild or step-grandchild of the Participant (an “Immediate Family Member”), (ii) a trust the beneficiaries of which do not include any person other than the Participant and Immediate Family Members thereof, (iii) a partnership (either general or limited) the partners of which do not include any person other than (a) the Participant and Immediate Family Members thereof, or (b) one or more corporations the shareholders of which do not include persons other than the Participant and Immediate Family Members thereof, (iv) a corporation the shareholders of which do not include persons other than the Participant and Immediate Family Members thereof, or (v) any other person or entity designated by the Committee as a Permitted Transferee.

“Person” shall have the meaning ascribed thereto by Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof (except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (v) with respect to any particular Participant, such Participant or any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) which includes such Participant).

“Plan” means the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan, as set forth herein.

“Restricted Stock” means one or more shares of Stock granted under Section 8 or Section 12.

“Restricted Stock Unit” means a contractual right granted under Section 8 or Section 12 to receive an amount (payable in cash or Stock, as determined by the Committee.

“Service-Based” means that in determining the portion of a Restricted Stock Award to be retained or the amount of a Restricted Stock Unit payout, the Committee will take into account only the period of time that the Participant performed services for the Company or a Subsidiary since the Date of Grant.

“Stock” means shares of the common stock of the Company, par value $.01 per share.

“Stock Appreciation Right” means an Award granted under Section 11.

“Subsidiary(ies)” means any corporation or other form of organization of which 50% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

“Target Performance Objectives” means one or more performance objectives with respect to the Participant, the Company or any Subsidiary (or as otherwise permitted by this Plan), which, if achieved, would result in the retention of Stock (in the case of an Award of performance-based Restricted Stock) or payment of compensation (in the case of any other performance-based Award) pursuant the terms of an Award agreement, in each case which may be earned and payable (or, in the case of an Award of Restricted Stock or Restricted Stock Units, earned and with respect to which restrictions will lapse) based upon the performance objectives for a particular Performance Period, all as determined by the Committee. In determining Target Performance Objectives, the performance objectives or criteria used may vary from Participant to Participant and will be based upon such criteria or other factors as the Committee deems appropriate, which may include, but not be limited to (i) the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof, and (ii) one or more of the criteria set forth in Section 7.B. The terms and conditions of an Award may provide for the award of additional compensation or other provisions that may apply if Target Performance Objectives are exceeded.

“Termination” means resignation or discharge as a Director or resignation or discharge from employment with the Company or any of its Subsidiaries, except in the event of death or Disability.

“Unrestricted Stock” means an Award granted under Section 14.

3. Effective Date, Duration and Stockholder Approval.

A. Effective Date and Stockholder Approval.    The Plan shall be effective as of the date on which the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of such stockholders (the “Effective Date”). Awards may be granted under the Plan before the Effective Date, so long as such Awards are granted subject to such stockholder approval.

B. Period for Grants of Awards.    Awards may be made as provided herein for a period of ten (10) years after the Effective Date.

C. Termination of the Plan.    The Plan will terminate on the tenth (10th) anniversary of the Effective Date (unless sooner terminated by the Board), but thereafter the Plan shall continue to be in effect solely to settle all matters relating to the payment of outstanding Awards, and any administration of the Plan associated therewith or otherwise in connection with the termination of the Plan.

4. Plan Administration.

A. Except as set forth in Section 4.B. or as otherwise specifically provided herein, the Committee is the Plan administrator and has sole authority to determine all questions of interpretation and application of the Plan, the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated objectives. Such determinations shall be final and binding on a Participant and not subject to further appeal.

B. Notwithstanding the provisions of Section 4.A., the Board shall have the sole authority and discretion to determine the terms and conditions related to Director Awards under Section 12.

5. Eligibility.    Each officer or key employee of the Company and its Subsidiaries (including officers or employees who are members of the Board, but excluding Directors who are not officers or employees of the Company or any Subsidiary) may be designated by the Committee as a Participant, from time to time, with respect to one or more Awards. In addition, Directors who are not officers or employees of the Company or any Subsidiary may be granted Director Awards under Section 12 (which may be granted in the form of other Awards under the Plan, as provided therein). No officer or employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.

6. Grant of Awards and Limitation of Number of Shares Awarded.

A. Shares Available for Issuance Under the Plan.    The Committee may, from time to time, grant Awards to one or more Eligible Employees, and the Board may grant Awards in the form of Director Awards to Directors who are not officers or employees of the Company or any Subsidiary. Subject to any adjustment pursuant to Section 19.H, the aggregate number of shares of Stock subject to Awards under this Plan (and the aggregate number of shares of Stock subject to Incentive Stock Options) may not exceed eight million (8,000,000).

B. Shares Underlying Awards That Again Become Available.    To the extent that, for any reason (i) an Award lapses, (ii) an Award is cancelled or forfeited, (iii) an Award is delivered or surrendered to the Company as part or full payment for the exercise of an Option, or (iv) the rights of the Participant to whom an Award was granted terminate (except with respect to an Option that lapses due to the exercise of a related Stock Appreciation Right), the corresponding shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan. Shares of Stock delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company, or Stock purchased on the open market (including private purchases).

7. Section 162(m) Compliance.

A. Performance-Based Awards; Covered Executives.    Notwithstanding any provisions herein to the contrary, a Performance-Based Award is any Award (including, without limitation, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares) that is contingent upon the attainment of performance objectives and intended to qualify as “performance-based compensation” as such term is used in Section 162(m) of the Code, and thus is intended to be exempt from the compensation deduction limitations imposed thereby. With respect to a Performance-Based Award granted to an executive officer of the Company or a Subsidiary who, for a given Performance Period, is (or would be if the Participant remained employed until the last day of the Performance Period, or, in the opinion of the Committee, is likely to be) a “covered employee” within the meaning of Section 162(m) of the Code (for purposes of this Section 7, a “Covered Executive”), the Committee shall establish performance objectives (for purposes of this Section 7, “Performance Goals”) with respect to such Performance-Based Award (i) no later than the earlier of (A) ninety (90) days after commencement of the Performance Period relating to the Performance-Based Award or (B) the date on which twenty-five percent (25%) of the Performance Period relating to the Performance-Based Award will have elapsed, and (ii) the outcome of which, at the time the Performance Goals are established, is substantially uncertain. Awards shall only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code).

B. Performance Criteria.    Performance Goals, in the sole discretion of the Committee, may be based on one or more business criteria that relate to the individual, groups of individuals, a product or service line, business unit division or Subsidiary or the Company as a whole, individually or in any combination (each of which business criteria may be relative to a specified goal, to historical performance of the Company or a product or service line, business unit, division or Subsidiary, or to the performance of any other corporation or group of corporations or a product or service line, business unit, division or subsidiary thereof). Performance Goals will be based on one or more of the following criteria: (i) gross, operating or net earnings before or after income taxes; (ii) earnings per share; (iii) Book Value (or book value of any other security); (iv) cash flow per share; (v) return on equity; (vi) return on investment; (vii) return on assets, employed assets or net assets; (viii) total stockholder return (expressed on a dollar or percentage basis); (ix) return on cash flow; (x) internal rate of return; (xi) cash flow return on investment; (xii) improvements in capital structure; (xiii) residual income; (xiv) gross income, profitability or net income, including gross margins; (xv) price of any Company security; (xvi) sales to customers (expressed on a dollar or percentage basis); (xvii) retention of customers (expressed on a dollar or percentage basis); (xviii) increase in the Company’s or a Subsidiary’s residential customer satisfaction or responsiveness ratings (based on a survey conducted by an independent third party) and reputation within service territories; (xix) economic value added (defined to mean net operating profit minus the cost of capital); (xx) market value added (defined to mean the difference between the market value of debt and equity, and economic book value); (xxi) market share; (xxii) level of expenses, including without limitation capital expenditures; (xxiii) combined ratio; (xxiv) payback period on investment; (xxv) net present value of investment; (xxvi) management recruitment and talent development; (xxvii) metrics regarding execution on business or operating initiatives, such as the deployment of “Smart Grid” technology and related customer benefits; (xxviii) safety (including, for example, criteria relating to numbers of reported injuries, preventable accidents and vehicular accidents); (xxix) diversity (including, for example, presenting at and attending Company- or Subsidiary-sponsored diversity events, and expenditures made to minority-owned businesses); (xxx) compliance with applicable electric service reliability metrics (including without limitation outage frequency, outage duration, frequency of momentary interruptions, average frequency of customer interruptions, and average number of momentary interruptions per customer); (xxxi) environmental compliance; (xxxii) compliance with financial and regulatory controls; (xxxiii) ethical behavior; (xxxiv) bad debt collections, expenses or losses; (xxxv) budget achievement; (xxxvi) risk management; and (xxxvii) relative performance (as measured by one or more of the foregoing Performance Goals) against other individuals in similar companies operating in targeted areas.

C. Certification; Maximum Award and Committee Discretion.    No Performance-Based Award shall be paid unless the applicable Performance Goals have been satisfied. The Committee shall certify in writing the satisfaction of the applicable Performance Goals prior to the payment of a Performance-Based Award. The Committee, in its sole discretion, may reduce (but not increase) the amount of any Performance-Based Award determined to be payable to a Covered Executive. No Covered Executive may receive more than five million (5,000,000) shares of Stock in the aggregate subject to Options, Stock Appreciation Rights, Awards of Performance-Based Restricted Stock, Awards of Performance-Based Restricted Stock Units, Performance Units or Performance Shares, for the ten (10)-year period during which Awards may be made pursuant to Section 3.B. hereof.

D. Deferral of Payment.    Regardless of whether provided for in or in conjunction with the grant of an Award, the Committee, in its sole discretion, may defer payment of a Participant’s benefit under this Plan if and to the extent that the sum of the Participant’s Plan benefit, plus all other compensation paid or payable to the Participant for the fiscal year in which the Plan benefit would otherwise be paid exceeds the maximum amount of compensation that the Company may deduct under Section 162(m) of the Code with respect to the Participant for the year. If deferred by the Committee, such Award benefit shall be paid in the first fiscal year of the Company in which the sum of the Participant’s Plan benefit and all other compensation paid or payable to the Participant does not exceed the maximum amount of compensation deductible by the Company under Section 162(m) of the Code. However, no such deferral shall be made to the extent that the deferral would cause adverse tax consequences under Section 409A of the Code, and, to the extent an Award is subject to Section 409A of the Code and such deferral causes an Award to be paid on account of a separation from service thereunder, payment shall be delayed to the extent required under Section 409A(a)(2)(B)(i) of the Code.

8. Restricted Stock and Restricted Stock Unit Awards.

A. Grants of Restricted Stock and Restricted Stock Units.

One or more shares of Restricted Stock or Restricted Stock Units may be granted to any Eligible Employee. The Restricted Stock or Restricted Stock Units will be issued to the Participant on the Date of Grant without the payment of any consideration by the Participant and shall be in the form of either Service-Based Awards or performance-based Awards, as described in Sections 8.B. and Section 8.C., respectively.

Restricted Stock will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge, assignment or hypothecation of the Restricted Stock until the expiration of the restriction period. Upon issuance to the Participant of the Restricted Stock, the Participant will have the right to vote the shares of Restricted Stock, and unless otherwise provided in the Award agreement, to receive dividends distributable with respect to such shares. If the Committee directs that dividends shall not be paid currently and instead shall be accumulated, the payment of such dividends to the Participant shall be made at such times, and in such form and manner, as satisfies the requirements of Section 409A of the Code.

A Restricted Stock Unit is a contractual right and no Stock is issued to the Participant on the Date of Grant. A Restricted Stock Unit shall not entitle the holder to receive dividends or to exercise any rights of a holder of Stock (although the Committee, in its discretion, may award Dividend Equivalents to the holder under Section 13). Participants receiving an Award of Restricted Stock Units shall have no voting rights with respect to shares of Stock underlying such Award unless and until such shares of Stock are reflected as issued and outstanding shares on the Company’s stock ledger or other books and records.

Each Award of Restricted Stock and Restricted Stock Units shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and set forth in the Award agreement. Shares of Stock issued under an award of Restricted Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

B. Service-Based Awards.

i. Restriction Period.    At the time a Service-Based Award of Restricted Stock or Restricted Stock Units is granted, the Committee will in its discretion establish a restriction period applicable to such Award. Each award of Restricted Stock or Restricted Stock Units may have a different restriction period, at the discretion of the Committee.

ii. Lapse of Restrictions.    Upon completion of the restriction period applicable to a Service-Based Award of Restricted Stock, all restrictions will lapse and a new certificate or certificates representing the number of Shares as to which the restriction has lapsed will be issued to the Participant without the restrictive legend described in Section 8.A. The lapse of restrictions under a Service-Based Award of Restricted Stock Units shall cause the Award to be paid as provided in the Award agreement.

iii. Forfeiture of Award.    In the event a Participant ceases employment or service as a Director during a restriction period for any of the reasons set forth below, a Service-Based Restricted Stock Award or Service-Based Restricted Stock Unit Award shall be subject to the following provisions:

(a) Termination by the Participant or by the Company or any Subsidiary for Cause — 100% of the Service-Based Award will be forfeited upon the date of any Termination (i) by the Participant or (ii) by the Company or any Subsidiary for Cause;

(b) Termination without Cause, Disability or death — a percentage of the Service-Based Award will be forfeited upon the date of (i) Termination of the Participant by the Company or any Subsidiary without Cause, (ii) the Participant’s Disability, or (iii) the Participant’s death, as applicable, and the restriction period shall be deemed to expire immediately with respect to the unforfeited portion of the

Service-Based Award. Such percentage shall be calculated as a fraction, the numerator of which is the number of days in the restriction period that have elapsed as of the day immediately prior to such event, and the denominator of which is the total number of days in the restriction period as established on the Date of Grant; and

(c) Retirement — notwithstanding clauses (a) and (b), the Committee may, in its sole discretion, in the Award agreement or otherwise, provide for the lapse of the restriction period or the forfeiture of the Service-Based Award in whole or in part upon the retirement of a Participant (as determined by the Committee in its sole discretion);

Provided, however, that, in the case of clause (b) above, the Committee may modify the application of such clause if it determines, in its sole discretion, that special circumstances warrant such modification.

Any shares of Restricted Stock that are forfeited pursuant to this Section 8.B.iii. shall be surrendered immediately by the Participant to the Company upon notice of such forfeiture and the Participant shall have no further interest therein or rights thereto.

C. Performance-Based Awards.

i. Restriction Period.    At the time a performance-based Award of Restricted Stock or Restricted Stock Units is granted (which may, but need not, in the sole discretion of the Committee, also be a Performance-Based Award as defined in Section 7), the Committee will establish in its discretion a restriction period applicable to such Award. Each Award of performance-based Restricted Stock or performance-based Restricted Stock Units may have a different restriction period, at the discretion of the Committee. The Committee will also establish a Performance Period.

ii. Performance Objectives.    The Committee will determine, no later than ninety (90) days after the beginning of each Performance Period, the performance objectives, criteria or other requirements that will comprise one or more Target Performance Objectives with respect to a Participant’s Award of performance-based Restricted Stock or performance-based Restricted Stock Units and the number of shares of Restricted Stock or Restricted Stock Units for each Award that may be issued upon the Date of Grant. The Target Performance Objectives may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Awards of performance-based Restricted Stock and Restricted Stock Units for which different Performance Periods are prescribed. If, during the course of a Performance Period, significant events occur as determined in the sole discretion of the Committee, which the Committee expects to have a substantial effect on one or more Target Performance Objectives during such period, the Committee may revise such Target Performance Objectives; provided, however, that with respect to an Award subject to Section 7, no adjustment will be made that would prevent the Award from satisfying the requirements of Section 162(m) of the Code.

iii. Forfeiture of Award.

(a) Failure to Achieve Target Performance Objectives — As soon as practicable after the end of each Performance Period, the Committee will determine whether and to what extent the Target Performance Objectives were achieved and other material terms of the Award were satisfied. Such determination will be based upon the Target Performance Objectives, the terms of the Award agreement, and such related factors as the Committee determines in its sole discretion. If the Committee determines that the Target Performance Objectives were not achieved, forfeiture of all or some shares of Restricted Stock or Restricted Stock Units will result, as determined by the Committee. The Committee’s determination of all such matters will be final, binding and conclusive on a Participant.

(b) Termination by the Participant or by the Company for Cause — 100% of the unvested portion of the performance-based Award will be forfeited upon the date of any Termination (i) by the Participant or (ii) by the Company (or any Subsidiary) for Cause;

(c) Termination without Cause, Disability or death — a percentage of the unvested portion of the performance-based Award will be forfeited upon the date of (i) Termination of the Participant by the Company (or any Subsidiary) without Cause, (ii) the Participant’s Disability, or (iii) the Participant’s death, as applicable. Such percentage shall be calculated as a fraction, the numerator of which is the number of days in the restriction period that have elapsed as of the date of such event, and the denominator of which is the total number of days in the restriction period as established on the Date of Grant; and

(d) Retirement — notwithstanding clauses (b) and (c), the Committee may, in its sole discretion, in the Award agreement or otherwise, provide for the lapse of the restriction period or the forfeiture of the performance-based Award in whole or in part upon the retirement of a Participant (as determined by the Committee in its sole discretion);

Provided, however, that, in the case of clause (c) above, the Committee may modify the application of such clause if it determines, in its sole discretion, that special circumstances warrant such modification.

Any shares of Restricted Stock that are forfeited pursuant to this Section 8.C.iii. shall be surrendered immediately by the Participant to the Company upon notification of such forfeiture and the Participant shall have no further interest therein or rights thereto.

iv. Achieving or Exceeding Target Performance Objectives.

(a) Restricted Stock — With respect to shares of Restricted Stock which may be retained as a result of achieving Target Performance Objectives (after taking into account, if applicable, the forfeiture provisions of Section 8.C.iii.), a new certificate or certificates will be issued to the Participant without the restrictive legend described in Section 8.A. As appropriate, a certificate or certificates will also be issued for additional shares of Stock in the event that Target Performance Objectives are exceeded.

(b) Restricted Stock Units — With respect to Restricted Stock Units which are earned, a payment will be made to the Participant in cash, Stock or a combination thereof, as determined in the Award agreement or otherwise by the Committee in its sole discretion. Unless the Committee provides otherwise in an Award agreement, such payment shall be made in full to the Participant no later than the 15th day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee provides in an Award agreement that a Restricted Stock Unit is intended to be subject to Section 409A of the Code, the Award agreement will include terms that are designed to satisfy the requirements of Section 409A of the Code.

9. Stock Options.

A. Grants of Options.    One or more Options may be granted to any Eligible Employee, without the payment of consideration by the Participant.

B. Stock Option Agreement.    Each Option granted under the Plan will be evidenced by a “Stock Option Agreement” between the Company and the Participant containing provisions determined by the Committee, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Committee at the Date of Grant; provided, however, that each Stock Option Agreement with respect to an Incentive Stock Option must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) the Option price, and any tax withholding associated with such exercise, will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant’s purchase of the Stock to which the Option relates, (b) the Participant’s exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options will not be transferable by Participant except through a Permitted Transfer, and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative; and (v) notwithstanding any other provision, in the event of a tender offer for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any outstanding Option to be immediately exercisable. A Participant to whom an Incentive Stock Option is granted must be an employee of the Company or of a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the voting interest within the meaning of Section 424(f) of the Code.

C. Option Price.    The Option price per share of Stock will be set by the Committee at the time of the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

D. Form of Payment.    At the time of the exercise of the Option, (i) the Option price will be payable as required by the terms of the Stock Option Agreement, which may be in cash or, if permitted by the Stock Option Agreement, by delivery (either physical or by attestation) of other shares of Stock, a combination of cash and delivery of other shares of Stock, or, (ii) if permitted by the Stock Option Agreement, the Option may be exercised without payment of the Option price by net share settlement, all in such form and manner as determined by the Committee in its sole discretion; provided, however, that any shares of Stock delivered in full or partial payment of the Option price shall have been held by the Participant for a period of at least six (6) months. When Stock is delivered in full or partial payment of the Option price, or exercise of an Option occurs by net share settlement, all shares of Stock will be valued at the Fair Market Value on the date the Option is exercised.

E. Other Terms and Conditions.    The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed ten (10) years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full of the Option price. Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time. Unless otherwise expressly provided in a Stock Option Agreement, an Option will not be deemed to be exercised unless the Company receives a notice of exercise (in form acceptable to the Committee) signed by the Participant or other Person entitled to exercise the Option and accompanied by any payment of the Option price required thereunder. If an Award is exercised by a Person other than the Participant, the Committee may require satisfactory evidence that the Person exercising the Option has the right to do so.

F. Lapse of Option.    An Option will lapse upon the earlier of:

i. ten (10) years from the Date of Grant;

ii. the expiration of the Option Period; or

iii. the effective date of any Termination with respect to the Participant.

Provided, however, that:

1. In event of the retirement (as determined by the Committee in its sole discretion) or Disability of the Participant, the Option will lapse as set forth in clause F.i. or F.ii. above, except that the Committee may extend the Option Period (but not beyond the date that is ten (10) years from the Date of Grant) if it determines in its sole discretion that special circumstances warrant such extension.

2. If the Participant dies within the Option Period and prior to the Option otherwise lapsing, the Option will lapse at the expiration of the Option Period; provided, however, that the Committee may extend the Option Period (but not beyond the date that is ten (10) years from the Date of Grant) if it determines in its sole discretion that special circumstances warrant such extension. Prior to the lapse of the Option, the Option may be exercised by the Person(s) entitled to do so under the Participant’s will, or, if the Participant fails to make testamentary disposition of the Option or dies intestate, by the Person(s) entitled to receive the Option under the applicable laws of descent and distribution.

3. Unless approved in writing by the Company and the holder of an Incentive Stock Option, no extension of an Option Period with respect to an Incentive Stock Option may be made if it would cause the Incentive Stock Option to no longer be treated as an incentive stock option under the Code.

G. Individual Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

10. Performance Units and Performance Shares.

A. Grant of Performance Units and/or Performance Shares.    Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Eligible Employees in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. A Performance Unit or Performance Share is a contractual right and no Stock is issued in connection therewith to the Participant on the Date of Grant. A Performance Unit or Performance Share shall not entitle the holder to receive dividends or to exercise any rights of a holder of Stock (although the Committee, in its discretion, may award Dividend Equivalents to the holder under Section 13). Participants receiving an Award of Performance Shares or Performance Units shall have no voting rights with respect to shares of Stock underlying such Award unless and until such shares of Stock are reflected as issued and outstanding shares on the Company’s stock ledger or other books and records.

B. Value of Performance Units and/or Performance Shares.    Each Performance Unit shall have an initial value that will not be less than the Fair Market Value on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value on the Date of Grant.

C. Performance Period and Performance Objectives.    The Committee will determine, no later than ninety (90) days after the beginning of each Performance Period, the performance objectives, criteria or other requirements that will comprise one or more Target Performance Objectives with respect to a Participant’s Award of Performance Shares or Performance Units and the number of shares of Stock or other consideration that may be issued or paid upon the achievement and/or exceeding of the Target Performance Objectives at the end of the Performance Period. Target Performance Objectives may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Awards of Performance Shares or Performance Units for which different Performance Periods are prescribed. If, during the course of a Performance Period, significant events occur as determined in the sole discretion of the Committee, which the Committee expects to have a substantial effect on one or more Target Performance Objectives during such period, the Committee may revise such Target Performance Objectives, provided, however, that with respect to an Award subject to Section 7, no adjustment will be made that would prevent the Award from satisfying the requirements of Section 162(m) of the Code.

D. Earning of Performance Units or Performance Shares.    Subject to the terms of the Plan and the applicable Award agreement, as soon as practicable after the end of each Performance Period, the Committee will determine whether and to what extent the Target Performance Objectives were achieved or exceeded, and whether the other material terms of the Award of Performance Units or Performance Shares were satisfied. Such determination will be based upon the applicable Target Performance Objectives, the terms of the Award agreement, and such related factors as the Committee determines in its sole discretion. If all such conditions have been met, the amount and form of payment that a Participant is entitled to receive under an Award of Performance Units or Performance Shares shall be determined by the Committee by reference to the terms of the applicable Award agreement or otherwise by the Committee in its sole discretion, after taking into account, if applicable, the forfeiture provisions of Section 10.E. The Committee’s determination of all such matters will be final, binding and conclusive on a Participant.

E. Forfeiture of Award.

i. Failure to Achieve Target Performance Objectives — If the Committee determines that the Target Performance Objectives were not achieved, forfeiture of all or some of an Award of Performance Units or Performance Shares will result, as determined by the Committee. The Committee’s determination of all such matters will be final, binding and conclusive on a Participant.

ii. Termination by the Participant or by the Company for Cause — 100% of the unvested portion of the Award will be forfeited upon the date of any Termination (i) by the Participant or (ii) by the Company (or any Subsidiary) for Cause;

iii. Termination without Cause, Disability or death — a percentage of the unvested portion of the Award will be forfeited upon the date of (i) Termination with respect to the Participant by the Company (or any Subsidiary) without Cause, (ii) the Participant’s Disability, or (iii) the Participant’s death, as applicable. Such percentage shall be calculated as a fraction, the numerator of which is the number of days in the Performance Period that have elapsed as of the date of such event, and the denominator of which is the total number of days in the Performance Period; and

iv. Retirement — notwithstanding clauses E.ii. and E.iii., the Committee may, in its sole discretion, in the Award agreement or otherwise, provide for the lapse of the restriction period or the forfeiture of the Award of Performance Units or Performance Shares in whole or in part upon the retirement of a Participant (as determined by the Committee in its sole discretion);

Provided, however, that, in the case of clause E.iii. above, the Committee may modify the application of such clause if it determines, in its sole discretion, that special circumstances warrant such modification.

The Participant shall have no further right or interest in any Performance Share or Performance Unit Award (or any portion thereof) that is forfeited pursuant to this Section 10.E.

F. Form and Timing of Payment.    Each Award of Performance Units shall be payable in cash or shares of Stock or in a combination of cash and Stock, as determined by the Committee in its sole discretion. Such shares may be issued subject to any restrictions deemed appropriate by the Committee. Such payment will be made, except if otherwise specified in the Award agreement, no later than the 15th day of the third month after the end of the first calendar year in which the Performance Units or Performance Shares are no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee provides in an Award agreement that an Award of Performance Units or Performance Shares is intended to be subject to Section 409A of the Code, the Award agreement will include terms that are designed to satisfy the requirements of Section 409A of the Code. Participants are not entitled to exercise voting rights with respect to any shares of Stock underlying an award of Performance Shares or Performance Units unless and until such shares of Stock are reflected as issued and outstanding shares on the Company’s stock ledger or other books and records.

11. Stock Appreciation Rights.

A. Grants of Stock Appreciation Rights.    Stock Appreciation Rights may be granted under the Plan to any Eligible Employee. A Stock Appreciation Right may be granted in conjunction with an Option at the Date of Grant, or may be granted as a stand-alone Award. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Committee may impose in an Award agreement.

B. Right to Exercise; Exercise Period.    A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates will not be exercisable during the six (6) months following their respective Dates of Grant except in the event of the Participant’s Disability or death. A Stock Appreciation Right issued as a stand-alone Award will be exercisable pursuant to such terms and conditions established in the Award agreement. Notwithstanding such terms and conditions, in the event of a tender offer for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any outstanding Stock Appreciation Right immediately exercisable.

C. Failure to Exercise.    If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued as a stand-alone Award, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right (to the extent that it is then exercisable) will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period; provided, however, that this Section 11.C. shall not apply to any Stock Appreciation Right with an Option price or Exercise Price (as defined below), as the case may be, that is less than the Fair Market Value of the Stock on the last day of the Option Period or Exercise Period.

D. Exercise of Stock Appreciation Right.    Unless otherwise expressly provided in Section 11.C. or in an Award agreement, a Stock Appreciation Right will not be deemed to be exercised unless the Company receives a notice of exercise (in form acceptable to the Committee) signed by the Participant or other Person and accompanied by any payment required thereunder. If a Stock Appreciation Right is exercised by a Person other than the Participant, the Committee may require satisfactory evidence that the Person exercising the Stock Appreciation Right has the right to do so. An exercisable Stock Appreciation Right granted in conjunction with an Option will entitle the Participant or other Person to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of the Fair Market Value of one share of Stock on the trading day preceding the date of exercise over the Option price with respect to such Option, times the number of shares related to such Stock Appreciation Right which is so exercised. Upon exercise of a Stock Appreciation Right granted as a stand-alone Award, the Participant or other Person will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of (i) the Fair Market Value on the trading day preceding the date on which the Stock Appreciation Right is exercised over (ii) the Fair Market Value on the Date of Grant (or such greater price as may be determined by the Committee and set forth in the Award agreement) (the “Exercise Price”), times the number of shares related to such Stock Appreciation Right which is so exercised.

The Committee may direct in the Award agreement the payment in settlement of the Stock Appreciation Right to be in cash or Stock, or a combination thereof. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have lapsed immediately upon exercise of the Stock Appreciation Right. To the extent that a Stock Appreciation Right is issued pursuant to an Option and the Option is exercised, such Stock Appreciation Right shall be deemed to have lapsed immediately upon exercise of the Option.

E. Nontransferable.    A Stock Appreciation Right will not be transferable by the Participant except by a Permitted Transfer, and will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s executor, guardian or other legal representative. In the event of a Permitted Transfer of a Stock Appreciation Right, the further transfer of such Stock Appreciation Right shall continue to be subject to all of the restrictions contained in this Section 11.E.

F. Lapse of a Stock Appreciation Right.    A Stock Appreciation Right will lapse upon the earlier of:

i. ten (10) years from the Date of Grant;

ii. the expiration of the Exercise Period; or

iii. the effective date of any Termination of the Participant.

Provided, however, that:

1. In event of the retirement (as determined in the sole discretion of the Committee) or the Disability of the Participant, the Stock Appreciation Right will lapse as set forth in clause F.i. or F.ii. above, except that the Committee may extend the Exercise Period (but not beyond the date that is ten (10) years from the Date of Grant) if it determines in its sole discretion that special circumstances warrant such extension.

2. If the Participant dies within the Exercise Period and prior to the Stock Appreciation Right otherwise lapsing, the Stock Appreciation Right will lapse at the expiration of the Exercise Period; provided, however, that the Committee may extend the Exercise Period (but not beyond the date that is ten (10) years from the Date of Grant) if it determines in its sole discretion that special circumstances warrant such extension. Prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right may be exercised by the Person(s) entitled to do so under the Participant’s will, or, if the Participant fails to make testamentary disposition of the Stock Appreciation Right or dies intestate, by the Person(s) entitled to receive the Stock Appreciation Right under the applicable laws of descent and distribution.

12. Director Awards.

A. Payment of Board Fees in Awards.    Subject to such terms, conditions and other provisions as may be established from time to time by the Board in its sole discretion, including without limitation any minimum standards or requirements for participation or ownership of Stock established or approved by the Board, a Director may receive one or more Director Awards each year for his or her service as a Director. The aggregate number of shares of Stock subject to any Director Award (other than an Option or Stock Appreciation Right) made pursuant to this Section 12.A. shall be determined by dividing the dollar amount of Board Fees to be paid or awarded in the form of Director Awards, as determined by the Board, by the Fair Market Value as of Date of Grant of the Director Award. The date on which Director Awards are made (if such date is other than the Date of Grant) shall be determined by or pursuant to rules established by the Board.

B. Special Rules for Director Awards.

i. All Awards.    For purposes of interpreting the other provisions of this Plan, solely with respect to any Director Award granted under this Section 12, (A) the term “Eligible Employee” shall mean and refer to a Director, (B) the term “Committee” shall refer to the Board, and (C) the resignation of a Director prior to the expiration of such Director’s term for any reason (other than in connection with the removal of such Director from the Board or any attempt do so) shall be deemed to be, and shall have the same effect under the Plan as, a Termination of such Director by the Company without Cause.

ii. Options.    An Option that is part of a Director Award shall be subject to the provisions of Section 9 hereunder, except that such Option shall not be an Incentive Stock Option. The Option price per share of the Stock subject to an Option as a Director Award under the Plan shall equal or exceed 100% of the Fair Market Value on the Date of Grant. An Option shall be exercisable at such time or times as determined by the Board in the Stock Option Agreement.

iii. Restricted Stock and Restricted Stock Units.    Notwithstanding any provision of this Plan to the contrary, a Restricted Stock Award or Restricted Stock Unit Award that is a Director Award shall have a restriction period as determined in the Award agreement by the Board in its sole discretion.

13. Dividend Equivalents.

A. Grants of Dividend Equivalents.    Dividend Equivalents may be granted under the Plan in conjunction with the grant or deferral of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards or any Director Awards (except in conjunction with a Director Award granted in the form of an Option or Stock Appreciation Right), at any time during the Performance Period, without consideration from the Participant. Dividend Equivalents may be granted under a performance-based

Restricted Stock Award in conjunction with additional shares of Stock issued if Target Performance Objectives are exceeded. In each such case, the granting of Dividend Equivalents in conjunction with a Performance-Based Award shall be subject to such limitations or requirements as are necessary to prevent the Award from failing to satisfy the applicable requirements of Section 162(m) of the Code.

B. Payment.    Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 13.D. The Committee, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Committee; provided, however, that no amounts shall be paid under this Section 13.B. with respect to any performance-based Award hereunder (or any portion thereof), unless and until the Committee has determined that the Target Performance Objectives with respect thereto have been achieved or exceeded.

C. Nontransferable.    A Dividend Equivalent will not be transferable by the Participant, except by a Permitted Transfer.

D. Lapse of a Dividend Equivalent.    Each Dividend Equivalent will lapse at such time as the Committee has determined that the Target Performance Objectives with respect to a performance-based Award have not been achieved or exceeded, or, if granted in connection with a Service-Based Award, on the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

14. Unrestricted Stock.

An Unrestricted Stock Award comprised of one or more shares of Stock that are not subject to Service-Based or performance-based conditions may be granted to an Eligible Employee. An Award of Unrestricted Stock so issued shall not be subject to any restriction on sale or other transfer by the Participant, other than any restrictions that may be required by applicable law.

15. Accelerated Award Payout/Exercise.

A. Change in Control.    Notwithstanding anything in this Plan to the contrary, a Participant is entitled to an accelerated payout or accelerated Option Period or Exercise Period (as set forth in Section 15.B.) with respect to any outstanding Award if the Participant is terminated by the Company (or any Subsidiary) as an employee or removed as a Director, or the Participant terminates his or her employment with the Company (or any Subsidiary) for Good Reason within 12 months following a Change in Control (each, a “Qualifying Termination”).

B. Amount of Award Subject to Accelerated Payout/Option Period/Exercise Period.    The amount of a Participant’s outstanding Award that will be paid or exercisable upon the happening of a Qualifying Termination will be determined as follows:

i. Service-Based Restricted Stock or Service-Based Restricted Stock Unit Awards.    The Participant’s unvested Awards of Service-Based Restricted Stock or Service-Based Restricted Stock Units will immediately vest and become free of restrictions.

ii. Stock Option Awards and Stock Appreciation Rights.    Any outstanding Stock Option Awards or Stock Appreciation Rights will be immediately exercisable in full.

iii. Performance-Based Restricted Stock and Performance-Based Restricted Stock Units.    A percentage of the Participant’s outstanding performance-based Restricted Stock and performance-based Restricted Stock Units will immediately vest and become free of restrictions, with such percentage equaling a fraction, the numerator of which is the number of days of the Performance Period that have elapsed as of the date of such Change in Control (or, in the case of a Qualifying Termination for Good Reason, as of the date of such Qualifying Termination) and the denominator of which is the total number of days in the Performance Period. For purposes of the foregoing sentence, it will have been assumed that all Target Performance Objectives with respect to an Award shall have been achieved at the 100% level.

iv. Performance Shares; Performance Units.    The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of Performance Shares and/or Performance Units subject to the Target Performance Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that target award level was achieved. For purposes of the foregoing sentence, it will have been assumed that the Target Performance Objectives with respect to an Award shall have been achieved at the 100% level.

C. Timing of Accelerated Payout/Option Period/Exercise Period.    The accelerated payout set forth in Section 15.B. will be made within thirty (30) days after the date of the Qualifying Termination, except as provided below. The accelerated Option Period/Exercise Period set forth in Section 15.B. will begin on the date of the Participant’s termination. If the original Award provided for a payout in Stock, any accelerated payout set forth in Section 15.B. will be made in Stock. With respect to any compensation that is subject to Section 409A of the Code, the accelerated payout set forth in Section 15.B. will not be paid until the Participant separates from service, within the meaning of Section 409A of the Code, and, in the case of Participant who is a “specified employee” (as determined under Section 409A(a)(2)(B) of the Code), any payment that would otherwise be made under Section 15.B. within six (6) months after the Participant’s separation from employment will be paid in the seventh month following the Participant’s separation.

16. Amendment of Plan.    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan, in whole or in part, as it shall determine in its sole discretion; provided that no such action shall, without the consent of the Participant to whom any outstanding Award was previously granted, adversely affect the rights of such Participant concerning such Award, except to the extent that such termination, suspension, or amendment of the Plan or the Award (i) is required by law (including as required to comply with Section 409A of the Code) or (ii) is deemed by the Board necessary in order to comply with the requirements of Section 162(m) of the Code or Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing in this Section 16, without approval of the stockholders of the Company, (i) no amendment of the Plan shall increase the total number of shares of Stock which may be issued under the Plan or the maximum number of shares with respect to Options, Stock Appreciation Rights and other Awards that may be granted to any individual under the Plan (including, without limitation, as set forth under Section 7.C., the maximum number of shares of Stock subject to certain Awards to any Covered Executive); (ii) no amendment of the Plan may modify the requirements as to eligibility for Awards under the Plan; and (iii) no amendment of the Plan may permit, and no amendment to any Award agreement may have the effect of causing, Options, Stock Appreciation Rights or other Awards encompassing rights to purchase Stock to be repriced, replaced or regranted through cancellation, or by decreasing the Option price of an outstanding Option or the Exercise Price of an outstanding Stock Appreciation Right, or the purchase price of any other outstanding Award that encompasses the right to purchase Stock.

17. Clawback Rules.    If a Participant is subject to the provisions of (i) Section 304 of the Sarbanes-Oxley Act of 2002 and/or (ii) any policies adopted by the Company in accordance with rules that may be promulgated by the Securities and Exchange Commission pursuant to Section 10D of the Exchange Act (individually or collectively, the “Clawback Rules”), an Award agreement shall require the Participant to comply with all provisions and requirements of such Clawback Rules.

18. Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other Person. To the extent that any Participant or other Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

19. Miscellaneous Provisions.

A. Nontransferability.    No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any Person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except:

i. to the extent specifically mandated and directed by applicable state or federal statute;

ii. as requested by the Participant (or by any Person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding;

iii. if requested by the Participant, and approved by the Committee, a Participant may transfer a Stock Option (other than an Incentive Stock Option) for no consideration to a Permitted Transferee, subject to such terms and condition as the Committee may impose; and

iv. if permitted by the Plan or the terms of an Award, pursuant to a Permitted Transfer.

B. No Employment Right; Tenure.    Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any individual and shall not be deemed to be consideration for, or a condition of, continued employment of any individual. A Participant’s right, if any, to serve the Company as a Director, officer, employee or otherwise shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

C. Tax Withholding.    Subject to compliance with applicable law and the provisions of this Section 19.C., the Company or a Subsidiary may withhold up to, but no more than, the minimum applicable statutory federal, state and/or local taxes (collectively, “Tax Withholding Requirements”) at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary. Subject to compliance with any requirements of applicable law, the Committee shall require a Participant to have all or any portion of any Tax Withholding Requirements that may be payable in respect to a distribution of Stock satisfied through the payment by the Participant of cash to the Company or a Subsidiary, funded by the disposition on the Participant’s behalf or for the Participant’s account of shares of Stock which would otherwise be delivered to the Participant having an aggregate Fair Market Value equal to the aggregate amount of such Tax Withholding Requirements.

D. Fractional Shares.    Except with respect to deferrals of an Award into a Company or Subsidiary deferred compensation plan or pursuant to Section 19.N. hereof, or as the Committee may otherwise provide, any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

E. Government and Other Regulations.    The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies or national securities exchanges upon which the Stock is then listed as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the “Securities Act”), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan is issued under circumstances that are designed to exempt the transaction from registration under the Securities Act, the Company may restrict the transfer of the Stock in such manner as it deems advisable to ensure such exempt status.

F. Indemnification.    Each person who is or at any time serves as a member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Amended and Restated Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

G. Reliance on Reports.    Each member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee (or their delegates) be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

H. Changes in Capital Structure.    In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, reorganization, combination, division, or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants, the Option price per share for Options granted under Section 9, the Exercise Price for Stock Appreciation Rights granted under Section 11, and the aggregate number of shares of Stock which may be awarded pursuant to the Plan (both as to any individual Participant and in the aggregate). Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

I. Company Successors.    In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of the Company under this Plan.

J. Governing Law.    All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

K. Relationship to Other Benefits.    Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

L. Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

M. Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

N. Deferred Payments.    The Board or the Committee, in its sole discretion, may, at any time and from time to time during the term of the Plan, establish such rules, guidelines and procedures as the Board or the Committee, as applicable, shall deem appropriate pursuant to which any one or more Participants would be required or permitted to elect to defer to a later date the time at which any payment or settlement of any Award shall occur, and if deemed appropriate by the Board or the Committee, as applicable, in its sole discretion to authorize in respect of any Award the payment or settlement of which has been deferred the accrual of interest equivalent credits or Dividend Equivalents during the deferral period to be paid at such times and on such terms and conditions as the Board or the Committee, as applicable, shall establish; provided that no deferral or election to defer shall be authorized if such deferral or election would cause adverse tax consequences under Section 409A of the Code. The deferrals contemplated by this Section 19.N. are in addition to deferrals contemplated pursuant to Section 7.D.

O. No Guarantee of Favorable Tax Treatment.    Although the Awards are intended to be exempt from, or comply with, the requirements of Section 409A of the Code, and the Plan shall be interpreted accordingly, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

ANNEX B

PEPCO HOLDINGS, INC.

AMENDED AND RESTATED ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN

Pepco Holdings, Inc. (“PHI” or the “Company”), pursuant to authority granted by its Board of Directors, hereby establishes and adopts the Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan (the “Plan”). The Plan shall supersede and replace in its entirety all of the terms and conditions of the Pepco Holdings, Inc. Annual Executive Incentive Compensation Plan adopted prior to the date hereof.

1. Purpose of the Plan.    The Plan is a cash-based incentive program designed to align executive compensation with performance of PHI and its Subsidiaries and to accomplish the following objectives:

•	Link annual corporate and business priorities with one or more group and/or individual performance goals.

•	Reinforce a high-performance culture by tying executive compensation to measurable accountabilities and achievement.

•	Recognize and reward team and individual performance and differentiate award levels based on absolute and relative contributions.

•	Provide a variable and competitive award opportunity as part of total compensation that enables the Company to attract, retain and motivate key employees.

2. Definitions.    The following terms where used in this Plan, shall have the meanings set forth below:

“Award” shall mean a cash incentive payment made in accordance with the terms of this Plan.

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

“Book Value” means the book value of a share of the Company’s common stock, $.01 par value, determined in accordance with the Company’s regular accounting practices.

“Business Unit” shall mean a discrete segment of the Company which has a separate incentive plan approved by the Committee.

“CEO” shall mean the Chief Executive Officer of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provision to such section, and any Treasury regulations promulgated thereunder.

“Committee” shall mean the Compensation/Human Resources Committee of the Board or the Board (or their designee), except that, to the extent required for an Award to a Covered Executive to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall consist solely of two (2) or more directors, each of whom is an “outside director” (as such term is defined by Treas. Reg. section 1.162-27(e)(3)).

“Covered Executive” shall mean any Participant who, for a given Plan Year, is (or would be if the Participant remained employed until the last day of the Plan Year, or, in the opinion of the Committee, is likely to be) a “covered employee” within the meaning of Section 162(m) of the Code.

“Disability” means the permanent and total disability of a Participant in the Plan as determined by the Committee in its discretion.

“Key Employee” shall mean any executive or employee of PHI or any Subsidiary.

“Maximum Award Opportunity” shall mean an amount established annually for each Participant in the Plan which represents the maximum incentive payment which may be given under the Plan to that Participant for performance during the Plan Year.

“Participant” shall mean any Key Employee selected by the Committee to participate in the Plan.

“Performance Goals” may consist of:

A.	Annual performance objectives for the Company as a whole (“Corporate Performance Goals”);

B.	Business Unit performance objectives for one or more Business Units of the Company (“Business Unit Performance Goals”); and

C.	Individual performance goals for individual executives participating in the Plan (“Individual Performance Goals”).

The business criteria for each category of Performance Goals are set forth in Exhibit A to the Plan.

“Plan Year” shall mean a calendar year during which the Plan is in effect.

“Retirement” shall mean separating from service with the Company or any Subsidiary on or after attaining age fifty-five (55) and achieving at least ten (10) years of continuous employment with the Company or any Subsidiary.

“Subsidiary” shall mean any corporation or other form of organization of which 50% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

“Target Award Level” shall mean an amount established annually for each Participant in the Plan which represents the target incentive opportunity which may be available to that Participant if all established Performance Goals are met, expressed as a percentage of base annual salary, including deferred compensation (other than deferred Awards under the Plan).

“Termination” means resignation or discharge from employment with the Company or any of its Subsidiaries, except in the event of death, Disability or Retirement.

3. Plan Administration

A.	The Plan shall be administered by the Committee in accordance with the terms and conditions hereof. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan, to make such determinations and interpretations and to take such action in connection with the Plan and any Awards as it deems necessary or advisable, in its sole discretion. All determinations, decisions and interpretations made by the Committee shall be final, binding and conclusive on the Participants in the Plan, and upon any party or representative claiming an interest in the Plan through or on behalf of a Participant or former Participant, or on any other basis.

B.	Notwithstanding any other provision of the Plan, the Committee shall have the discretion to adjust or eliminate Awards, not to exceed such Participant’s Maximum Award Opportunity; provided, however, that no upward adjustment may be made of an Award to a Covered Executive that would prevent such Award from being “performance-based compensation” as such term is used in Section 162(m) of the Code.

C.	The Committee shall have the authority to do all such things as are appropriate to ensure the proper administration of this Plan according to its terms, including but not limited to:

(i)	Selecting the Key Employees who shall become Participants in the Plan;

(ii)	Approving Performance Goals;

(iii)	Approving (a) Target Award Levels, (b) Maximum Award Opportunities, and (c) the allocation of the proportion of Awards to be based on each category of Performance Goals;

(iv)	Determining whether an Award is to made to any Participant, which determination shall be reported to the Board at its next regularly scheduled meeting after the determination is made; and

(vi)	Establishing any future service requirements which must be met as a condition to the full vesting of an Award.

D.	The Plan shall be effective as of January 1, 2012; provided, however, that the Plan shall be subject to approval of the stockholders of the Company at an annual or special meeting of stockholders of the Company before payment of Awards to Covered Executives made during the 2012 Plan Year so that, following receipt of stockholder approval, such payments would, if subject to Section 162(m) of the Code, qualify as “performance-based compensation” thereunder. No Award shall be paid under the Plan to a Covered Executive before such stockholder approval has been obtained. In addition, the Board may determine to submit the Plan to stockholders for reapproval at such times, if any, required such that Awards under the Plan to Covered Executives shall qualify as “performance-based compensation” under Section 162(m) of the Code.

E.	No Award shall be made in respect of any Plan Year that begins on or after January 1, 2022.

4. Participation.    Participants in the Plan for a Plan Year shall be Key Employees selected by the Committee, upon the recommendation of the CEO. The decision as to selection of Participants normally is (but is not required to be) made for a Plan Year on or before January 31 of that Plan Year. The Committee may, however, subject to the limitations of Section 5.D. with respect to Covered Executives, permit additional Key Employees to become Participants during the Plan Year. At no time shall any person have a right (i) to be selected as a Participant for any Plan Year, (ii) if so selected, to be entitled to any Award, or (iii) having been selected as a Participant for one Plan Year, to be selected as a Participant for any subsequent Plan Year.

5. Performance Goals.

A.	Categories of Performance Goals. A Participant’s Maximum Award Opportunity shall require the achievement of one or more Performance Goals in some or all of the foregoing categories:

1.	Corporate Performance Goals. The Committee shall establish Corporate Performance Goals (which may vary from Participant to Participant) designed to accomplish the purposes set forth in Section 1 of the Plan. The Committee shall have the authority to amend Corporate Performance Goals at any time when, in the Committee’s judgment, unforeseen circumstances exist which require modification in order to ensure that the purpose of the Plan is properly served; provided, however, that no adjustment will be made of an Award to a Covered Executive that would prevent such Award from being “performance-based compensation” as such term is used in Section 162(m) of the Code.

2.	Business Unit Performance Goals. The Committee, after consultation with the senior officer of the applicable Business Unit, shall establish Business Unit Performance Goals (which may vary from Participant to Participant) designed to accomplish the business plan of each Business Unit for the Plan Year. The Committee, after consultation with the senior officer of the respective Business Unit, shall have the authority to amend the applicable Business Unit Performance Goals at any time when, in the Committee’s judgment, unforeseen circumstances exist which require modification in order to ensure that the purpose of the Plan is properly served; provided, however, that no adjustment will be made of an Award to a Covered Executive that would prevent such Award from being “performance-based compensation” as such term is used in Section 162(m) of the Code.

3.

Individual Performance Goals.    The Committee may establish Individual Performance Goals for a Participant in the Plan (which may vary from Participant to Participant). These Performance Goals, to the extent implemented, will be developed, reviewed and approved by the Committee. Individual Performance Goals shall be designed to encourage the accomplishment of such management objectives as are deemed appropriate by the Committee in light of the purposes of the Plan.

B.	General Criteria. Except as provided in Section 5.D. with respect to a Covered Executive, the establishment of Performance Goals normally is (but is not required to be) made for a Plan Year on or before January 31 of that Plan Year. The Committee shall ensure Performance Goals meet the following general criteria:

1.	Business Unit and Individual Performance Goals shall not be established which conflict with the Corporate Performance Goals.

2.	Business Unit and Individual Performance Goals shall be considered so that the Performance Goals with respect to one Business Unit and/or Participant do not conflict inappropriately with the Goals of another Business Unit and/or Participant.

C.	Future Service Requirements. The Committee may condition any Participant’s right to receive all or any portion of an Award by establishing a future service requirement pursuant to which the Participant’s right to receive a designated portion of an Award will be forfeited if the Participant terminates employment for any reason other than death or Disability after the Plan Year to which the Award relates and prior to the end of the designated service period.

D.	Covered Executives. The Performance Goals with respect to any Covered Executive for a Plan Year shall be determined in writing by the Committee (i) no later than the end of the 90-day period beginning on the first day of such Plan Year and (ii) while the outcome of the Performance Goals is substantially uncertain.

6. Target Award Levels and Maximum Award Opportunities.    The Committee shall establish, with the advice and recommendation of the CEO, the Target Award Levels and Maximum Award Opportunities applicable to Participants in the Plan. Except with respect to Covered Executives, the Target Award Levels and Maximum Award Opportunities applicable to a Participant for a Plan Year normally are (but are not required to be) set on or before January 31 of that Plan Year; provided, however, that with respect to Covered Executives, such terms must be set by the Committee in writing (i) no later than the end of the 90-day period beginning on the first day of such Plan Year and (ii) while their outcome is substantially uncertain. Target Award Levels shall be expressed as a percentage of base annual salary including deferred compensation (other than deferred Awards under this Plan) earned during the Plan Year and may vary among individual Participants or among classes of Participants. Target Award Levels may also be allocated as between Corporate Performance Goals, Business Unit Performance Goals and Individual Performance Goals, by Participant or by classes of Participants. Maximum Award Opportunities shall be expressed as a percentage of Target Award Level and may vary among individual Participants or among classes of Participants.

7. Determination of Awards.    The Committee shall determine the Awards, if any, to be made for each Plan Year as soon after the end of the Plan Year as is practicable, considering the purposes of the Plan, the Performance Goals and Target Award Levels previously established for that Plan Year, the actual performance of the Company and of each Business Unit and Participant during the Plan Year, and any other factor or circumstance the Committee, in its sole discretion, determines to take into consideration. The Committee shall certify in writing the achievement of the Performance Goals that result in an Award to any Covered Executive, as well as the satisfaction of any other material terms of the Award. In no event shall an Award be paid unless the Performance Goals for the Award have been satisfied.

8. Payment of Awards.    Awards determined for each Plan Year shall be paid as soon as is practicable after both (i) the determinations described in Section 7 have been made and (ii) if applicable, any applicable future service requirement has been satisfied. In all events, such Award shall be paid prior to the expiration of two and one-half months following (i) the close of the Plan Year to which such Awards relate or (ii) if later, the close of the Plan Year during which any applicable future service requirement was satisfied. Payment will be made in cash in a lump sum, except, if a Participant is otherwise eligible to participate in any executive deferred compensation plan of the Company or any Subsidiary under which such deferral would otherwise be permitted, the Participant may elect to defer payment of any Award in whole or in part under the terms of that deferred compensation plan; provided, however, that no deferral election will be offered if such deferral election or the offer of such deferral election would cause adverse tax consequences under Section 409A of the Code.

9. Termination, Retirement, Disability or Death of a Participant.    Except as provided in Section 10:

A. Retirement, Death or Disability.    In the event of the Retirement, Disability or death of a Participant prior to the determination of Awards for a Plan Year, the Participant (or his or her beneficiary, in the case of death) may be given an Award for that Plan Year, subject to compliance with applicable laws, including Section 409A of the Code. If the Retirement, Disability or death occurred during the Plan Year, any amount of payment to be made pursuant to such Award shall be reduced by multiplying it by a fraction, the numerator of which is the number of days in the Plan Year that have elapsed as of the day immediately prior to such Retirement, Disability or death, and the denominator of which is 365.

B. Termination.    In the event of a Termination of a Participant during a Plan Year, no Award shall be made to or on behalf of that Participant for that Plan Year.

C. Reallocation of Awards.    To the extent that any Award is reduced in whole or in part pursuant to this Section 9, which Award was allocable to a Participant who is no longer employed with the Company or any Subsidiary prior to the Committee’s determination of Awards for a Plan Year, such reduced Award may, as determined in the sole discretion of the Committee, be reallocated to other Participants, such that the aggregate amount payable with respect to all Awards for such Plan Year is not affected by the Participant’s departure; provided, however, that no reallocation of an Award will be made to a Covered Executive that would prevent any Award to a Covered Executive from being “performance-based compensation” as such term is used in Section 162(m) of the Code.

10. Status of Awards under Section 162(m).    It is the intent of the Company that Awards granted to a Participant who is a Covered Executive shall constitute “performance-based compensation” within the meaning of Section 162(m) of the Code. Accordingly, with respect to such Awards, the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code. No payment under the Plan shall be authorized or made to a Covered Executive if and to the extent that such authorization or payment would contravene Section 162(m) of the Code. No Award with respect to any Covered Executive shall exceed three million dollars ($3,000,000) for any Plan Year. The Committee, in its sole discretion, may reduce (but not increase) the amount of any Award determined to be payable to a Covered Executive.

11. Other Plans.    Amounts received by Participants under this Plan shall not be considered compensation for the purpose of any other benefit plan maintained by the Company, unless the terms of such other benefit plan so provide.

12. No Contractual, Fiduciary or Trust Relationships Created.    A Participant’s participation in the Plan shall not be deemed to create a contractual relationship or any other form of obligation between the Participant and the Company, and shall not establish entitlement to any Award. Nothing contained in this Plan, and no action taken hereunder, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any executive, any beneficiary or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

13. No Employment Right; Tenure.    Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any individual and shall not be deemed to be consideration for, or a condition of, continued employment of any individual. A Participant’s right, if any, to serve the Company as a officer, employee or otherwise shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

14. Indemnification.    Each person who is or at any time serves as a member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Amended and Restated Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

15. No Assignment.    The right of any Participant, beneficiary, or other person to receive benefits under the Plan may not be assigned, transferred, pledged or encumbered, except for transfers by will or the laws of descent and distribution, nor shall any such right be subject to attachment or other legal process of whatever nature.

16. Payments to Incompetent Persons or Minors.    If the Company finds that any person to whom any payment is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a fully appointed guardian, committee or other legal representative) may be paid to the spouse, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expenses for the person who is otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment will serve to discharge any liability of the Company under this Plan to make payment to the person who is otherwise entitled to payment.

17. Withholding.    To the extent required by law, the Company shall withhold all federal, state or other income or payroll taxes from any payments made hereunder and shall furnish the recipient and the applicable governmental agency or agencies with such reports, statements or information as may be legally required in connection therewith.

18. Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

19. Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any specific assets of the Company or investments which the Company may make to aid in meeting its obligations under the plan. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

20. Compliance with Section 409A of the Code.    Although Awards are intended to be exempt from, or comply with, the requirements of Section 409A of the Code, and the Plan shall be interpreted accordingly, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with any cessation of such Participant’s employment with the Company or any Subsidiary constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

21. Amendments.    The Board may amend the Plan from time to time or suspend or terminate the Plan at any time, provided that any such amendment, suspension or termination shall be subject to stockholder approval if and to the extent required by applicable law, rule or regulation, or to ensure that compensation to a Covered Executive under the Plan will qualify as “performance-based compensation” under Section 162(m) of the Code.

22. Clawback Rules.    If a Participant is subject to the provisions of (i) Section 304 of the Sarbanes-Oxley Act of 2002 and/or (ii) any policies adopted by the Company in accordance with rules that may be promulgated by the Securities and Exchange Commission pursuant to Section 10D of the Securities Exchange Act of 1934, as amended (individually or collectively, the “Clawback Rules”), such Participant shall be bound by and must comply with all provisions and requirements of such Clawback Rules.

23. Governing Law.    This Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

EXHIBIT A

BUSINESS CRITERIA FOR CATEGORIES OF PERFORMANCE GOALS

A.	Corporate Performance Goals

Corporate Performance Goals will be based on one or more of the following business criteria: (i) gross, operating or net earnings before or after income taxes; (ii) earnings per share; (iii) Book Value per share; (iv) cash flow per share; (v) return on equity; (vi) return on investment; (vii) return on assets, employed assets or net assets; (viii) total stockholder return (expressed on a dollar or percentage basis); (ix) return on cash flow; (x) internal rate of return; (xi) cash flow return on investment; (xii) improvements in capital structure; (xiii) residual income; (xiv) gross income, profitability or net income, including gross margins; (xv) price of any Company security; (xvi) sales to customers (expressed on a dollar or percentage basis); (xvii) retention of customers (expressed on a dollar or percentage basis); (xviii) increase in the Company’s or a Subsidiary’s residential customer satisfaction ratings (based on a survey conducted by an independent third party) and reputation within service territories; (xix) economic value added (defined to mean net operating profit minus the cost of capital); (xx) market value added (defined to mean the difference between the market value of debt and equity, and economic book value); (xxi) market share; (xxii) level of expenses, including without limitation capital expenditures; (xxiii) combined ratio; (xxiv) payback period on investment; (xxv) net present value of investment; (xxvi) management recruitment and talent development; (xxvii) metrics regarding execution on business or operating initiatives, including without limitation securing approvals of electric transmission projects, completion of capital projects, the deployment of “Smart Grid” technology and related customer benefits and successful achievement of regulatory milestones; (xxviii) safety (including, for example, criteria relating to numbers of reported injuries, preventable accidents and vehicular accidents); (xxix) diversity (including, for example, presenting at and attending Company- or Subsidiary-sponsored diversity events, and expenditures made to minority-owned businesses); and (xxx) compliance with applicable electric service reliability metrics (including without limitation outage frequency, outage duration, frequency of momentary interruptions, average frequency of customer interruptions, and average number of momentary interruptions per customer).

B.	Business Unit Performance Goals

Business Unit Performance Goals will be based on one or more of the following business criteria: (i) environmental compliance; (ii) compliance with financial and regulatory controls; (iii) ethical behavior; (iv) workforce quality, as measured by, among other things, one or more of: diversity measures, talent and leadership development, succession management, workforce hiring, and employee satisfaction; and (v) one or more of business criteria set forth under clauses (i) through (xxx) above with respect to Corporate Performance Goals.

C.	Individual Performance Goals

Individual Performance Goals will be based on one or more individual performance measures related to the Company, any Subsidiary or the Company’s or Subsidiary’s business, which shall be measured solely in terms of quantitative targets related to the Company, any Subsidiary or the Company’s or Subsidiary’s businesses, including without limitation (i) one or more the business criteria set forth under clauses (i) through (xxx) above with respect to Corporate Performance Goals; (ii) one or more of the business criteria set forth under clauses (i) through (iv) above with respect to Business Unit Performance Goals; (iii) other objective transmission and distribution-related criteria; (iv) other customer service-related criteria, such as customer satisfaction, service levels and responsiveness; (v) bad debt collections, expenses or losses; (vi) budget achievement; (vii) risk management; and (viii) relative performance (as measured by the foregoing Performance Goals) against other individuals in similar companies operating in targeted areas.

Each of the foregoing Performance Goals may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company, its Subsidiaries or business units or the past or current performance of other companies (including industry or general market indices), or a combination of any of the foregoing, and may be applied at various organizational levels.

ANNEX C

PEPCO HOLDINGS, INC.

AUDIT COMMITTEE

Policy on the Approval of Services

Provided By the Independent Auditor

I.	Overview

Under the federal securities laws and the rules of the Securities and Exchange Commission (the “SEC”), the annual consolidated financial statements of Pepco Holdings, Inc. (the “Company”) and each of its subsidiaries that has a reporting obligation (a “Reporting Company”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be audited by an “independent” public accountant. Likewise, the quarterly financial statements of the Company and each Reporting Company must be reviewed by an “independent” public accountant.

Under SEC regulations, a public accountant is not “independent” if it provides certain specified non-audit services to an audit client. In addition, a public accountant will not qualify as “independent” unless (i) before the accountant is engaged to provide audit or non-audit services, the engagement is approved by the public company’s audit committee or (ii) the engagement to provide audit or non-audit services is pursuant to pre-approved policies and procedures established by the audit committee.

Under the Audit Committee Charter, the Audit Committee of the Company has sole authority (i) to retain and terminate the Company’s independent auditors, (ii) to pre-approve all audit engagement fees and terms and (iii) to pre-approve all significant audit-related relationships with the independent auditor. This Policy sets forth the policies and procedures adopted by the Audit Committee with respect to the engagement of the Company’s independent auditor to provide audit and non-audit services to the Company and its subsidiaries (as defined by Rule 1-02 (x) of SEC Regulation S-X).

The Audit Committee also serves as the audit committee for each subsidiary of the Company that is a Reporting Company for the purpose of approving audit and non-audit services to be provided by the independent auditor(s) of such Reporting Companies. In this capacity, the Audit Committee has determined that this Policy also shall govern the engagement of the independent auditor for each such Reporting Company.

II.	Statement of Principles

The Audit Committee recognizes the importance of maintaining the independence of its external auditor both in fact and appearance. In order to ensure that the independence of the Company’s external auditor is not, in the judgment of the Audit Committee, impaired by any other services that the external auditor may provide to the Company and its subsidiaries:

•

The Audit Committee shall approve in advance all services — both audit and permitted non-audit services — provided to the Company or any of its subsidiaries by the Company’s independent auditor in accordance with the procedures set forth in this Policy.

•

The Audit Committee shall not engage the Company’s independent auditor to provide to the Company or any of its subsidiaries any non-audit services that are unlawful under Section 10A of the Exchange Act or that would impair the independence of the Company’s independent auditor under the standards set forth in Rule 2-01 of SEC Regulation S-X (“Prohibited Non-Audit Services”).

III.	Approval of Annual Audit Services

The annual audit services provided to the Company and its subsidiaries by the Company’s independent auditor shall consist of:

•

The audit of the annual consolidated financial statements of the Company and each other Reporting Company and the other procedures required to be performed by the independent auditor to be able to form an opinion on the financial statements.

•	Review of the quarterly consolidated financial statements of the Company and each Reporting Company.

•	The attestation engagement for the independent auditor’s report on management’s statement on the effectiveness of the Company’s internal control over financial reports.

•

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings, including consents and comfort letters provided to underwriters, reviews of registration statements and prospectuses, and assistance in responding to SEC comment letters.

All such audit services must be approved annually by the Audit Committee following a review by the Audit Committee of the proposed terms and scope of the engagement and the projected fees. Any subsequent change of a material nature in the terms, scope or fees associated with such annual audit services shall be approved in advance by the Audit Committee.

Any additional audit services may be pre-approved annually at the Annual Meeting at which the annual audit services are approved. If not pre-approved, each additional annual audit service must be approved by the Audit Committee in advance on a case-by-case basis.

IV.	Approval of Audit-Related Services

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the financial statements of the Company and each Reporting Company, other than the annual audit services described in Section III above. Audit-related services may include, but are not limited to:

•	Employee benefit plan audits.

•	Due diligence related to mergers and acquisitions.

•	Accounting consultations and audits in connection with acquisitions.

•	Internal control reviews.

•	Attest services related to financial reporting that are not required by statute or regulation.

Audit-related services may be pre-approved annually at the meeting of the Audit Committee at which the annual audit services are approved. If not pre-approved, each audit-related service must be approved by the Audit Committee in advance on a case-by-case basis.

V.	Approval of Tax Services

Tax services consist of professional services rendered by the independent auditor to the Company or any of its subsidiaries for tax compliance, tax advice and tax planning. Tax services may be pre-approved annually at the meeting of the Audit Committee at which the annual audit services are approved. If not pre-approved, each tax service must be approved by the Audit Committee in advance on a case-by-case basis.

VI.	Approval of All Other Services

Any other services to be provided by the Company’s independent auditor, other than Prohibited Non-Audit Services, may be pre-approved annually at the meeting of the Audit Committee at which the annual audit services are approved. If not pre-approved, each such other service must be approved by the Audit Committee in advance on a case-by-case basis.

VII.	Procedures

At the meeting of the Audit Committee to select the independent auditor for the Company and each of the Reporting Companies, the Chief Financial Officer shall submit to the Audit Committee a list of the additional audit services, audit-related services, tax services and other services, if any, that the Company and the Related Companies wish to have pre-approved for the ensuing year. The list shall be accompanied by:

•

a written description (which may consist of or include a description furnished to the Company by the independent auditor) of the services to be provided in detail sufficient to enable the Audit Committee to make an informed decision with regard to each proposed service, and, to the extent determinable, an estimate provided by the independent auditor of the fees for each of the services; and

•

confirmation of the independent auditor that (i) it would not be unlawful under Section 10A of the Exchange Act for the independent auditor to provide the listed non-audit services to the Company or any of its subsidiaries and (B) none of the services, if provided by the independent auditor to the Company or any of its subsidiaries, would impair the independence of the auditor under the standards set forth in Rule 2-01 of SEC Regulation S-X.

If a type of non-audit service is pre-approved by the Audit Committee, and the Company or any of its subsidiaries subsequently engages the independent auditor to provide that service, the Company’s Chief Financial Officer shall report the engagement to the Audit Committee at its next regularly scheduled meeting.

VIII.	Delegation

The Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve, upon the receipt of the documentation referred to in Section VII above, on a case-by-case basis any non-audit service less than $1,000,000 of the types referred to in Sections IV, V and VI above (i.e. an audit-related, tax or other service) at any time other than at a meeting of the Audit Committee. The Chairman shall report any services so approved to the Audit Committee at its next regularly scheduled meeting. In no circumstances shall the responsibilities of the Audit Committee under this Policy be delegated to the management of the Company or any of its subsidiaries.

Printed on recycled paper.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25700

Attendance at the meeting is limited to stockholders.

ADMISSION TICKET - Bring this with you to the meeting.

As described in the Proxy Statement, cameras, camera phones, cell phones, recording equipment, electronic devices, computers,

large bags, briefcases and packages will not be permitted in the meeting room.

In order to be admitted to the meeting, you must present a valid form of government-issued picture identification, such as a driver’s license, that matches your name on this admission ticket.

Pepco Holdings, Inc.

2012 Annual Meeting

May 18, 2012 at 10:00 a.m.

701 Ninth Street, N.W.

Edison Place Conference Center

(second floor)

Washington, D.C. 20068

Pepco Holdings, Inc

PROXY

701 Ninth Street, N.W.

Washington, D.C. 20068

Annual Meeting of Stockholders - May 18, 2012

The undersigned hereby appoints JOSEPH M. RIGBY, ANTHONY J. KAMERICK AND KIRK J. EMGE, and each of them, proxies of the undersigned, with power of substitution, to attend the above Annual Meeting to be held on Friday, May 18, 2012 at 10:00 a.m. local time, at Pepco Holdings, Inc.’s principal offices, located at 701 Ninth Street, N.W., Edison Place Conference Center (second floor), Washington, D.C., and all adjournments and postponements thereof, and thereat to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present on matters set forth in the Proxy Statement and upon such other matters as may properly come before the Annual Meeting.

The proxy conferred hereby will be voted in accordance with the voting instructions given on the reverse side. If no instructions are given on any matter, the proxy conferred hereby will be voted FOR such matter, and in the discretion of the above-named proxy upon such other matters as may properly come before the Annual Meeting.

This Proxy is solicited on behalf of

the Board of Directors of Pepco Holdings, Inc.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

Pepco Holdings, Inc

May 18, 2012

PROXY VOTING INSTRUCTIONS

MAIL - Mark, sign, and date your proxy card and return it (so that it is received on or before 5:00 p.m. Eastern Time the day before the meeting date) in the postage-paid envelope we have provided or return it to: Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219-9821

- OR -

TELEPHONE - 1-800-PROXIES (1-800-776-9437) Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be given simple voting instructions to follow.

- OR -

INTERNET - www.voteproxy.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the Web site. You will be given simple voting instructions to obtain your records and to create an electronic voting instruction form.

COMPANY NUMBER

ACCOUNT NUMBER

ADMISSION TICKET on reverse side.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21230303030300000100 2

051812

Pepco Holdings, Inc.

C/O OPERATIONS CENTER, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219-9821

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1:

1. Election of 12 directors, each for a one-year term.

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

NOMINEES:

Jack B. Dunn, IV

Terence C. Golden

Patrick T. Harker

Frank O. Heintz

Barbara J. Krumsiek

George F. MacCormack

Lawrence C. Nussdorf

Patricia A. Oelrich

Joseph M. Rigby

Frank K. Ross

Pauline A. Schneider

Lester P. Silverman

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2: FOR AGAINST ABSTAIN

2. A proposal to approve, on an advisory basis, the Company’s executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3: FOR AGAINST ABSTAIN

3. A proposal to approve the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 4: FOR AGAINST ABSTAIN

4. A proposal to approve the performance goal criteria under the Pepco Holdings, Inc. Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 5: FOR AGAINST ABSTAIN

5. A proposal to approve the Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 6: FOR AGAINST ABSTAIN

6. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2012.

7. To transact such other business as may properly be brought before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Shares held in the Shareholder Dividend Reinvestment Plan are voted on this Proxy.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Stockholder Date:

Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25700

Attendance at the meeting is limited to stockholders.

ADMISSION TICKET - Bring this with you to the meeting.

As described in the Proxy Statement, cameras, camera phones, cell phones, recording equipment, electronic devices, computers,

large bags, briefcases and packages will not be permitted in the meeting room.

In order to be admitted to the meeting, you must present a valid form of government-issued picture identification, such as a driver’s license, that matches your name on this admission ticket.

Pepco Holdings, Inc.

2012 Annual Meeting

May 18, 2012 at 10:00 a.m.

701 Ninth Street, N.W.

Edison Place Conference Center

(second floor)

Washington, D.C. 20068

Pepco Holdings, Inc.

VOTING INSTRUCTION FORM

701 Ninth Street, N.W.

Washington, D.C. 20068

Annual Meeting of Stockholders - May 18, 2012

The undersigned hereby instructs the trustee(s) (collectively, the “Trustee”) of the Pepco Holdings, Inc. (the “Company”) Retirement Savings Plan (the “Plan”) to vote shares of the Company's Common Stock that are credited to the account(s) of the undersigned in the Plan (the “Plan Shares”) at the Company's 2012 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Friday, May 18, 2012 at 10:00 a.m. local time, at the principal offices of the Company, located at 701 Ninth Street, N.W., Edison Place Conference Center (second floor), Washington, D.C., and at all adjournments and postponements thereof, on matters set forth in the accompanying Proxy Statement and upon such other matters as may properly come before the Annual Meeting. If you are a current or former employee who is a participant in the Plan, then the number of shares printed on the enclosed instruction form represents the number of Plan Shares credited to your account(s). By completing, dating, signing and returning this instruction form, you will be providing the Trustee with instructions on how to vote the Plan Shares at the Annual Meeting. If you do not provide voting instructions for your Plan Shares as to any matter to be approved at the Annual Meeting, the Trustee will vote the Plan Shares in proportion to the voting instructions given on that matter by the other participants in the Plan.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

Pepco Holdings, Inc

May 18, 2012

PROXY VOTING INSTRUCTIONS

MAIL - Mark, sign, and date your instruction form and return it (so that it is received on or before 5:00 p.m. Eastern Time the day before the meeting date) in the postage-paid envelope we have provided or return it to: Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219-9821

- OR -

TELEPHONE - 1-800-PROXIES (1-800-776-9437) Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. Eastern Time the day before the meeting date. Have your instruction form in hand when you call. You will be given simple voting instructions to follow.

- OR -

INTERNET - www.voteproxy.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. Eastern Time the day before the meeting date. Have your instruction form in hand when you access the Web site. You will be given simple voting instructions to obtain your records and to create an electronic voting instruction form.

COMPANY NUMBER

ACCOUNT NUMBER

ADMISSION TICKET on reverse side.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21230303030300000100 2

051812

Pepco Holdings, Inc.

C/O OPERATIONS CENTER, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219-9821

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1:

1. Election of 12 directors, each for a one-year term.

NOMINEES:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

NOMINEES:

Jack B. Dunn, IV

Terence C. Golden

Patrick T. Harker

Frank O. Heintz

Barbara J. Krumsiek

George F. MacCormack

Lawrence C. Nussdorf

Patricia A. Oelrich

Joseph M. Rigby

Frank K. Ross

Pauline A. Schneider

Lester P. Silverman

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2: FOR AGAINST ABSTAIN

2. A proposal to approve, on an advisory basis, the Company's executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3: FOR AGAINST ABSTAIN

3. A proposal to approve the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 4: FOR AGAINST ABSTAIN

4. A proposal to approve the performance goal criteria under the Pepco Holdings, Inc. Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 5: FOR AGAINST ABSTAIN

5. A proposal to approve the Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 6: FOR AGAINST ABSTAIN

6. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2012.

7. To transact such other business as may properly be brought before the meeting.

THESE VOTING INSTRUCTIONS ARE VALID ONLY WHEN SIGNED AND DATED.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Plan Participant Date: Signature of Plan Participant Date:

Note: Please sign exactly as your name or names appear on this instruction form. If signing in capacity as beneficiary or executor, please give full title.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 18, 2012

PEPCO HOLDINGS, INC.

BROKER LOGO HERE

Return Address Line 1

Return Address Line 2

Return Address Line 3

51 MERCEDES WAY

EDGEWOOD NY 11717

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

1 OF 2

12

15

0000136025_1 R1.0.0.11699

Meeting Information

Meeting Type: Annual Meeting

For holders as of: March 23, 2012

Date: May 18, 2012 Time: 10:00 AM EDT

Location: 701 Ninth Street, N.W.

Edison Place Conference Center

Second Floor

Washington, D.C. 20068

You are receiving this communication because you hold shares in the above named company.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BARCODE

Broadridge Internal Use Only

Job #

Envelope #

Sequence #

# of # Sequence #

- Before You Vote -

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice, Proxy Statement & Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 06, 2012 to facilitate timely delivery.

- How To Vote -

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions.

Vote By Telephone: To vote now by telephone, call 1-800-454-8683. Please refer to the proposals and follow the instructions.

Vote By Mail: Mark, sign and date your voting form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Internal Use Only

0000136025_2 R1.0.0.11699

Voting items For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Jack B Dunn IV 02 Terence C Golden 03 Patrick T Harker 04 Frank O Heintz 05 Barbara J Krumsiek

06 George F MacCormack 07 Lawrence C Nussdorf 08 Patricia A Oelrich 09 Joseph M Rigby 10 Frank K Ross

11 Pauline A Schneider 12 Lester P Silverman

The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain

2. A proposal to approve, on an advisory basis, the Company’s executive compensation.

3. A proposal to approve the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan.

4. A proposal to approve the performance goal criteria under the Pepco Holdings, Inc. Long-Term Incentive Plan.

5. A proposal to approve the Pepco Holdings, Inc. Amended and Restated Annual Executive Incentive Compensation Plan.

6. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

BARCODE

0000136025_3 R1.0.0.11699

0000 0000 0000

Broadridge Internal Use Only

xxxxxxxxxx

xxxxxxxxxx

Cusip

Job #

Envelope #

Sequence #

# of # Sequence #

Non-Voting items

PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS

AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

Signature 1 - (Please sign on line) Signature 2 - (Joint Owners) Date - (Please print date)

Internal Use Only

0000136025_4 R1.0.0.11699

PEPCO HOLDINGS, INC. LONG-TERM INCENTIVE PLAN

1. Objective. The objective of this Plan is to increase shareholder value by providing a long-term incentive to reward officers and key employees of the Company and its Subsidiaries and directors of the Company, who are mainly responsible for the continued growth, development, and financial success of the Company and its Subsidiaries, for the profitable performance of the Company and its Subsidiaries. The Plan is also designed to permit the Company and its Subsidiaries to retain talented and motivated officers, key employees, and Directors and to increase their ownership of Company common stock.

2. Definitions. All singular terms defined in this Plan will include the plural and VICE VERSA. As used herein, the following terms will have the meaning specified below:

“Award” means, individually or collectively, Restricted Stock and Restricted Stock Units, Options, Performance Units, Stock Appreciation Rights, Dividend Equivalents, or Unrestricted Stock granted under this Plan.

“Base Salary” means the annual base rate of regular compensation of a Participant immediately before a Change in Control, or if greater, the highest annual such rate at any time during the 12-month period immediately preceding the Change in Control.

“Board” means the Board of Directors of the Company.

“Book Value” means the book value of a share of Stock determined in accordance with the Company’s regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised or granted as provided in Section 11.

“Change in Control” means a “change in control” as defined in the Pepco Holdings, Inc. Change-In-Control Severance Plan for Certain Executive Employees.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

“Committee” means either (i) the committee of the Board that has been assigned by the Board to administer the Plan and which shall consist solely of two or more directors, each of whom is (A) a “non-employee director” (as such term is defined in Rule 16b-3(b)(3) promulgated pursuant to Section 16 of the Exchange Act), or which otherwise shall meet any disinterested administration or other requirements of rules promulgated under Section 16 of the Exchange Act, and (B) an “outside director” (as such term is defined by Treas. Reg. (S)1.162-27(e)(3)), or which otherwise shall meet the administration or other requirements of regulations promulgated under Section 162(m) of the Code, in each case as in effect at the applicable time or on the Board in its entirety if it elects at any time, or from time to time, to assume responsibility for and perform any or all of the functions of the Committee as set forth in the Plan, except that the Board shall not perform any of the functions of the Committee as provided for in Section 7 of the Plan.

“Company” means Pepco Holdings, Inc., a Delaware corporation, or its successor, including any “New Company” as provided in Section 161.

“Date of Grant” means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

“Director” means a member of the Board/

“Disability” means the determination that a Participant is “disabled” under the disability plan of the Company or any of its Subsidiaries in which the Participant participates and, in the case of any Award that is subject to Section 409A of the Code and paid out upon Disability, the Participant is “disabled” under Section 409A of the Code.

“Dividend Equivalent” means an award granted under Section 12.

“Early Retirement” means retirement prior to the Normal Retirement Date.

“Earned Performance Award” means an actual award of a specified number of Performance Units (or shares of Restricted Stock or Restricted Stock Units, as the context requires) that the Committee has determined have been earned and are payable for, in the case of Restricted Stock, earned and with respect to which restrictions will lapse) for a particular Performance Period.

“Effective Date” has the meaning set forth in Section 3A.

“Eligible Employee” means any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section 5.

“Exchange Act* means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 11.

“Fair Market Value” means the average of the highest and lowest price at which the Stock was sold the regular way on the New York Stock Exchange Composite Transactions on a specified date.

“Good Reason means, without the express written consent of the Participant, the occurrence after a Change in Control of any of the following circumstances, provided that the Participant provides written notification of such circumstances to the Company (or, if applicable, Subsidiary) no later than ninety (90) days from the original occurrence of such circumstances and the Company (or Subsidiary) fails to fully correct such circumstances within thirty (30) days of receipt of such notification:

(i)	the assignment to the Participant of any duties inconsistent in any materially adverse respect with his or her position, authority, duties or responsibilities from those in effect immediately prior to the Change in Control;

(ii)	a material reduction in the Participant’s base compensation, as such term is used in Treas. Reg. §1.409A(n)(2), as in effect immediately before the Change-in-Control;

(iii)	a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report;

(iv)	a material diminution in the budget over which the Participant retains authority;

(v)	the Company’s (of, if applicable, Subsidiary’s) requiring the Participant to be based in any office or location more than 50 miles from that location at which he or she performed his or her services immediately prior to the occurrence of a Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities or

(vi)	any other action or inaction that constitutes a material breach by the Company (or Subsidiary) of the agreement under which the Participant provides services to the Company (or Subsidiary). “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

“Normal Retirement Date” is the earliest date as described in the Pension Plan when a Participant is entitled to an unreduced retirement benefit under such plan.

“Option” or “Stock Option” means either a nonqualified stock option or an Incentive Stock Option granted under Section 9.

“Option Period” or “Option Periods” means the period or periods during which an Option is exercisable as described in Section 9.

“Participant” means an employee of the Company or a Subsidiary or a Director who has been granted an Award under this Plan.

“Pension Plan” means the principal defined benefit pension plan of the Company or one of its Subsidiaries in which the Participant participates.

“Performance-Based” means that in determining the amount of a Restricted Stock Award or Restricted Stock Unit Award payout, the Committee will take into account the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof.

“Performance Period” means a period of time, established by the Committee at the time an Award is granted, during which corporate and/or individual performance is measured.

“Performance Unit” means a unit of measurement equivalent to such amount or measure as defined by the Committee which may include, but is not limited to, dollars, market value shares, or book value shares.

“Permitted Transferee” means (i) a spouse, child, step-child, grandchild or step-grandchild of the Participant (an “Immediate Family Member”), (ii) a trust the beneficiaries of which do not include any person other than the Participant and immediate family Members, (iii) a partnership (either general or limited) the partners of which do not include any person other than the Participant and Immediate Family Members (or corporations the shareholders of which do not include persons other than the Participant and Immediate Family Members), (iv) a corporation the shareholders of which do not include persons other than the Participant and Immediate Family Members, or (v) any other person or entity designated by the Committee as a Permitted Transferee.

“Plan” means the Pepco Holdings, Inc. Long-Term Incentive Plan, as set forth herein.

“Restricted Stock” means one or more shares of Stock granted under Section 8 that are subject to forfeiture it service-based or performance-based criteria established by the Committee are not achieved .

“Restricted Stock Unit” means a contractual right granted under Section 8 to receive an amount (payable in cash or Stock, as determined by the Committee) having a value that corresponds to the Fair Market Value of a share of Stock if service-based or performance-based criteria established by the Committee are achieved.

“Retirement” means retirement on or after the Normal Retirement Date (as determined in accordance with the provisions of the Pension Plan applicable to the Participant).

“Service-Based” means that in determining the amount of a Restricted Stock Award or Restricted Stock Unit payout, the Committee will take into account only the period of time that the Participant performed services for the Company or its Subsidiaries since the Date of Grant.

“Stock” means the common stock of the Company.

“Stock Appreciation Right” means an Award granted under Section 11.

“Subsidiary(ies)” means any corporation or other form of organization of which 20% or more of its outstanding voting sock or voting power is beneficially owned, directly or indirectly, by the Company.

“Target Performance Award” means a targeted award of a specified number of Performance Units (or shares of Restricted Stock or Restricted Stock Units, as the context requires) which may be earned and payable (or, in the case of Restricted Stock, earned and with respect to which restrictions will lapse) based upon the performance objectives for a particular Performance Period, all as determined by the Committee. The Target Performance Award will be a factor in the Committees ultimate determination of the Earned Performance Award.

“Termination” means resignation or discharge as a Director or resignation or discharge from employment with the Company or any of its Subsidiaries, except in the event of death, Disability, Retirement or Early Retirement.

“Unrestricted Stock” means an Award granted under Section 13.

3. Effective Date, Duration and Stockholder Approval.

A. Effective Date and Stockholder Approval. The Plan was originally effective on August 1, 20002 (herein referred to as the Effective Date). This restatement of the Plan is effective January 1, 2005.

B. Period for Grants of Awards. Awards may be made as provided herein for a period of ten years after the Effective Date.

C. Termination. The Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of the Plan have been settled.

4. Plan Administration.

A. Except as set forth in paragraph B of this Section 4 or as otherwise specifically provided herein, the Committee is the Plan administrator and has sole authority to determine all questions of interpretation and application of the Plan, the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated objective. Such determinations shall be final and not subject to further appeal.

B. Notwithstanding the provisions of paragraph A, the Board shall have the sole authority and discretion to modify the annual Option grant to Directors under Section 9A.

5. Eligibility. Each officer or key employee of the Company and its Subsidiaries (including offers or employees who are members of the Board, but excluding Directors who are not officers or employees of the Company or any Subsidiary) may be designated by the Committee as a Participant, from time to time, with respect to one or more Awards. In addition, Directors who are not officers or employees of the Company or any Subsidiary may be granted Options under Section 9 of the Plan. No officer or employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.

6. Grant of Awards And Limitation of Number of Shares Awarded. The Committee may, from time to time, grant Awards to one or more Eligible Employees and may grant awards in the form of non-qualified Stock Options to Directors who are not officers or employees of the Company or any Subsidiary, provided that (i) subject to any adjustment pursuant to Section 16H, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed 10,000,000 shares; (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate (except with respect to an Option that lapses due to the exercise of a related Stock Appreciation Right), the corresponding shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company, or Stock purchased on the open market (including private purchases).

7. Section 162(M) Compliance

A. Performance-Based Awards; Covered Executives. Notwithstanding any provisions herein to the contrary, with respect to any Award that is contingent upon the attainment of performance objectives, including, without limitation, Performance-Based Restricted Stock, Performance-Based Restricted Stock Units and Performance Units and is intended to comply with the requirements of Section 162(m) of the Code (for purposes of this Section 7, “Performance-Based Awards”), granted to an executive of the Company who, in the opinion of the Board or the Committee, for a given Performance Period is or is likely to be a “covered employee” within the meaning of Section 162(m) of the Code (for purposes of this Section 7, a “Covered Executive”), the Committee shall establish performance objectives (for purposes of this Section 7, “Performance Goals”) with respect to such Awards no later than the earlier of (i) 90 days after commencement of the Performance Period relating to the Performance-Based Award or (ii) the date on which 25% of the Performance Period relating to the Performance-Based Award will have elapsed.

B. Performance Criteria. Performance Goals, in the sole discretion of the Committee, may be based on one or more business criteria that relate to the individual, groups of individuals, a product or service line, business unit division or Subsidiary of the Company or the Company as a whole, individually or in any combination (each of which business criteria may be relative to a specified goal, to historical performance of the Company or a product or service line, business unit, division or Subsidiary thereof, or to the performance of any other corporation or group of corporations or a product or service line, business unit, division or Subsidiary thereof). Performance Goals will be based on one or more of the following criteria: (i) gross, operating or not earnings before or after income taxes; (ii) earnings per share; (iii) book value per share; (iv) cash flow per share; (v) return on equity, (vi) return on investment; (vii) return on assets, employed assets or net assets; (viii) total stockholder return (expressed on a dollar or percentage basis); (ix) return on cash flow; (x) internal rate of return; (xi) cash flow return on investment; (xii) improvements in capital structure; (xiii) residual income; (xiv) gross income, profitability or net income; (xv) price of any Company security; (xvi) sales to customers (expressed on a dollar or percentage basis); (xvii) retention of customers (expressed on a dollar or percentage basis); (xviii) increase in the Company’s or a Subsidiary’s customer satisfaction ratings (based on a survey conducted by an independent third party); (xix) economic value added (defined to mean net operating profit minus the cost of capital); (xx) market value added (defined to mean the difference between the market value of debt and equity; and economic book value); (xxi) market share; (xxii) level of expenses; (xxiii) combined ratio; (xxiv) payback period on investment and (xxv) net present value of investment.

C. Certification; Maximum Award and Committee Discretion. The Committee shall certify the satisfaction of the foregoing Performance Goals prior to the payment of a Performance-Based Award. No Performance-Based Award with respect to any Covered Executive shall exceed $3,000,000 (either in cash or in Fair Market Value of Stock as determined on the Date of Grant, as appropriate to a given type of Award) for any three-year period. The Committee, in its sole discretion, may reduce (but not increase) the amount of any

Performance-Based Award determined to be payable to a Covered Executive. No Covered Executive may receive more than 5,000,000 in the aggregate of Options, Stock Appreciation Rights, shares of Performance-Based Restricted Stock, and Performance-Based Restricted Stock Units for the ten-year period during which Awards may be made pursuant to Section 3B hereof.

D. Deferral of Payment. Regardless of whether provided for in or in conjunction with the grant of the Award, the Committee, in its sole discretion, may defer payment of a Participant’s benefit under this Plan if and to the extent that the sum of the Participant’s Plan benefit, plus all other compensation paid or payable to the Participant for the fiscal year in which the Plan benefit would otherwise be paid exceeds the maximum amount of compensation that the Company may deduct under Section 162(m) of the Code with respect to the Participant for the year. If deferred by the Committee, such Award benefit shall be paid in the first fiscal year of the Company in which the sum of the Participant’s Plan benefit and all other compensation paid or payable to the Participant does not exceed the maximum amount of compensation deductible by the Company under Section 162(m), provided, however, that if the Award is subject to Section 409A of the Code, payment will be deferred under this Section 7D, unless the Committee provides otherwise in the Award agreement.

8. Restricted Stock and Restricted Stock Unit Awards.

A. Grants of Restricted Stock and Restricted Stock Units. One or more shares of Restricted Stock or Restricted Stock Units may be granted to any Eligible Employee. The Restricted Stock or Restricted Stock Units will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant and shall be in the form of either Service-Based Awards or Performance-Based Awards as described in Paragraph B.

Restricted Stock will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge, or hypothecation of the Restricted Stock until the expiration of the restriction period. Upon issuance to the Participant of the Restricted Stock, the Participant will have the right to vote the shares of Restricted Stock, and unless otherwise provided in the Award agreement, to receive the cash dividends distributable with respect to such shares. If the Committee directs that dividends shall not be paid currently and instead shall be accumulated, the payment of such dividends to the Participant shall be made at such times, and in such form and manner, as satisfies the requirements of Section 409A of the Code.

A Restricted Stock Unit is a contractual right and no Stock is issued to the Participant on the Date of Grant. A Restricted Stock Unit shall not entitle the holder to receive dividends or to exercise any rights of a holder of Stock (although the Committee, in its discretion, may award Dividend Equivalents to the holder under Section 12).

The Committee may also impose such other restrictions and conditions on the Restricted Stock and Restricted Stock Units as it deems appropriate.

B. Service-Based Award.

i. Restriction Period. At the time a Service-Based award of Restricted Stock or Restricted Stock Units is granted, the Committee will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each award of Restricted Stock or Restricted Stock Units may have a different restriction period, at the discretion of the Committee.

ii. Forfeiture or Payout of Award. In the event a participant ceases employment during a restriction period, a Restricted Stock Award or Restricted Stock Unit Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination—the Restricted Stock Award or Restricted Stock Unit Award is completely forfeited; (b) Retirement, Disability or death—payout of the Restricted Stock Award or Restricted Stock Unit Award is prorated for service during the period; or (c) Early Retirement—if at the Participant’s request, the payout or forfeiture of to Restricted Stock Award or Restricted Stock Unit Award is determined at the discretion of the Committee, or if at the Company’s request, payout of the Restricted Stock Award or Restricted Stock Unit Award is prorated for service during the period; provided, however, that the Committee may modify, in the case of clause (b) and (c), the above if it determines in its sole discretion that special circumstances warrant such modification.

Any shares of Restricted Stock that are forfeited will be transferred by the Participant to the Company.

Upon completion of the restriction period applicable to a Restricted Stock Award, all restrictions will expire and a new certificate or certificates representing the number of Shares as to which the restriction has expired will be issued to the Participant without the restrictive legend described in Section 8A.

C. Performance-Based Award,

i. Restriction Period. At the time a Performance-Based award of Restricted Stock or Restricted Stock Units is granted, the Committee will establish a restriction period applicable to such Award that will be not less than one year and not more than ten years. Each award of Restricted Stock or Restricted Stock Units may have a different restriction period, at the discretion of the Committee. The Committee will also establish a Performance Period.

ii. Performance Objectives. The Committee will determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant’s Target Performance Award and the number of shares of Restricted Stock or Restricted Stock Units for each Target Performance Award that will be issued on the Date of Grant. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Committee deems appropriate, which may include, but not be limited to, the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to, Performance-Based Restricted Stock Awards and Restricted Stock Unit Awards for which different Performance Periods are prescribed.

If, during the course of a Performance Period, significant events occur as determined in the sole discretion of the Committee, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective, provided, however, that with respect to an Award subject to Section 7, no adjustment will be made that would prevent the Award from satisfying the requirements of Section 162(m) of the Code.

iii. Forfeiture or Payout of Award. As soon as practicable after the end of each Performance Period, the Committee will determine whether the performance objectives and other material terms of the Award were satisfied. The Committee’s determination of all such matters will be final and conclusive.

As soon as practicable after the later of (i) the date the Committee makes the above determination or (ii) the completion of the restriction period, the Committee will determine the Earned Performance Award for each Participant. Such determination may result in forfeiture of all or some shares of Restricted Stock or Restricted Stock Units (if Target Performance Award performance objectives were not attained), or an increase in the amount of the award (if Target Performance Award performance objectives were exceeded), and will be based upon such factors as the Committee determines in its sole discretion, but including the Target Performance Award performance objectives.

In the event a Participant ceases employment during a restriction period, the Restricted Stock Award or Restricted Stock Unit Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination—the Restricted Stock Award or Restricted Stock Unit Award is completely forfeited; (b) Retirement, Disability or death—payout of the Restricted Stock Award or Restricted Stock Unit Award is prorated taking into account factors including, but not limited to, service during the period and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) Early Retirement—if at the Participant’s request, the payout or forfeiture of the Restricted Stock Award or Restricted Stock Unit Award is determined at the discretion of the Committee, or if at the Company’s request, payout of the Restricted Stock Award or Restricted Stock Unit Award is prorated taking into account factors including, but not limited to, service during the period and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that, in the case of (b) and (c), the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

Any shares of Restricted Stock that are forfeited shall be transferred by the Participant to the Company.

With respect to shares of Restricted Stock which are earned, a new certificate or certificates will be issued to the Participant without the restrictive legend described in Section 8A. A certificate or certificates will also be issued for additional Stock, if any, awarded to the Participant because Target Performance Award performance objectives were exceeded.

With respect to Restricted Stock Units which are earned, a payment will be made to the Participant in cash, Stock or a combination thereof, as determined by the Committee in its sole discretion. Unless the Committee provides otherwise in an Award agreement, such payment shall be made in full to the Participant no later than the 15th day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee provides in an Award agreement that a Restricted Stock Unit is intended to be subject to Section 409A of the Code, the Award agreement will include terms that are designed to satisfy the requirements of Section 409A.

D. Waiver of Section 83(B) Election. Unless otherwise directed by the Committee, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.

9. Stock Options.

A. Grants of Options. One or more Options may be granted to any Eligible Employee or Director, without the payment of consideration by the Participant. In addition, unless prospectively modified by the Board, each year each director who is not an officer or employee of the Company or any Subsidiary will receive on or about May 1, commencing after the Effective Date, a non-qualified Stock Option to purchase 1,000 shares of Stock.

B. Stock Option Agreement. Each Option granted under the Plan will be evidenced by a “Stock Option Agreement” between the Company and the Participant containing provisions determined by the Committee, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Committee at the Date of Grant; provided, however, that each Stock Option Agreement with respect to an Incentive Stock Option must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every share of Stock purchased through the exercise of an Option will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant’s purchase of the Stock to which the Option relates, (b) the Participant’s exercise of a related Stock Appreciation Right or (c) the lapse of the Option; (iv) Options will not be transferable by to Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative; and (v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any previously granted Option to be immediately exercisable. A Participant to whom an Incentive Stock Option is granted must be an employee of the Company or of a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the voting interest within the meaning of Section 424(f) of the Code.

C. Option Price. The Option price per share of Stock will be set by the Committee at the time of the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

D. Form of Payment. At the time of the exercise of the Option, the Option price will be payable in cash or, if permitted by the Committee, in other shares of Stock or in a combination of cash and other shares of Stock in a form and manner as required by the

Committee in its sole discretion; provided that any shares of Stock used in full or partial payment of the Option price shall have been held by the Participant for a period of at least six months. When Stock is used in full or partial payment of the Option price, it will be valued at the Fair Market Value on the date the Option is exercised.

E. Other Terms and Conditions. The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed ten years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full of the Option Price. Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time.

F. Lapse of Option. An Option will lapse upon the earlier of: (i) ten years from the Date of Grant, or (ii) at the expiration of the Option Period. If the Participant ceases employment or ceases to be a Director within the Option Period and prior to the lapse of the Option, the Option will lapse as follows: (a) Termination—the Option will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability—the Option will lapse at the expiration of the Option Period; provided, however, that the Committee may modify the consequences of this clause (b) if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Option Period and prior to the lapse of the Option, the Option will lapse at the expiration of the Option Period, unless it is exercised before such time by the Participants legal representative(s) or by the person(s) entitled to do so under the Participant’s Will or, if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person(s) entitled to receive the Option under the applicable laws of descent and distribution, provided, however, that the Committee may modify the above if it determines in its full discretion that special circumstances warrant such modification.

G. Individual Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

10. Performance Units.

A. Performance Units. One or more Performance Units may be earned by an Eligible Employee based on the achievement of preestablished performance objectives during a Performance Period.

B. Performance Period and Performance Objectives. The Committee will determine a Performance Period and will determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant’s Target Performance Award and the number of Performance Units subject to each Target Performance Award. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Committee deems appropriate, which may include, but not be limited to, the performance of the Participant, the Company, one or more subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

If during the course of a Performance Period significant events occur as determined in the sole discretion of the Committee that the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective, provided, however, that with respect to an Award subject to Section 7, no adjustment will be made that would prevent the Award from satisfying the requirements of Section 162(m) of the Code.

C. Forfeiture or Payout of Award. As soon as practicable after the end of each Perforce Period, the Committee will determine whether the performance objectives and other material terms of the Award were satisfied. The Committee’s determination of all such matters will be final and conclusive.

As soon as practicable after the date the Committee makes the above determination, the Committee will determine the Earned Performance Award for each Participant. Such determination may result in an increase or decrease in the number of Performance Units payable based upon such Participant’s Target Performance Award, and will be based upon such factors as the Committee determines in its sole discretion, but including the Target Performance Award performance objectives.

In the event a Participant ceases employment during a Performance Period, the Performance Unit Award is subject to forfeiture or payout as follows: (a) Termination—the Performance Unit Award is completely forfeited; (b) Retirement, Disability or death—payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) Early Retirement—if at the Participant’s request, the payout or forfeiture of the Performance Unit Award is determined at the discretion of the Committee, or if at the Company’s request, payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

D. Form and Timing of Payment. Each Performance Unit is payable in cash or shares of Stock or in a combination of cash and Stock, as determined by the Committee in its sole discretion. Such payment will be made, except if otherwise specified in the Award agreement, no later than the 15th day of the third month after the end of the first calendar year in which the Performance Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee provides in an Award agreement that a Performance Unit is intended to be subject to Section 409A of the Code, the Award agreement will include terms that are designed to satisfy the requirements of Section 409A.

11. Stock Appreciation Rights.

A. Grants of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Committee may impose.

B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates will not be exercisable during the six months following their respective Dates of Grant except in the event of the Participant’s Disability or death. A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the grant. Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

C. Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

D. Payment. An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of the Fair Market Value of one share of Stock on the trading day preceding the date of exercise over the Option price, times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of the Fair Market Value of one share of Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised over the Fair Market Value of one share of Stock on the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

The Committee may direct the payment in settlement of the Stock Appreciation Right to be in cash or Stock or a combination thereof. Alternatively, the Committee may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been cancelled.

E. Nontransferable. A Stock Appreciation Right will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

F. Lapse of a Stock Appreciation Right. A Stock Appreciation Right will lapse upon the earlier of: (i) ten years from the Date of Grant; or (ii) at the expiration of the Exercise Period. If the Participant ceases employment within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Termination—the Stock Appreciation Right will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability—the Stock Appreciation Right will lapse at the expiration of the Exercise Period; provided, however, that the Committee may modify the consequences of this clause (b) if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse at the expiration of the Exercise Period, unless it is exercised before such time by the Participant’s legal representative(s) or by the person(s) entitled to do so under the Participant’s Will or, if the Participant fails to make testamentary disposition of the Stock Appreciation Right or dies intestate, by the person(s) entitled to receive the Stock Appreciation Right under the applicable laws of descent and distribution, provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

12. Dividend Equivalents.

A. Grants of Dividend Equivalents. Dividend Equivalents may be granted under the Plan in conjunction with an Option or a separately awarded Stock Appreciation Right, at the Date of Grant or by amendment, without consideration, by the Participant. Dividend Equivalents may also be granted under the Plan in conjunction with Restricted Stock Awards, Restricted Stock Unit Awards or Performance Units, at any time during the Performance Period, without consideration by the Participant. Dividend Equivalents may be granted under a Performance-Based Restricted Stock Award in conjunction with additional shares of Stock issued if Target Performance Award performance objectives are exceeded. In each such case, the granting of Dividend Equivalents in conjunction with an Award that is intended to satisfy the requirements of Section 162(m) of the Code shall be subject to such limitations or requirements as are necessary to prevent the Award from failing to satisfy such requirements.

B. Payment. Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 12D. The Committee, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Committee.

C. Nontransferable. A Dividend Equivalent will not be transferable by the Participant.

D. Lapse of a Dividend Equivalent. Each Dividend Equivalent will lapse on the earlier of (i) the date of the lapse of the related Option or Stock Appreciation Right; (ii) the date of the exercise of the related Option or Stock Appreciation Right; (iii) the end of the Performance Period (or, if earlier, the date the Participant ceases employment) of the related Performance Units, Performance Based Restricted Stock Award or Performance-Based Restricted Stock Unit Award; or (iv) the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

13. Unrestricted Stock

One or more shares of Unrestricted Stock may be granted to an Eligible Employee. Shares of Unrestricted Stock so issued shall not be subject to any restriction on sale or other transfer by the Participant other than any restrictions that may be required by law.

14. Accelerated Award Payout/Exercise.

A. Change in Control. Notwithstanding anything in this Plan document to the contrary, a Participant is entitled to an accelerated payout or accelerated Option Period or Exercise Period (as set forth in Section 14B) with respect to any previously granted Award if the Participant is terminated as an employee or Director or terminates for Good Reason within 12 months following a Change in Control.

B. Amount of Award Subject to Accelerated Payout/Option Period/Exercise Period. The amount of a Participant’s previously granted Award that will be paid or exercisable upon the happening of a change in control will be determined as follows:

Restricted Stock Awards. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Restricted Stock that were issued on the Date of Grant, prorated based on the number of months of the restriction period that have elapsed as of the payout date. Also, with respect to Performance-Based Restricted Stock Awards, in determining the amount of the payout, target award level achievement will be assumed.

Stock Option Awards and Stock Appreciation Rights. Any previously granted Stock Option Awards or Stock Appreciation Rights will be immediately exercisable.

Performance Units. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of Performance Units subject to the Target Performance Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that target award level was achieved.

C. Timing of Accelerated Payout/Option Period/Exercise Period. The accelerated payout set forth in Section 14B will be made within 30 days after the date of the Participant’s termination, except as provided below. The accelerated Option Period/Exercise Period set forth in Section 13B will begin on the date of the Participant’s termination. If the original Award provided for a payout in Stock, any accelerated payout set forth in Section 14B will be made in Stock. With respect to any compensation that is subject to Section 409A of the Code, the accelerated payout set forth in Section 14B will not be paid until the Participant separates from service, within the meaning of Section 409A, and, in the case of Participant who is a “specified employee” (as determined under Section 409A(a)(2)(B) of the Code), any payment that would otherwise be made under Section 14B within six months after the Participant’s separation from employment will be paid in the seventh month following the Participant’s separation.

15. Amendment of Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan, in whole or in part, as it shall determine in its sole discretion; provided that no such action shall, without the consent of the Participant to whom any Award was previously granted, adversely affect the rights of such Participant concerning such Award, except to the extent that such termination, suspension, or amendment of the Plan or the Award (i) is required by law (including as required to comply with Section 409A of the Code) or (ii) is deemed by the Board necessary in order to comply with the requirements of Section 162(m) of the Code or Rule 16b-3 under the Exchange Act.

16. Miscellaneous Provisions,

A. Nontransferability. No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except:

(i) to the extent specifically mandated and directed by applicable state or federal statute,

(ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding, and

(iii) if requested by the Participant, and approved by the Committee, a Participant may transfer a Stock Option (other than an Incentive Stock Option) for no consideration to a Permitted Transferee, subject to such terms and condition as the Committee may impose.

B. No Employment Right. Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

C. Tax Withholding. The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary. Subject to compliance with any requirements of applicable law, the Committee may permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Stock satisfied through the payment of cash by the Participant to the Company or a Subsidiary, the retention by the Company or a Subsidiary of shares of Stock, or delivery of previously owned shares of the Participant’s Stock having a Fair Market Value equal to the withholding amount. Any fractional share of Common Stock required to satisfy such withholding obligations shall be disregarded and the amount due shall be paid in cash by the Participant.

D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (“Act”), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan is issued under circumstances that are designed to exempt the transaction from registration under the Act, the Company may restrict the transfer of the Stock in such manner as it deems advisable to ensure such exempt status.

F. Indemnification. Each person who is or at any time serves as a member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be indemnified and hold harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Certificate of incorporation or Bylaws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

G. Reliance on Reports. Each member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee (or their delegates) be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

H. Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants and in the aggregate number of shares of Stock which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

I. Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of the Company under this Plan.

J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

K. Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

L. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

M. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

N. Deferred Payment. The Committee, in its discretion, may permit a Participant to deter the payment of an Award that would otherwise be made under this Plan, provided, however, that no deferral election will be offered if such deferral election or the offer of such deferral election would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A. Any election to defer payment of an Award shall be made under the Pepco Holdings, Inc. Executive and Director Deferred Compensation Plan, or any successor plan.

0. No Guarantee of Favorable TV Treatment. Although the Committee intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

IN WITNESS THEREOF, the Company has caused this Plan to be signed this 3rd day of November, 2008 which version reflects all modifications made to the Plan through such date of execution.

ATTEST		Pepco Holdings, Inc.

By:	/s/ ELLEN S. ROGERS	/s/ D. R. WRAASE
	Corporate Secretary	Chief Executive Officer